Exhibit 4.1

VOLKSWAGEN AUTO LEASE TRUST 2024-A

5.516% Auto Lease Asset Backed Notes, Class A-1

5.40% Auto Lease Asset Backed Notes, Class A-2-A

SOFR Rate + 0.47% Auto Lease Asset Backed Notes, Class A-2-B

5.21% Auto Lease Asset Backed Notes, Class A-3

5.20% Auto Lease Asset Backed Notes, Class A-4

Citibank, N.A.,
as Indenture Trustee,

and

VOLKSWAGEN AUTO LEASE TRUST 2024-A,
as Issuer

INDENTURE

Dated as of March 27, 2024

TRUST INDENTURE ACT CROSS-REFERENCE CHART
(this chart is not a part of this Indenture)

TIA Section	Indenture Reference

310(a)(1)	6.8, 6.11
310(a)(2)	6.8, 6.11
310(a)(3)	6.10(b)
310(a)(4)	Not applicable
310(a)(5)	6.11
310(b)	6.11
310(c)	Not applicable
311(a)	6.15
311(b)	6.15
311(c)	Not applicable
312(a)	7.1, 7.2(a)
312(b)	7.2(b)
312(c)	7.2(c)
313(a)	7.3
313(b)	7.3
313(c)	7.3
313(d)	7.3
314(a)	3.9
314(b)	3.6
314(c)(1)	11.1(a)
314(c)(2)	11.1(a)
314(c)(3)	11.1(a)
314(d)	11.1(b)
314(e)	11.1(a)
315(a)	6.1(b)
315(b)	6.5
315(c)	6.1(a)
315(d)	6.1(c)
315(d)(1)	6.1(b), 6.1(c)(i)
315(d)(2)	6.1(c)(ii)
315(d)(3)	6.1(c)(iii)
315(e)	5.13
316(a)(1)(A)	5.11
316(a)(1)(B)	5.12
316(a)(2)	Not Applicable
316(b)	5.7
316(c)	5.6(b)
317(a)(1)	5.3(a), 5.3(b)
317(a)(2)	5.3(d)
317(b)	3.3
318(a)	11.17

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(continued)

(continued)

(continued)

SCHEDULE I	PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS
Schedule II	Notice Addresses
EXHIBIT A	FORM OF NOTE
EXHIBIT B	SERVICING CRITERIA TO BE ADDRESSED IN INDENTURE TRUSTEE’S ASSESSMENT OF COMPLIANCE
EXHIBIT C	FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION
APPENDIX A	DEFINITIONS

v

THIS INDENTURE, dated as of March 27, 2024 (as amended, modified or supplemented from time to time, this “Indenture”), is between VOLKSWAGEN AUTO LEASE TRUST 2024-A, a Delaware statutory trust (the “Issuer”), and Citibank, N.A., a national banking association, as indenture trustee (the “Indenture Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Issuer’s 5.516% Auto Lease Asset Backed Notes, Class A-1 (the “Class A-1 Notes”), 5.40% Auto Lease Asset Backed Notes, Class A-2-A (the “Class A-2-A Notes”), SOFR Rate + 0.47% Auto Lease Asset Backed Notes, Class A-2-B (the “Class A-2-B Notes” and, together with the Class A-2-A Notes, the “Class A-2 Notes”), 5.21% Auto Lease Asset Backed Notes, Class A-3 (the “Class A-3 Notes”) and 5.20% Auto Lease Asset Backed Notes, Class A-4 (the “Class A-4 Notes” and, together with the Class A-1 Notes, the Class A-2 Notes and the Class A-3 Notes, the “Notes”).

GRANTING CLAUSE

The Issuer, to secure the payment of principal of and interest on, and any other amounts owing in respect of, the Notes equally and ratably without prejudice, priority or distinction except as set forth herein, and to secure compliance with the provisions of this Indenture, hereby Grants in trust to the Indenture Trustee on the Closing Date, as trustee for the benefit of the Noteholders, all of the Issuer’s right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Trust Estate and (ii) all present and future claims, demands, causes and choses in action in respect of any or all of the Trust Estate and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the Trust Estate, including all proceeds of the conversion, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments, securities, financial assets and other property that at any time constitute all or part of or are included in the proceeds of any of the Trust Estate (collectively, the “Collateral”).

The Indenture Trustee, on behalf of the Noteholders, acknowledges the foregoing Grant, accepts the trusts under this Indenture in accordance with the provisions of this Indenture and agrees to perform its duties required in this Indenture.

Without limiting the foregoing Grant, any Unit the beneficial interest in which was reallocated from the Transaction SUBI Portfolio to the UTI Portfolio pursuant to Section 2.3 of the SUBI Sale Agreement or Section 7.12 of the Transaction SUBI Servicing Supplement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by VCI of the related Securitization Value for such Unit.

ARTICLE I

DEFINITIONS

Section 1.1           Definitions. Capitalized terms used herein that are not otherwise defined herein shall have the meanings ascribed thereto in Appendix A hereto.

Section 1.2           Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Noteholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Indenture Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.3           Interpretive Provisions.

(a)            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Indenture include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein”, “hereof” and the like shall refer to this Indenture as a whole and not to any particular part, Article or Section within this Indenture, (iii) the term “include” and all variations thereof shall mean include without limitation, (iv) the term “proceeds” shall have the meaning set forth in the applicable UCC, (v) except as otherwise expressly provided herein, references to any law or regulation refer to that law or regulation as amended from time to time and include any successor law or regulation and (vi) references to any Person include that Person’s successors and assigns.

(b)            As used in this Indenture and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Indenture or in any such certificate or other document, and accounting terms partly defined in this Indenture or in any such certificate or other document to the extent not defined, shall have the respective meanings given to them under GAAP. To the extent that the definitions of accounting terms in this Indenture or in any such certificate or other document are inconsistent with the meanings of such terms under GAAP, the definitions contained in this Indenture or in any such certificate or other document shall control.

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ARTICLE II

THE NOTES

Section 2.1           Form. The Notes, together with the Indenture Trustee’s certificate of authentication, shall be in substantially the form set forth in Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of such Note.

The terms of the Notes set forth in Exhibit A hereto are part of the terms of this Indenture.

Section 2.2           Execution, Authentication and Delivery. The Notes shall be executed by the Owner Trustee on behalf of the Issuer by any of its Authorized Officers. The signature of any Authorized Officer of the Owner Trustee on the Notes may be manual or electronic. Notes bearing the manual or electronic signature of individuals who were at any time Authorized Officers of the Owner Trustee shall bind the Issuer, notwithstanding that any such individuals have ceased to hold such offices prior to the authentication and delivery of such Notes or did not hold such offices at the date of such Notes.

The Indenture Trustee shall, upon Issuer Order, authenticate and deliver for original issue the following aggregate principal amounts of the Notes: (i) $258,000,000 of Class A-1 Notes, (ii) $289,500,000 of Class A-2-A Notes, (iii) $289,500,000 of Class A 2-B Notes, (iv) $579,000,000 of Class A-3 Notes and (v) $84,000,000 of Class A-4 Notes. The aggregate principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes and Class A-4 Notes outstanding at any time may not exceed such respective amounts, except as provided in Section 2.5.

Each Note shall be dated the date of its authentication. The Notes shall be issuable as registered notes in book-entry form in minimum denominations of $1,000 and in integral multiples of $1,000 in excess thereof; provided, however, that on the Closing Date, one Class A-1 Note, one Class A-2-A Note, one Class A-2-B Note, one Class A-3 Note and one Class A-4 Note may be issued in a denomination other than an integral multiple of $1,000 that includes any remaining portion of the Initial Class A-1 Note Balance, the Initial Class A-2-A Note Balance, the Initial Class A-2-B Note Balance, the Initial Class A-3 Note Balance and the Initial Class A-4 Note Balance, respectively.

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No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Indenture Trustee by the manual or electronic signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 2.3           Temporary Notes. Pending the preparation of Definitive Notes, the Issuer may execute and upon receipt of an Issuer Order, the Indenture Trustee shall authenticate and deliver, temporary Notes that are printed, lithographed, typewritten, mimeographed or otherwise produced, substantially of the tenor of the Definitive Notes in lieu of which they are issued and with such variations not inconsistent with the terms of this Indenture as the officers executing such Notes may determine, as evidenced by their execution of such Notes.

If temporary Notes are issued, the Issuer shall cause Definitive Notes to be prepared without unreasonable delay. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of such temporary Notes at the office or agency of the Issuer to be maintained as provided in Section 3.2, without charge to the related Noteholder. Upon surrender for cancellation of any one or more temporary Notes, the Issuer shall execute and the Indenture Trustee shall authenticate and deliver in exchange therefor, a like principal amount of Definitive Notes of authorized denominations. Until so exchanged, such temporary Notes shall in all respects be entitled to the same benefits under this Indenture as Definitive Notes.

Section 2.4           Registration; Registration of Transfer and Exchange. The Issuer shall cause to be kept a register (the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer shall provide for the registration of Notes and the registration of transfers of Notes. The Indenture Trustee is hereby appointed the “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. Upon any resignation of any Note Registrar, the Issuer shall promptly appoint a successor or, if it elects not to make such an appointment, assume the duties of Note Registrar.

If a Person other than the Indenture Trustee is appointed by the Issuer as Note Registrar, the Issuer shall give the Indenture Trustee prompt written notice of such appointment and the location, and any change in such location, of the Note Register, and the Indenture Trustee shall have the right to inspect the Note Register at all reasonable times and to obtain copies thereof, and the Indenture Trustee shall have the right to rely upon a certificate executed on behalf of the Note Registrar by an Authorized Officer of the Note Registrar as to the names and addresses of the Noteholders and the principal amounts and number of such Notes.

Upon surrender for registration of transfer of any Note at the office or agency of the Issuer to be maintained as provided in Section 3.2, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute and the Indenture Trustee shall authenticate and the related Noteholder shall obtain from the Indenture Trustee, in the name of the designated transferee, one or more new Notes in any authorized denominations, of the same Class and a like aggregate outstanding principal amount.

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At the option of the related Noteholder, Notes may be exchanged for other Notes in any authorized denominations, of the same Class and a like aggregate outstanding principal amount, upon surrender of such Notes at such office or agency. Whenever any Notes are so surrendered for exchange, if the requirements of Section 8-401 of the UCC are met, the Issuer shall execute, the Indenture Trustee shall authenticate and the Noteholder shall obtain from the Indenture Trustee the Notes that the Noteholder making such exchange is entitled to receive.

Every Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form and substance satisfactory to the Issuer and the Indenture Trustee, duly executed by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

All Notes issued upon any registration of transfer or exchange of Notes shall be the valid obligations of the Issuer, evidencing the same debt and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Noteholder for any registration of transfer or exchange of Notes, but the Indenture Trustee or Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 2.3 or 9.5 not involving any transfer.

By acquiring a Note (or any interest therein), each purchaser or transferee (and its fiduciary, if applicable) is deemed to represent and warrant that either (a) it is not acquiring the Note (or any interest therein) with the assets of a Benefit Plan or any plan or retirement arrangement subject to a law that is substantially similar to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”); or (b)(i) the Note has an investment grade rating from at least one nationally recognized statistical rating organization at the time of purchase or transfer and (ii) its acquisition, holding and disposition of the Note (or any interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

The preceding provisions of this Section notwithstanding, the Issuer shall not be required to make, and the Note Registrar need not register, transfers or exchanges of any Note (i) selected for redemption or (ii) for a period of 15 days preceding the due date for any payment with respect to such Note.

Any Notes beneficially owned by the Issuer or a Person which is considered the same Person as the Issuer for U.S. federal income tax purposes may not be transferred to another Person (other than a Person that is considered the same Person as the Issuer for U.S. federal income tax purposes) unless the Administrator shall cause an Opinion of Counsel to be delivered to the Transferor and the Indenture Trustee prior to and in connection with such transfer that (x) such Notes will be debt for U.S. federal income tax purposes or alternatively that (y) the sale of such Notes to a Person unrelated to the Issuer or Transferor will not cause the Issuer to be treated as an association or publicly traded partnership taxable as a corporation. With respect to any transfer for which the Opinion of Counsel provided pursuant to the preceding sentence is as described in clause (y), unless an Opinion of Counsel also provided that such Notes will be debt for U.S. federal income tax purposes, (i) the sale or transfer of such Notes must be to a Person who is a United States person (within the meaning of Section 7701(a)(30) of the Code), (ii) the transferee of such Notes shall be required to provide to the Indenture Trustee and Transferor a certification of non-foreign status, in such form as may be requested by the Transferor or the Indenture Trustee (e.g., IRS Form W-9), signed under penalties of perjury (and such other certification, representations or opinion of counsel as may be requested by the Transferor or the Indenture Trustee) and (iii) by acquiring such Note, the transferee shall be deemed to represent and warrant that it is a Person who is a United States person (within the meaning of Section 7701(a)(30) of the Code). In addition, if for tax or other reasons it may be necessary to track such Notes (e.g., if the Notes have original issue discount), tracking conditions such as requiring that such Notes be in definitive registered form may be required by the Administrator as a condition to such transfer.

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Section 2.5           Mutilated, Destroyed, Lost or Stolen Notes. If (i) any mutilated Note is surrendered to the Indenture Trustee, or the Indenture Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note and (ii) there is delivered to the Indenture Trustee such security or indemnity as may be required by it to hold the Issuer and the Indenture Trustee harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a “protected purchaser” (as contemplated by Article 8 of the UCC), and provided that the requirements of Section 8-405 of the UCC are met, the Issuer shall execute and, upon Issuer Request, the Indenture Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a replacement Note; provided, however, that if any such destroyed, lost or stolen Note (but not a mutilated Note) shall have become or within seven days shall become due and payable, or shall have been called for redemption, instead of issuing a replacement Note, the Issuer may upon delivery of the security or indemnity herein required pay such destroyed, lost or stolen Note when so due or payable or upon the Redemption Date without the surrender thereof. If, after the delivery of such replacement Note or payment of a destroyed, lost or stolen Note pursuant to the proviso to the preceding sentence, a “protected purchaser” (as contemplated by Article 8 of the UCC) of the original Note in lieu of which such replacement Note was issued presents for payment such original Note, the Issuer and the Indenture Trustee shall be entitled to recover such replacement Note (or such payment) from the Person to whom it was delivered or any Person taking such replacement Note from such Person to whom such replacement Note was delivered or any assignee of such Person, except a “protected purchaser” (as contemplated by Article 8 of the UCC), and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Issuer or the Indenture Trustee in connection therewith.

Upon the issuance of any replacement Note under this Section, the Issuer or the Indenture Trustee may require the payment by the related Noteholder of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other reasonable expenses (including the fees and expenses of the Indenture Trustee or the Note Registrar) connected therewith.

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Every replacement Note issued pursuant to this Section in replacement of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 2.6           Persons Deemed Owners. Prior to due presentment for registration of transfer of any Note, the Issuer, the Indenture Trustee and their respective agents may treat the Person in whose name any Note is registered (as of the date of determination) as the owner of such Note for the purpose of receiving payments of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Issuer, the Indenture Trustee nor any of their respective agents shall be affected by notice to the contrary.

Section 2.7           Payment of Principal and Interest; Defaulted Interest.

(a)            Each Note shall accrue interest at its respective Interest Rate, and such interest shall be payable on each Payment Date as specified therein, subject to Sections 3.1 and 8.1. Any installment of interest or principal, if any, payable on any Note which is punctually paid or duly provided for by the Issuer on the applicable Payment Date shall be paid to the Person in whose name such Note (or one or more Predecessor Notes) is registered on the Record Date, by check mailed first-class, postage prepaid, to such Person’s address as it appears on the Note Register on such Record Date, except that, unless Definitive Notes have been issued pursuant to Section 2.12, with respect to Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payment shall be made by wire transfer in immediately available funds to the account designated by such nominee and except for the final installment of principal payable with respect to such Note on a Payment Date or on the Final Scheduled Payment Date for such Class (and except for the Redemption Price for any Note called for redemption pursuant to Section 10.1) which shall be payable as provided below. The funds represented by any such checks returned undelivered shall be held in accordance with Section 3.3.

(b)            The principal of each Note shall be payable in installments on each Payment Date as provided in Section 8.4. Notwithstanding the foregoing, the entire unpaid Note Balance and all accrued interest thereon shall be due and payable, if not previously paid, on the earlier of (i) the date on which an Indenture Default shall have occurred and be continuing, if the Indenture Trustee or the Holders of a majority of the Outstanding Note Amount, have declared the Notes to be immediately due and payable in the manner provided in Section 5.2, (ii) with respect to any Class of Notes, on the Final Scheduled Payment Date for that Class and (iii) the Redemption Date. All principal payments on each Class of Notes shall be made pro rata to the Noteholders of such Class entitled thereto. The Indenture Trustee shall notify the Person in whose name a Note is registered at the close of business on the Record Date preceding the Payment Date on which Indenture Trustee expects that the final installment of principal of and interest on such Note will be paid. Such notice shall be transmitted prior to such final Payment Date and shall specify that such final installment will be payable only upon presentation and surrender of such Note and shall specify the place where such Note may be presented and surrendered for payment of such installment. Notices in connection with redemptions of Notes shall be sent to Noteholders as provided in Section 10.2.

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(c)            If the Issuer defaults on a payment of interest on any Class of Notes, the Issuer shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful at the applicable Interest Rate for such Class of Notes), which shall be due and payable on the Payment Date following such default. The Issuer shall pay such defaulted interest to the Persons who are Noteholders on the Record Date for such following Payment Date.

Section 2.8           Cancellation. All Notes surrendered for payment, registration of transfer, exchange or redemption shall, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and shall be promptly cancelled by the Indenture Trustee. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder that the Issuer may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Indenture Trustee. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Notes may be held or disposed of by the Indenture Trustee in accordance with its standard retention or disposal policy as in effect at the time unless the Issuer shall direct by an Issuer Order that they be destroyed or returned to it; provided, that such Issuer Order is timely and that such Notes have not been previously disposed of by the Indenture Trustee.

Section 2.9           Release of Collateral. Subject to Section 11.1 and the terms of those Transaction Documents to which the Indenture Trustee is a party, the Indenture Trustee shall release property from the lien of this Indenture only upon receipt of an Issuer Request. Notwithstanding the foregoing, any Unit the beneficial interest in which was reallocated from the Transaction SUBI Portfolio to the UTI Portfolio pursuant to Section 2.3 of the SUBI Sale Agreement or Section 7.12 of the Transaction SUBI Servicing Supplement shall be deemed to be automatically released from the lien of this Indenture without any action being taken by the Indenture Trustee upon payment by VCI of the related Securitization Value for such Unit.

-8-	Indenture (VALT 2024-A)

Section 2.10         Book-Entry Notes. Unless otherwise specified herein, the Notes, upon original issuance, will be issued in the form of one or more typewritten Notes representing the Book-Entry Notes, to be delivered to the Indenture Trustee, as agent for DTC, the initial Clearing Agency, by, or on behalf of, the Issuer. One fully registered Note shall be issued with respect to each $500 million in principal amount of each Class of Notes or any such lesser amount as necessary. Such Notes shall initially be registered on the Note Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Note Owner shall receive a Definitive Note representing such Note Owner’s interest in such Note except as provided in Section 2.12. Unless and until Definitive Notes have been issued to Note Owners pursuant to Section 2.12:

(a)            the provisions of this Section shall be in full force and effect;

(b)            the Note Registrar and the Indenture Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Indenture (including the payment of principal of and interest on the Notes and the giving of instructions or directions hereunder) as the sole Noteholder, and shall have no obligation to Note Owners;

(c)            to the extent that the provisions of this Section conflict with any other provisions of this Indenture, the provisions of this Section shall control;

(d)            the rights of Note Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between or among such Note Owners and the Clearing Agency or Clearing Agency Participants; pursuant to the Depository Agreement, unless and until Definitive Notes are issued pursuant to Section 2.12, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Notes to such Clearing Agency Participants; and

(e)            whenever this Indenture requires or permits actions to be taken based upon instructions or directions of Noteholders evidencing a specified percentage of the Outstanding Note Amount, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Note Owners or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes and has delivered such instructions to the Indenture Trustee.

Section 2.11         Notices to Clearing Agency. Whenever a notice or other communication to Noteholders is required under this Indenture, unless and until Definitive Notes shall have been issued to Note Owners pursuant to Section 2.12, the Indenture Trustee shall give all such notices and communications specified herein to be given to Noteholders to the Clearing Agency, and shall have no obligation to the Note Owners.

Section 2.12         Definitive Notes. If (i) (A) the Administrator advises the Indenture Trustee in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities as described in the Depository Agreement and (B) the Indenture Trustee or the Administrator is unable to locate a qualified successor, (ii) the Administrator, at its option, advises the Indenture Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after an Indenture Default, Note Owners representing in the aggregate not less than a majority of the Outstanding Note Amount, voting together as a single Class, advise the Indenture Trustee through the Clearing Agency and its Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency or its successor is no longer in the best interest of Note Owners, the Indenture Trustee shall be required to notify all Note Owners, through the Clearing Agency, of the occurrence of such event and the availability through the Clearing Agency of Definitive Notes to Note Owners requesting the same. Upon surrender to the Indenture Trustee by the Clearing Agency of the Note or Notes representing the Book-Entry Notes and the receipt of instructions for re-registration, the Indenture Trustee shall issue Definitive Notes to Note Owners, who thereupon shall become Noteholders for all purposes of this Indenture. None of the Issuer, the Note Registrar or the Indenture Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

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The Indenture Trustee shall not be liable if the Indenture Trustee or the Administrator is unable to locate a qualified successor Clearing Agency. The Definitive Notes shall be typewritten, printed, lithographed or engraved or produced by any combination of such methods (with or without steel engraved borders), all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.

If Definitive Notes are issued and the Indenture Trustee is not the Note Registrar, the Issuer shall furnish or cause to be furnished to the Indenture Trustee a list of the names and addresses of the Noteholders (i) as of each Record Date, within five days thereafter and (ii) as of not more than 10 days prior to the time such list is furnished, within 30 days after receipt by the Issuer of a written request therefor.

Notwithstanding anything to the contrary set forth in this Section 2.12, with respect to any Notes retained by the Issuer or a Person which is considered the same Person as the Issuer for U.S. federal income tax purposes, as contemplated by the final paragraph of Section 2.4, any Note required by the Administrator to be in definitive registered form shall be issued as a Definitive Note to the applicable Note Owner prior to transfer thereof.

Section 2.13         Authenticating Agents. Upon the request of the Issuer, the Indenture Trustee shall, and if the Indenture Trustee so chooses the Indenture Trustee may, appoint one or more Authenticating Agents with power to act on its behalf and subject to its direction in the authentication of Notes in connection with issuances, transfers and exchanges under Sections 2.2, 2.3, 2.4, 2.5 and 9.5, as fully to all intents and purposes as though each such Authenticating Agent had been expressly authorized by such Sections to authenticate such Notes. For all purposes of this Indenture, the authentication of Notes by an Authenticating Agent pursuant to this Section shall be deemed to be the authentication of Notes by the Indenture Trustee. The Indenture Trustee shall be the Authenticating Agent in the absence of any appointment thereof.

Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

Any Authenticating Agent may at any time resign by giving written notice of resignation to the Indenture Trustee and the Issuer. The Indenture Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such termination, the Indenture Trustee shall promptly appoint a successor Authenticating Agent and shall give written notice of any such appointment to the Issuer. The provisions of Sections 2.8 and 6.4 shall be applicable to any Authenticating Agent.

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Section 2.14         Tax Treatment. The Issuer has entered into this Indenture, and the Notes shall be issued, with the intention that, solely for federal, state and local income, franchise and/or value added tax purposes, the Notes shall qualify as indebtedness secured by the Collateral. The Issuer, by entering into this Indenture, and each Noteholder, by its acceptance of a Note (and each Note Owner by its acceptance of an interest in the applicable Book-Entry Note), agree to treat the Notes for federal, state and local income, franchise and/or value added tax purposes as indebtedness (other than any Notes that are owned during any period of time either by the Issuer or by a Person that is considered the same Person as the Issuer for U.S. federal income tax purposes).

Section 2.15         Tax Forms. On or before the date on which it acquires a Note (or interest therein) and thereafter promptly upon request, each Noteholder and Note Owner shall provide to the Indenture Trustee, Paying Agent and/or the Issuer (or other person responsible for withholding of taxes) with its Tax Information. Each Noteholder and Note Owner shall provide such person updated Tax Information if any Tax Information previously delivered expires or becomes obsolete or inaccurate in any respect. Each Noteholder and Note Owner is deemed to understand that by acceptance of a Note or interest therein, such Noteholder or Note Owner agrees to supply the foregoing information. Further, each Noteholder and Note Owner is deemed to understand that the Issuer, Indenture Trustee and Paying Agent have the right to withhold as required on amounts payable with respect to the Note (without any corresponding gross-up) on any beneficial owner of an interest in a Note that fails to comply with this Section.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1           Payment of Principal and Interest; Determination of the SOFR Rate; Benchmark Replacement.

(a)            The Issuer shall duly and punctually pay the principal of and interest on the Notes in accordance with the terms of the Notes and this Indenture. Amounts properly withheld under the Code by any Person from a payment to any Noteholder of interest and/or principal shall be considered to have been paid by the Issuer to such Noteholder for all purposes of this Indenture. Interest accrued on each Class of the Notes during an Interest Period shall be due and payable on the related Payment Date. The final interest payment on each Class of Notes is due on the earlier of (a) the Payment Date (including any Redemption Date) on which the principal amount of that Class of Notes is reduced to zero or (b) the applicable Final Scheduled Payment Date for that Class of Notes.

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(b)            So long as the Class A-2-B Notes are Outstanding, the Indenture Trustee shall obtain the SOFR Rate in accordance with the definition of “SOFR Rate” on each SOFR Adjustment Date and shall notify the Administrator for each Interest Period. All determinations of the SOFR Rate by the Indenture Trustee, in the absence of manifest error, will be conclusive and binding on the Noteholders.

(c)            If the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the determination of the then-current Benchmark, the Benchmark Replacement determined by the Administrator will replace the then-current Benchmark for all purposes relating to the Class A-2-B Notes in respect of such determination on such date and all such determinations on all subsequent dates. The Administrator shall deliver written notice to each Rating Agency and the Indenture Trustee on any SOFR Adjustment Date if, as of the applicable Reference Time, the Administrator has determined with respect to the related Interest Period that there will be a change in the SOFR Rate or the terms related thereto since the immediately preceding SOFR Adjustment Date due to a determination by the Administrator that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred. The Administrator shall have the right to make SOFR Adjustment Conforming Changes and, in connection with the implementation of a Benchmark Replacement, Benchmark Replacement Conforming Changes, from time to time.

(d)            All percentages resulting from any calculation on the Class A-2-B Notes shall be rounded to the nearest one hundred-thousandth of a percentage point, with five-millionths of a percentage point rounded upwards (e.g., 9.8765445% (or 0.0987654450) would be rounded to 9.87655% (or 0.09876550)), and all dollar amounts used in or resulting from that calculation on the Class A-2-B Notes will be rounded to the nearest cent (with one-half cent being rounded upwards).

(e)            Any determination, decision or election that may be made by the Administrator or any other Person in connection with a Benchmark Transition Event, a Benchmark Replacement Conforming Change, a SOFR Adjustment Conforming Change or a Benchmark Replacement pursuant to this Section 3.1 (or pursuant to any capitalized term used in this Section 3.1 or in any such capitalized term), including any determination with respect to administrative feasibility (whether due to technical, administrative or operational issues), a tenor, rate, an adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, may be made in the Administrator’s sole discretion, and, notwithstanding anything to the contrary in the Transaction Documents, will become effective without the consent of any other Person (including any Noteholder). No Noteholder will have any right to approve or disapprove of these changes and shall be deemed by their acceptance of a Note to have agreed to waive and release any and all claims relating to any such determinations. Notwithstanding anything to the contrary in the Transaction Documents, none of the Issuer, the Owner Trustee, the Delaware Trustee, the SUBI Trustee, the UTI Trustee, the Administrative Trustee, the Indenture Trustee, the Administrator, the Paying Agent, the Seller, the Depositor or the Servicer will have any liability for any action or inaction taken or refrained from being taken by it with respect to any SOFR Adjustment Conforming Changes, Benchmark, Benchmark Transition Event, Benchmark Replacement Date, Benchmark Replacement, Unadjusted Benchmark Replacement, Benchmark Replacement Adjustment, Benchmark Replacement Conforming Changes or any other matters related to or arising in connection with the foregoing. Each Noteholder and beneficial owner of Notes, by its acceptance of a Note or a beneficial interest in a Note, will be deemed to waive and release any and all claims against the Issuer, the Owner Trustee, the Indenture Trustee, the Paying Agent, the Administrator, the Seller, the Depositor and the Servicer relating to any such determinations.

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(f)            None of the Indenture Trustee, the Owner Trustee, the Delaware Trustee, the SUBI Trustee, the UTI Trustee, the Administrative Trustee or the Paying Agent shall be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the SOFR Rate (or other applicable Benchmark), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any Benchmark Transition Event or related Benchmark Replacement Date, (ii) to select, determine or designate any Benchmark Replacement, or other successor or replacement benchmark index, or to determine whether any conditions to the designation of such a rate or index have been satisfied, (iii) to select, determine or designate any Benchmark Replacement Adjustment or Unadjusted Benchmark Replacement, or other modifier to any replacement or successor index or (iv) to determine whether or what SOFR Adjustment Conforming Changes or Benchmark Replacement Conforming Changes are necessary or advisable, if any, in connection with any of the foregoing, including, but not limited to, as to any spread adjustment thereon, the business day convention, interest determination dates or any other relevant methodology applicable to such substitute or successor Benchmark.

(g)            In no event will the Indenture Trustee, the Owner Trustee, the Delaware Trustee, the SUBI Trustee, the UTI Trustee, the Administrative Trustee or the Paying Agent be responsible for (i) making any decision or election in connection with a Benchmark Transition Event or a Benchmark Replacement including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event or (ii) determining the SOFR Rate or any substitute for the SOFR Rate if such rate does not appear on the FRBNY’s Website or on a comparable system as is customarily used to quote the SOFR Rate or such substitute for the SOFR Rate. In connection with any of the matters referenced in clauses (f) and (g) of this Section 3.1, the Indenture Trustee and the Paying Agent will be entitled to conclusively rely on any determinations made by the Administrator (on behalf of the Issuer), in regards to such matters and will have no liability for such actions taken at the direction of the Administrator (on behalf of the Issuer).

(h)            None of the Indenture Trustee, the Owner Trustee, the Delaware Trustee, the SUBI Trustee, the UTI Trustee, the Administrative Trustee or the Paying Agent shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Indenture or any other Transaction Document as a result of the unavailability of the SOFR Rate or other applicable Benchmark and the absence of a designated Benchmark Replacement, including as a result of any failure, inability, delay, error or inaccuracy on the part of any other transaction party, including without limitation, the Servicer or the Administrator (on behalf of the Issuer), in providing any direction, instruction, notice or information required or contemplated by the terms of this Indenture and the other Transaction Documents and reasonably required for the performance of such duties. Neither the Indenture Trustee nor the Paying Agent will be responsible or liable for the actions or omissions of the Administrator, or for any failure or delay in the performance by the Administrator, nor shall the Indenture Trustee or Paying Agent be under any obligation to oversee or monitor the performance of the Administrator.

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(i)            The Indenture Trustee shall not have any liability for any interest rate published by any publication that is the source for determining the Interest Rates of the Class A-2-B Notes, including but not limited to the Reuters Screen (or any successor source), the FRBNY's website, the Bloomberg Financial Markets Commodities News or any successor thereto, or for any rates published on any publicly available source or in any of the foregoing cases for any delay, error or inaccuracy in the publication of any such rates, or for any subsequent correction or adjustment thereto.

Section 3.2           Maintenance of Office or Agency. As long as any of the Notes remain outstanding, the Issuer shall maintain at the Corporate Trust Office or at such other location in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange, and where notices to and demands upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands. The Issuer shall give prompt written notice to the Indenture Trustee of the location, and of any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such office or agency or shall fail to furnish the Indenture Trustee with the address thereof, such surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Indenture Trustee as its agent to receive all such surrenders, notices and demands.

Section 3.3           Money for Payments to be Held in Trust. As provided in Sections 8.4 and 5.4(b), all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the Accounts shall be made on behalf of the Issuer by the Indenture Trustee or by another Paying Agent, and no amounts so withdrawn therefrom for payments on Notes shall be paid over to the Issuer except as provided in this Section.

On or prior to each Payment Date and Redemption Date, the Issuer shall deposit or cause to be deposited into the Collection Account an aggregate sum sufficient to pay the amounts then becoming due under the Notes, and the Paying Agent shall hold such sum in trust for the benefit of the Persons entitled thereto and (unless the Paying Agent is the Indenture Trustee) shall promptly notify the Indenture Trustee of any failure by the Issuer to effect such deposit.

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The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee (and if the Indenture Trustee acts as Paying Agent, it hereby so agrees to the extent relevant), subject to the provisions of this Section, that such Paying Agent shall:

(a)            hold all sums held by it for the payment of amounts due with respect to the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided;

(b)            give the Indenture Trustee written notice of any default by the Issuer (or any other obligor upon the Notes) of which it has actual knowledge in the making of any payment required to be made with respect to the Notes;

(c)            at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent;

(d)            promptly resign as a Paying Agent and forthwith pay to the Indenture Trustee all sums held by it in trust for the payment of Notes if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment;

(e)            comply with all requirements of the Code with respect to the withholding from any payments made by it on any Notes of any applicable withholding taxes imposed thereon, including FATCA Withholding Tax (including retaining any Tax Information received from Persons entitled to payments with respect to the Notes and making any withholdings with respect to the Notes as required by the Code (including FATCA) based on such Tax Information received, and paying over such withheld amounts to the appropriate governmental authority); and

(f)            comply with any applicable reporting requirements in connection with any payments made by it on any Notes and any withholding of taxes therefrom, and, upon request, provide to the Issuer (A) Tax Information with respect to the Paying Agent and (B) to the extent received, Tax Information with respect to the Noteholders.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, by Issuer Order direct any Paying Agent to pay to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws with respect to escheat of funds, any money held by the Indenture Trustee or any Paying Agent in trust for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and distributed by the Indenture Trustee to the Issuer and the related Noteholder shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Indenture Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Indenture Trustee or such Paying Agent, before being required to make any such payment, shall at the reasonable expense of the Issuer cause to be published once, in an Authorized Newspaper, notice that such money remains unclaimed and that, after a date specified therein, which date shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be paid to the Certificateholders. The Indenture Trustee shall also adopt and employ, at the written direction of the Issuer and at the expense of the Issuer, any other reasonable means of notification of such repayment (including mailing notice of such repayment to Noteholders the Notes of which have been called but not surrendered for redemption or whose right to or interest in monies due and payable but not claimed is determinable from the records of the Indenture Trustee or any Paying Agent at the last address of record for each such Noteholder).

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Section 3.4           Existence. The Issuer shall keep in full effect its existence and rights as a statutory trust under the laws of the State of Delaware (unless it becomes, or any successor Issuer hereunder is or becomes, organized under the laws of any other State or of the United States of America, in which case the Issuer shall keep in full effect its existence, rights and franchises under the laws of such other jurisdiction) and shall obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Indenture, the Notes, the Collateral and each other instrument or agreement included in the Trust Estate.

Section 3.5           Protection of Collateral. The Issuer intends the security interest Granted pursuant to this Indenture in favor of the Indenture Trustee on behalf of the Noteholders to be prior to all other Liens in respect of the Collateral, and the Issuer shall take all actions necessary to obtain and maintain, for the benefit of the Indenture Trustee on behalf of the Noteholders, a first lien on and a first priority, perfected security interest in the Collateral. The Issuer shall from time to time execute and deliver all such supplements and amendments hereto, shall file or authorize the filing of all such financing statements, continuation statements, instruments of further assurance and other instruments, all as prepared by the Administrator and delivered to the Issuer, and shall take such other action necessary or advisable to:

(a)            Grant more effectively all or any portion of the Collateral;

(b)            maintain or preserve the lien and security interest (and the priority thereof) created by this Indenture or carry out more effectively the purposes hereof;

(c)            perfect, publish notice of or protect the validity of any Grant made or to be made by this Indenture;

(d)            enforce any of the Collateral;

(e)            preserve and defend title to the Collateral and the rights of the Indenture Trustee and the Noteholders in the Collateral against the claims of all Persons; or

(f)            pay or cause to be paid all taxes or assessments levied or assessed upon the Collateral when due.

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The Issuer hereby designates the Indenture Trustee as its agent and attorney-in-fact and hereby authorizes the Indenture Trustee to file all financing statements, continuation statements or other instruments required to be executed or filed pursuant to this Section. Notwithstanding anything to the contrary contained herein (including the authorization to file granted in the preceding sentence), the Indenture Trustee shall have no duty and shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest.

Section 3.6           Opinions as to Collateral.

(a)            On the Closing Date, the Issuer shall furnish or cause to be furnished to the Indenture Trustee, an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been duly filed that are necessary to create and maintain the lien and security interest of the Indenture Trustee in the Collateral and reciting the details of such action, or (ii) no such action is necessary to create and maintain such lien and security interest.

(b)            On or before March 30th of each calendar year (or, if such day is not a Business Day, the next Business Day), beginning with March 30, 2025, the Issuer shall furnish to the Indenture Trustee an Opinion of Counsel to the effect that, in the opinion of such counsel, either (i) all financing statements and continuation statements have been filed that are necessary to continue the lien and security interest of the Indenture Trustee in the Collateral and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (ii) no such action is necessary to continue such lien and security interest. Such Opinion of Counsel shall also describe the recording, filing, re-recording and re-filing of this Indenture, any indentures supplemental hereto and any other requisite documents and the execution and filing of any financing statements and continuation statements that will, in the opinion of such counsel, be required to maintain the lien and security interest of this Indenture until March 31 in the following calendar year.

Section 3.7           Performance of Obligations; Administration of the Transaction SUBI Assets.

(a)            The Issuer shall not take any action and shall use its reasonable efforts not to permit any action to be taken by others, including the Administrator, that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as ordered by any bankruptcy or other court or as expressly provided in this Indenture, the Transaction Documents or such other instrument or agreement.

(b)            The Issuer may contract with other Persons to assist it in performing its duties under this Indenture, and any performance of such duties by a Person identified to the Indenture Trustee in an Officer’s Certificate of the Issuer shall be deemed to be action taken by the Issuer. Initially, the Issuer has contracted with the Administrator, and the Administrator has agreed, to assist the Issuer in performing its duties under this Indenture.

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(c)            The Issuer shall punctually perform and observe all of its respective obligations and agreements contained in this Indenture, the other Transaction Documents and the instruments and agreements included in the Collateral, including filing or causing to be filed all UCC financing statements and continuation statements required to be filed by the terms of this Indenture and the other Transaction Documents in accordance with and within the time periods provided for herein and therein. Except as otherwise expressly provided therein, the Issuer, as a party to the Transaction Documents and as Holder of the Transaction SUBI Certificate, shall not amend any Transaction Document to which it is a party or any provision thereof other than in accordance with the amendment provisions set forth in such Transaction Document.

Section 3.8           Negative Covenants. So long as any Notes are Outstanding, the Issuer shall not:

(a)            engage in any activities other than financing, acquiring, owning, pledging and managing the Transaction SUBI Certificate and the other Collateral as contemplated by this Indenture and the other Transaction Documents;

(b)            except as expressly permitted herein or in the other Transaction Documents, sell, transfer, exchange or otherwise dispose of any of the assets of the Issuer;

(c)            claim any credit on or make any deduction from the principal or interest payable in respect of the Notes (other than amounts properly withheld from such payments under the Code or applicable state law) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the Trust Estate (other than taxes levied or assessed in respect of amounts required to be deducted or withheld from the principal or interest payable in respect of the Notes);

(d)            permit (i) the validity or effectiveness of this Indenture to be impaired, (ii) the lien of this Indenture to be amended, hypothecated, subordinated, terminated or discharged, (iii) any Person to be released from any covenants or obligations under this Indenture, except as may be expressly permitted hereby, (iv) any Adverse Claim (other than Permitted Liens) to be created on or extend to or otherwise arise upon or burden the Trust Estate, any part thereof or any interest therein or the proceeds thereof or (v) except as otherwise provided in the Transaction Documents, the lien of this Indenture not to constitute a valid first priority (other than with respect to any Permitted Lien) security interest in the Collateral;

(e)            incur, assume or guarantee any indebtedness other than indebtedness incurred in accordance with the Transaction Documents;

(f)            except as otherwise permitted by the Transaction Documents, dissolve or liquidate in whole or in part; or

(g)            merge or consolidate with any other Person.

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Section 3.9           Annual Compliance Statement.

(a)  The Issuer shall deliver to the Indenture Trustee and each Rating Agency, on or before March 30th of each calendar year (or, if such day is not a Business Day, the next Business Day), beginning with March 30, 2025, an Officer’s Certificate stating, as to the Authorized Officer signing such Officer’s Certificate, that:

(i)  a review of the activities of the Issuer during such year (or since the Closing Date, in the case of the first such Officer’s Certificate) and of its performance under this Indenture has been made under such Authorized Officer’s supervision; and

(ii)  to the best of such Authorized Officer’s knowledge, based on such review, the Issuer has complied in all material respects with all conditions and covenants under this Indenture throughout such year, or, if there has been a default in the compliance of any such condition or covenant, specifying each such default known to such Authorized Officer and the nature and status thereof.

(b)  The Issuer shall:

(i)  file with the Indenture Trustee, within 15 days after the Issuer is required (if at all) to file the same with the Commission, copies of the annual reports and such other information, documents and reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) as the Issuer may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act or such other reports required pursuant to Section 314(a)(1) of the TIA;

(ii)  file with the Indenture Trustee and the Commission in accordance with rules and regulations prescribed from time to time by the Commission such other information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(iii)  supply to the Indenture Trustee (and the Indenture Trustee shall transmit to all Noteholders as required by Section 313(c) of the TIA) such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 3.9(b) as may be required pursuant to rules and regulations prescribed from time to time by the Commission.

(c)  Delivery of such reports, information and documents to the Indenture Trustee is for informational purposes only and the Indenture Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Indenture Trustee is entitled to rely exclusively on Officer’s Certificates).

(d)  Unless otherwise determined by the Issuer, the Issuer shall have the same fiscal year as the Servicer. As of the date hereof, the fiscal year of the Issuer shall end on December 31st.

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Section 3.10         Restrictions on Certain Other Activities. Except as otherwise provided in the Transaction Documents, the Issuer shall not: (i) engage in any activities other than financing, acquiring, owning, pledging and managing the Transaction SUBI Certificate and the other Collateral in the manner contemplated by the Transaction Documents; (ii) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any indebtedness other than the Notes; (iii) make any loan, advance or credit to, guarantee (directly or indirectly or by an instrument having the effect of assuring another’s payment or performance on any obligation or capability of so doing or otherwise), endorse or otherwise become contingently liable, directly or indirectly, in connection with the obligations, stocks or dividends of, own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person; or (iv) make any expenditure (by long-term or operating lease or otherwise) for capital assets (either realty or personalty).

Section 3.11         Notice of Indenture Defaults. The Issuer shall promptly deliver to the Indenture Trustee and each Rating Agency written notice in the form of an Officer’s Certificate of any Indenture Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Section 3.12         Further Instruments and Acts. Upon request of the Indenture Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

Section 3.13         Delivery of Transaction SUBI Certificate. On the Closing Date, the Issuer shall deliver or cause to be delivered to the Indenture Trustee as security for its obligations hereunder, the Transaction SUBI Certificate. The Indenture Trustee shall take possession of the Transaction SUBI Certificate in New York and shall at all times during the period of this Indenture maintain custody of the Transaction SUBI Certificate in New York.

Section 3.14         Compliance with Laws. The Issuer shall comply with the requirements of all applicable laws, the non-compliance with which would, individually or in the aggregate, materially and adversely affect the ability of the Issuer to perform its obligations under the Notes, this Indenture or any other Transaction Document.

Section 3.15         Perfection Representations.

(a)            The representations, warranties and covenants set forth in Schedule I hereto shall be a part of this Indenture for all purposes.

(b)            Notwithstanding any other provision of this Indenture or any other Transaction Document, the perfection representations contained in Schedule I hereto shall be continuing, and remain in full force and effect until such time as all obligations under this Indenture have been finally and fully paid and performed.

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(c)            The parties to this Indenture: (i) shall not waive any of the perfection representations contained in Schedule I hereto; and (ii) shall not waive a breach of any of the perfection representations contained in Schedule I hereto.

(d)            The Issuer shall provide the Rating Agencies with prompt written notice of any breach of the perfection representations contained in Schedule I hereto.

Section 3.16         Exchange Act Filings. The Issuer hereby authorizes the Servicer and the Transferor, or either of them, to prepare, sign, certify and file any and all reports, statements and information respecting the Issuer and/or the Notes required to be filed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

ARTICLE IV

SATISFACTION AND DISCHARGE

Section 4.1           Satisfaction and Discharge of Indenture. This Indenture shall be discharged with respect to the Collateral securing the Notes except as to (a) rights of registration of transfer and exchange, (b) substitution of mutilated, destroyed, lost or stolen Notes, (c) rights of Noteholders to receive payments of principal thereof and interest thereon, (d) Sections 3.3, 3.4, 3.5, 3.8, 3.10, 3.11 and 3.13, (e) the rights, obligations and immunities of the Indenture Trustee hereunder (including the rights of the Indenture Trustee under Section 6.7 and the obligations of the Indenture Trustee under Section 4.2) and (f) the rights of Noteholders as beneficiaries hereof with respect to the property so deposited with the Indenture Trustee payable to all or any of them, and the Indenture Trustee, on demand and at the expense and on behalf of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (i) either (A) all Notes theretofore authenticated and delivered (other than (1) Notes that have been mutilated, destroyed, lost or stolen and that have been replaced or paid as provided in Section 2.5 and (2) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter paid to the Persons entitled thereto or discharged from such trust, as provided in Section 3.3) have been delivered to the Indenture Trustee for cancellation; or (B) all Notes not theretofore delivered to the Indenture Trustee for cancellation (1) have become due and payable, (2) shall become due and payable on the applicable Final Scheduled Payment Date within one year or (3) are to be called for redemption within one year under arrangements satisfactory to the Indenture Trustee for the giving of notice of redemption by the Indenture Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of clauses (1), (2) or (3) above, has irrevocably deposited or caused to be irrevocably deposited with the Indenture Trustee cash or direct obligations of or obligations guaranteed by the United States (that will mature prior to the date such amounts are payable), in trust for such purpose, in an amount sufficient to pay and discharge the entire indebtedness on such Notes (including interest and any fees and expenses due and payable to the Owner Trustee and the Indenture Trustee) not theretofore delivered to the Indenture Trustee for cancellation, when due, to the applicable Final Scheduled Payment Date for each Class, or to the Redemption Date (if Notes shall have been called for redemption pursuant to Section 10.1), as the case may be; (ii) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer; and (iii) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel, each meeting the applicable requirements of Section 11.1 and, subject to Section 11.2, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with (and, in the case of an Officer’s Certificate, stating that the Rating Agency Condition has been satisfied (provided, that such Officer’s Certificate need not state that the Rating Agency Condition has been satisfied if all amounts owing on each Class of Notes have been paid or will be paid in full on the date of delivery of such Officer’s Certificate)). If any Notes are not surrendered for cancellation, any funds held by the Indenture Trustee or any Paying Agent for the payment of any amount due with respect to any Notes after the Indenture Trustee has taken certain measures to locate the related Noteholders and those measures have failed, shall be distributed to the Certificateholder.

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Section 4.2           Application of Trust Money. All monies deposited with the Indenture Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture. Such monies need not be segregated from other funds of the Indenture Trustee except to the extent required herein or as required by law.

Section 4.3           Repayment of Monies Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all monies then held by any Paying Agent other than the Indenture Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Indenture Trustee to be held and applied according to Section 3.3 and such Paying Agent shall thereupon be released from all further liability with respect to such monies.

ARTICLE V

INDENTURE DEFAULT

Section 5.1           Indenture Defaults. The occurrence and continuation of any one of the following events (whatever the reason for such Indenture Default and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall constitute an event of default under this Indenture (each, an “Indenture Default”):

(a)            default in the payment of any interest on any Note when the same becomes due, and such default shall continue for a period of five days or more;

(b)            default in the payment of principal of any Note at the related Final Scheduled Payment Date or the Redemption Date;

(c)            default in the observance or performance in any material respect of any material covenant or agreement of the Issuer made in this Indenture (other than a covenant or agreement, a default in the observance or performance of which is elsewhere in this Section specifically dealt with), or any representation or warranty of the Issuer made in this Indenture or in any certificate or other writing delivered pursuant hereto or in connection herewith proving to have been incorrect in any material respect as of the time when the same shall have been made, which default or inaccuracy materially and adversely affects the interests of the Noteholders, and such default shall continue or not be cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect shall not have been eliminated or otherwise cured, for a period of 90 days after there shall have been given, by registered or certified mail, to the Issuer by the Indenture Trustee or to the Issuer and the Indenture Trustee by Noteholders representing at least a majority of the Outstanding Note Amount, written notice thereof specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

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(d)            a Bankruptcy Event with respect to the Issuer;

provided, however, that a delay in or failure of performance referred to under clauses (a), (b) or (c) above for a period of 120 days shall not constitute an Indenture Default if that delay or failure was caused by force majeure or other similar occurrence.

The Issuer shall promptly deliver to the Indenture Trustee and each Rating Agency written notice in the form of an Officer’s Certificate of any Indenture Default, its status and what action the Issuer is taking or proposes to take with respect thereto.

Subject to the provisions herein relating to the duties of the Indenture Trustee, if an Indenture Default occurs and is continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any Noteholder, if the Indenture Trustee reasonably believes that it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to such provisions for indemnification and certain limitations contained herein, Noteholders holding not less than a majority of the Outstanding Note Amount shall have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust power conferred on the Indenture Trustee, and Noteholders holding not less than a majority of the Outstanding Note Amount, voting together as a single Class, may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of all of the holders of the Outstanding Notes.

Section 5.2           Acceleration of Maturity; Waiver of Indenture Default. If an Indenture Default specified in Section 5.1(a), (b) or (c) should occur and be continuing, the Indenture Trustee may, or if directed by the Noteholders representing not less than a majority of the Outstanding Note Amount, voting together as a single Class, shall declare the principal of the Notes to be immediately due and payable. Upon such declaration, the Indenture Trustee shall promptly provide written notice to the Administrator. If an Indenture Default specified in Section 5.1(d) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all Notes, and all other amounts payable hereunder, shall automatically become due and payable without any declaration or other act on the part of the Indenture Trustee or any Noteholder. Such acceleration may be rescinded by (x) in the case of an Indenture Default specified in Section 5.1(d), Noteholders holding at least a majority of the Outstanding Note Amount, and (y) in the case of any other Indenture Default, Noteholders holding at least a majority of the Outstanding Note Amount, voting together as a single class, before a judgment or decree for payment of the amount due has been obtained by the Indenture Trustee if (a) the Issuer has deposited with the Indenture Trustee an amount sufficient to pay (i) all interest on and principal of the Notes as if the Indenture Default giving rise to such declaration had not occurred and (ii) all reasonable amounts previously advanced by the Indenture Trustee and its reasonable costs and expenses and (b) all Indenture Defaults (other than the nonpayment of principal of the Notes that has become due solely by such acceleration) have been cured or waived.

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If the Notes have been declared due and payable following an Indenture Default, the Indenture Trustee may institute Proceedings to collect amounts due, exercise remedies as a secured party (including foreclosure or sale of the Collateral) or elect to maintain the Collateral and apply the proceeds from the Collateral pursuant to Section 5.4(b). Any sale of the Collateral by the Indenture Trustee will be subject to the terms and conditions of Section 5.4.

Section 5.3           Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

(a)            The Issuer covenants that if there is a default in the payment of (i) any interest on the Notes when the same becomes due and payable, and such default continues for a period of five days or (ii) the principal of the Notes at the related Final Scheduled Payment or the Redemption Date, the Issuer shall, upon demand of the Indenture Trustee in writing as directed by Noteholders holding not less than a majority of the Outstanding Note Amount, voting together as a single Class, pay to the Indenture Trustee, for the benefit of such Noteholders, the entire amount then due and payable on such Notes for principal and interest, with interest on the overdue principal, and, to the extent payment at such rate of interest shall be legally enforceable, upon overdue installments of interest, at the applicable Interest Rate and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its agents, attorneys and counsel.

(b)            In case the Issuer shall fail forthwith to pay amounts described in Section 5.3(a) upon demand, the Indenture Trustee, in its own name and as trustee of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and may prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer or other obligor upon such Notes and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Notes, wherever situated, the monies adjudged or decreed to be payable.

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(c)            If an Indenture Default shall have occurred and is continuing, the Indenture Trustee may, in its discretion, proceed to protect and enforce its rights and the rights of the Noteholders, by such appropriate Proceedings as the Indenture Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Indenture Trustee by this Indenture or by law.

(d)            In case there shall be pending, relative to the Issuer or any other obligor upon the Notes or any Person having or claiming an ownership interest in the Collateral, Proceedings under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or Person, or in case of any other comparable judicial Proceedings relative to the Issuer or other obligor upon the Notes, or to the property of the Issuer or such other obligor, the Indenture Trustee, irrespective of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Indenture Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee (including any claim for reasonable compensation to the Indenture Trustee and each predecessor Indenture Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances and disbursements made, by the Indenture Trustee and each predecessor Indenture Trustee, except as a result of negligence or bad faith) and of the Noteholders allowed in such Proceedings;

(ii)            unless prohibited by applicable law and regulations, to vote on behalf of the Noteholders in any election of a trustee, a standby trustee or Person performing similar functions in any such Proceedings;

(iii)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholders and the Indenture Trustee on their behalf; and

(iv)            to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Indenture Trustee or the Noteholders allowed in any judicial Proceedings relative to the Issuer, its creditors and its property;

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and any trustee, receiver, liquidator, custodian or other similar official in any such Proceeding is hereby authorized by each Noteholder to make payments to the Indenture Trustee and, in the event the Indenture Trustee shall consent to the making of payments directly to such Noteholders, to pay to the Indenture Trustee such amounts as shall be sufficient to cover reasonable compensation to the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances and disbursements made by the Indenture Trustee and each predecessor Indenture Trustee except as a result of its own willful misconduct, negligence or bad faith, and any other amounts due the Indenture Trustee under Section 6.7.

(e)            Nothing herein contained shall be deemed to authorize the Indenture Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder or to vote in respect of the claim of any Noteholder in any such Proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar Person.

(f)            All rights of action and of asserting claims under this Indenture, or under the Notes, may be enforced by the Indenture Trustee without the possession of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any such action or Proceedings instituted by the Indenture Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, advances, disbursements and compensation of the Indenture Trustee, each predecessor Indenture Trustee and their respective agents, attorneys and counsel shall be for the ratable benefit of the Noteholders in respect of which such judgment has been recovered.

(g)            In any Proceedings brought by the Indenture Trustee (and also any Proceedings involving the interpretation of any provision of this Indenture to which the Indenture Trustee shall be a party), the Indenture Trustee shall be held to represent all the Noteholders, and it shall not be necessary to make any Noteholder a party to any such Proceedings.

Section 5.4           Remedies; Priorities.

(a)            If an Indenture Default shall have occurred and be continuing, the Indenture Trustee may do one or more of the following (subject to Sections 5.2 and 5.5):

(i)            institute Proceedings in its own name and as trustee of an express trust for the collection of all amounts then payable on the Notes or under this Indenture with respect thereto, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer and any other obligor upon such Notes monies adjudged due;

(ii)            institute Proceedings from time to time for the complete or partial foreclosure of this Indenture with respect to the Collateral;

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(iii)            exercise any remedies of a secured party under the UCC and take any other appropriate action to protect and enforce the rights and remedies of the Indenture Trustee and the Noteholders; and

(iv)            subject to Section 5.17, after an acceleration of the maturity of the Notes pursuant to Section 5.2, sell the Trust Estate or any portion thereof or rights or interest therein, at one or more public or private sales called and conducted in any manner permitted by law;

provided, however, that the Indenture Trustee may not sell or otherwise liquidate the Trust Estate following an Indenture Default, unless (A) the Transferor elects to exercise its rights to purchase the Transaction SUBI Certificate pursuant to Section 9.4 of the Trust Agreement, (B) the Noteholders holding 100% of the Outstanding Note Amount consent thereto, (C) the proceeds of such sale or liquidation are sufficient to discharge in full all amounts then due and unpaid upon all Outstanding Notes at the date of such sale or (D) there has been an Indenture Default described in Section 5.1(a) or (b) and the Indenture Trustee determines that the Trust Estate will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable and the Indenture Trustee obtains the consent of Noteholders holding not less than 66-2/3% of the Outstanding Note Amount, voting together as a single Class; provided, further, that the Indenture Trustee may not sell the Trust Estate unless it shall first have obtained an Opinion of Counsel (at the expense of the Issuer) that such sale will not cause the Origination Trust or an interest therein or portion thereof or the Issuer to be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. In determining such sufficiency or insufficiency with respect to clauses (B) and (C) of the preceding sentence, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Trust Estate for such purpose.

(b)            After an acceleration of the maturity of the Notes pursuant to Section 5.2, the Indenture Trustee shall pay out money or property held as Collateral (including available monies on deposit in the Reserve Account and any money or property collected pursuant to this Article upon sale of the Trust Estate) and deposited in the Collection Account in accordance with the following priorities:

(i)            first, pro rata, to the Indenture Trustee, the SUBI Trustee and the Owner Trustee, for any accrued and unpaid fees, expenses and indemnity payments pursuant to the terms of this Indenture, the Origination Trust Agreement or the Trust Agreement, as applicable, which have not been previously paid, without any cap on the payment of such amounts;

(ii)            second, to the Asset Representations Reviewer, for any accrued and unpaid fees, expenses and indemnity payments pursuant to the terms of the Asset Representations Review Agreement which have not been previously paid; provided, however, that the amounts payable to the Asset Representations Reviewer pursuant to this clause (ii) are limited to $250,000 per annum in the aggregate;

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(iii)            third, to the Servicer (or any predecessor Servicer, if applicable), for reimbursement of all outstanding Advances;

(iv)            fourth, pro rata, to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods, and to the Administrator, the Administration Fee, together with any unpaid Administration Fees in respect of one or more prior Collections Periods;

(v)            fifth, pro rata, to the Noteholders, for payment to each respective Class of Noteholders, an amount equal to the Accrued Note Interest; provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Note Interest, the amount available shall be applied to the payment of such interest on each Class of Notes on a pro rata basis based on the amount of interest payable to each Class of Notes;

(vi)            sixth, to the Holders of the Class A-1 Notes, in respect of principal thereof until the Class A-1 Notes have been paid in full;

(vii)            seventh, to the Holders of the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes, in respect of principal thereof, on a pro rata basis (based on the Outstanding Note Amount of each Class on such Payment Date) until the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes have been paid in full;

(viii)            eighth, to the Asset Representations Reviewer for any accrued and unpaid fees, expenses and indemnity payments not previously paid; and

(ix)            ninth, any remaining funds shall be distributed to or at the direction of the Certificateholder.

(c)            The Indenture Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section. At least 15 days before such record date, the Issuer shall mail to each Noteholder and the Indenture Trustee a notice that states the record date, the payment date and the amount to be paid.

Prior to an acceleration of the Notes after an Indenture Default, if the Indenture Trustee collects any money or property pursuant to this Article V, such amounts shall be deposited into the Collection Account and distributed in accordance with Section 8.4 hereof.

Section 5.5           Optional Preservation of the Transaction SUBI Assets. If the Notes have been declared to be due and payable under Section 5.2 following an Indenture Default and such declaration and its consequences have not been rescinded and annulled, the Indenture Trustee may, unless directed to sell pursuant to Section 9.4 of the Trust Agreement, but need not, elect to maintain possession of the Trust Estate and continue to apply the proceeds thereof in accordance with Section 5.4(b). It is the intent of the parties hereto and the Noteholders that there be at all times sufficient funds for the payment of principal of and interest on the Notes, and the Indenture Trustee shall take such intent into account when determining whether or not to maintain possession of the Collateral. In determining whether to maintain possession of the Collateral, the Indenture Trustee may but need not obtain (at the expense of the Issuer) and rely upon an opinion of an Independent investment banking or accounting firm of national reputation as to the feasibility of such proposed action and as to the sufficiency of the Collateral for such purpose.

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Section 5.6           Limitation of Suits.

(a)            No Holder of any Note shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless: (i) such Noteholder previously has given to the Indenture Trustee written notice of a continuing Indenture Default, (ii) Noteholders holding not less than 25% of the Outstanding Note Amount have made written request to the Indenture Trustee to institute such Proceeding in respect of such Indenture Default in its own name as Indenture Trustee, (iii) such Noteholder has offered the Indenture Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request, (iv) the Indenture Trustee has for 60 days after its receipt of notice, request and offer of indemnity failed to institute such Proceedings and (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by Noteholders holding a majority of the Outstanding Note Amount.

No Noteholder or group of Noteholders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholders or to obtain or to seek to obtain priority or preference over any other Noteholder or to enforce any right under this Indenture, except in the manner herein provided.

In the event the Indenture Trustee shall receive conflicting or inconsistent requests and indemnity from two or more groups of Noteholders, each representing less than a majority of the Outstanding Note Amount, the Indenture Trustee in its sole discretion may determine what action, if any, shall be taken, notwithstanding any other provisions of this Indenture.

(b)            No Noteholder shall have any right to vote except as provided pursuant to this Indenture and the Notes, nor any right in any manner to otherwise control the operation and management of the Issuer. However, in connection with any action as to which Noteholders are entitled to vote or consent under this Indenture and the Notes, the Issuer may set a record date for purposes of determining the identity of Noteholders entitled to vote or consent in accordance with Section 316(c) of the TIA.

Section 5.7           Rights of Noteholders to Receive Principal and Interest. Notwithstanding any other provision in this Indenture, any Noteholder shall have the right, to receive payment of the principal of and interest on, if any, such Note on or after the respective due dates thereof expressed in such Note or this Indenture (or, in the case of redemption, on or after the Redemption Date) and to institute suit for the enforcement of any such payment in accordance with Section 5.6, and such right shall not be impaired without the consent of such Noteholder.

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Section 5.8           Restoration of Rights and Remedies. If the Indenture Trustee or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Indenture Trustee or such Noteholder, then and in every such case the Issuer, the Indenture Trustee and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders shall continue as though no such Proceeding had been instituted.

Section 5.9           Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Indenture Trustee or the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.10         Delay or Omission Not a Waiver. No delay or omission of the Indenture Trustee or any Noteholder to exercise any right or remedy accruing upon any Default or Indenture Default shall impair any such right or remedy or constitute a waiver of any such Default or Indenture Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Indenture Trustee or the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be.

Section 5.11         Control by Noteholders. Subject to the provisions of Sections 5.4, 5.6, 6.2(d) and 6.2(e), Noteholders holding not less than a majority of the Outstanding Note Amount shall have the right to direct the time, method and place of conducting any Proceeding for any remedy available to the Indenture Trustee with respect to the Notes or with respect to the exercise of any trust or power conferred on the Indenture Trustee, provided that:

(a)            such direction shall not be in conflict with any rule of law or this Indenture;

(b)            except as otherwise permitted by Section 5.4, any direction to the Indenture Trustee to sell or liquidate the Trust Estate shall be made by Noteholders holding not less than 100% of the Outstanding Note Amount;

(c)            if the conditions set forth in Section 5.5 have been satisfied and the Indenture Trustee elects to retain the Trust Estate pursuant to such Section, and except in the case of a sale of the Trust Estate pursuant to Section 9.2 of the Trust Agreement, then any direction to the Indenture Trustee by Noteholders holding less than 100% of the Outstanding Note Amount to sell or liquidate the Trust Estate shall be of no force and effect; and

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(d)            the Indenture Trustee may take any other action deemed proper by the Indenture Trustee that is not inconsistent with such direction.

Notwithstanding the rights of Noteholders set forth in this Section, subject to Section 6.1, the Indenture Trustee need not take any action it determines might expose it to personal liability or might materially adversely affect or unduly prejudice the rights of any Noteholders not consenting to such action.

Section 5.12         Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Notes as provided in Section 5.2, Noteholders holding not less than a majority of the Outstanding Note Amount, voting together as a single Class, may, by written notice to the Issuer and the Indenture Trustee, waive any past Indenture Default and its consequences except an Indenture Default (i) in payment of principal of or interest on the Notes or (ii) in respect of a covenant or provision hereof that cannot be modified or amended without the consent of each Noteholder. In the case of any such waiver, the Issuer, the Indenture Trustee and the Noteholders shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Indenture Default or impair any right consequent thereto.

Upon any such waiver, such Indenture Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Indenture Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture, but no such waiver shall extend to any prior, subsequent or other Indenture Default or impair any right consequent thereto.

Section 5.13         Undertaking for Costs. All parties to this Indenture agree, and each Noteholder by such Noteholder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken, suffered or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section shall not apply to (i) any suit instituted by the Indenture Trustee, (ii) any suit instituted by any Noteholder or group of Noteholders, in each case holding in the aggregate more than 10% of the Outstanding Note Amount or (iii) any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Note on or after the related due dates expressed in such Note and in this Indenture (or, in the case of redemption, on or after the Redemption Date).

Section 5.14         Waiver of Stay or Extension Laws. The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead or in any manner whatsoever, claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture, and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

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Section 5.15         Action on Notes. The Indenture Trustee’s right to seek and recover judgment on the Notes or under this Indenture shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Indenture. Neither the lien of this Indenture nor any rights or remedies of the Indenture Trustee or the Noteholders shall be impaired by the recovery of any judgment by the Indenture Trustee against the Issuer or by the levy of any execution under such judgment upon any portion of the Trust Estate or upon any of the assets of the Issuer. Any money or property collected by the Indenture Trustee shall be applied in accordance with Section 5.4(b), if the maturity of the Notes has been accelerated pursuant to Section 5.2, or Section 8.4, if the maturity of the Notes has not been accelerated.

Section 5.16         Performance and Enforcement of Certain Obligations.

(a)            Promptly following a request from the Indenture Trustee to do so, the Issuer shall take all such lawful action as the Indenture Trustee may request to compel or secure the performance and observance by the Servicer of its obligations to the Issuer under or in connection with the Servicing Agreement and the Transaction SUBI Servicing Supplement, in accordance with the terms thereof, and to exercise any and all rights, remedies, powers and privileges lawfully available to the Issuer under or in connection with each such agreement to the extent and in the manner directed by the Indenture Trustee, including the transmission of notices of default on the part of the Servicer thereunder and the institution of legal or administrative actions or Proceedings to compel or secure performance by the Servicer of its obligations under the Servicing Agreement.

(b)            If an Indenture Default has occurred and is continuing, the Indenture Trustee may, and at the direction (which direction shall be in writing) of Noteholders holding not less than a majority of the Outstanding Note Amount, shall, exercise all rights, remedies, powers, privileges and claims of the Issuer against the Transferor and the Servicer under or in connection with the Servicing Agreement or any other Transaction Document, including the right or power to take any action to compel or secure performance or observance by the Transferor or the Servicer of each of their obligations to the Issuer thereunder and to give any consent, request, notice, direction, approval, extension or waiver under such Transaction Document, and any right of the Issuer to take such action shall be suspended.

Section 5.17         Sale of Collateral. If the Indenture Trustee acts to sell the Collateral or any part thereof, pursuant to Section 5.4(a), the Indenture Trustee shall publish a notice in an Authorized Newspaper stating that the Indenture Trustee intends to effect such a sale in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids. Following such publication, the Indenture Trustee shall, unless otherwise prohibited by applicable law from any such action, sell the Collateral or any part thereof, in such manner and on such terms as provided above to the highest bidder, provided, however, that the Indenture Trustee may from time to time postpone any sale by public announcement made at the time and place of such sale. The Indenture Trustee shall give notice to the Transferor and Servicer of any proposed sale, and the Transferor, the Servicer or any Affiliate thereof shall be permitted to bid for the Collateral at any such sale. The Indenture Trustee may obtain a prior determination from a conservator, receiver or trustee in bankruptcy of the Issuer that the terms and manner of any proposed sale are commercially reasonable. The power to effect any sale of any portion of the Collateral pursuant to Section 5.4 and this Section 5.17 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral shall have been sold or all amounts payable on the Notes shall have been paid.

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ARTICLE VI

THE INDENTURE TRUSTEE

Section 6.1           Duties of Indenture Trustee.

(a)            If an Indenture Default has occurred and is continuing, the Indenture Trustee shall exercise the rights and powers vested in it by this Indenture and shall use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b)            Except during the continuance of an Indenture Default:

(i)            the Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Indenture Trustee; and

(ii)            the Indenture Trustee may conclusively rely in good faith on its part, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)            The Indenture Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)            this paragraph does not limit the effect of paragraph (b) of this Section 6.1;

(ii)            the Indenture Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts; and

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(iii)            the Indenture Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 5.11.

(d)            Every provision of this Indenture that in any way relates to the Indenture Trustee is subject to paragraphs (a), (b) and (c) of this Section 6.1.

(e)            The Indenture Trustee shall not be liable for interest on any money received by it except as the Indenture Trustee may agree in writing with the Issuer.

(f)            Money held in trust by the Indenture Trustee need not be segregated from other funds of the Indenture Trustee except to the extent required by law or the terms of this Indenture or any other Transaction Document to which the Indenture Trustee is a party.

(g)            No provision of this Indenture shall require the Indenture Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayments of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it.

(h)            Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee shall be subject to the provisions of this Section.

(i)            The Indenture Trustee shall not be deemed to have knowledge of any Indenture Default or other event unless a Responsible Officer of the Indenture Trustee has actual knowledge thereof or has received written notice thereof in accordance with the provisions of this Indenture or any other Transaction Document.

(j)            Nothing contained herein shall be deemed to authorize the Indenture Trustee to engage in any business operations or any activities other than those set forth in this Indenture. Specifically, the Indenture Trustee shall have no authority to engage in any business operations, acquire any assets other than those specifically included in the Trust Estate under this Indenture or otherwise vary the assets held by the Issuer. Similarly, the Indenture Trustee shall have no discretionary duties other than performing those ministerial acts set forth above necessary to accomplish the purpose of the Issuer as set forth in this Indenture.

Section 6.2           Rights of Indenture Trustee.

(a)            The Indenture Trustee may conclusively rely and shall be protected in acting upon or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, note, direction, demand, election or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Indenture Trustee need not investigate any fact or matter stated in the document.

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(b)            Before the Indenture Trustee acts or refrains from acting, it may require an Officer’s Certificate (with respect to factual matters) or an Opinion of Counsel, as applicable. The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel.

(c)            The Indenture Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian or nominee, and the Indenture Trustee shall not be responsible for any misconduct or negligence on the part of, or for the supervision of, the Administrator, any co-trustee or separate trustee appointed in accordance with the provisions of Section 6.10 or any other such agent, attorney, custodian or nominee appointed with due care by it hereunder.

(d)            The Indenture Trustee shall not be liable for any action it takes or omits to take in good faith that it reasonably believes to be authorized or within its rights or powers; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, negligence or bad faith.

(e)            The Indenture Trustee may consult with counsel, and the advice of such counsel or any Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)            The Indenture Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture or to institute, conduct or defend any litigation under this Indenture or in relation to this Indenture or to honor the request or direction of any of the Noteholders pursuant to this Indenture unless such Noteholders shall have offered to the Indenture Trustee reasonable security or indemnity satisfactory to the Indenture Trustee against the reasonable costs, expenses, disbursements, advances and liabilities that might be incurred by it, its agents and its counsel in compliance with such request or direction.

(g)            The Indenture Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Notes evidencing not less than a majority of the Outstanding Note Amount; provided, however, that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not reasonably assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding. The reasonable expense of each such investigation shall be paid by the Person making such request, or, if paid by the Indenture Trustee, shall be reimbursed by the Person making such request upon demand.

(h)            Any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request.

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Section 6.3           Individual Rights of Indenture Trustee. Subject to Section 310 of the TIA, the Indenture Trustee in its individual or any other capacity may become the owner or pledgee of Notes. The Indenture Trustee may deal with the Transferor, the Owner Trustee, the Administrator and their respective Affiliates in banking transactions with the same rights it would have if it were not Indenture Trustee, and the Transferor, the Owner Trustee, the Administrator and their respective Affiliates may maintain normal commercial banking and investment banking relationships with the Indenture Trustee and its Affiliates. Any Paying Agent, Note Registrar, co-registrar, co-paying agent, co-trustee or separate trustee may do the same with like rights. The Indenture Trustee must, however, comply with Section 6.11.

Section 6.4           Indenture Trustee’s Disclaimer. The Indenture Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Trust Estate or the Notes, shall not be accountable for the Issuer’s use of the proceeds from the Notes and shall not be responsible for any statement in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes, all of which shall be taken as the statements of the Issuer, other than the Indenture Trustee’s certificate of authentication.

Section 6.5           Notice of Defaults. If an Indenture Default occurs and is continuing, and if it is known to a Responsible Officer of the Indenture Trustee, the Indenture Trustee shall send to each Noteholder and the Administrator notice of such Indenture Default within 90 days after it occurs. Except in the case of an Indenture Default with respect to payment of principal of or interest on any Note (including payments pursuant to the redemption of Notes), the Indenture Trustee may withhold such notice if and so long as a Responsible Officer in good faith determines that withholding such notice is in the interests of the Noteholders.

Section 6.6           Reports by Indenture Trustee to Noteholders. The Indenture Trustee, at the expense of the Issuer, shall deliver to each Noteholder, not later than the latest date permitted by law, such information as may be reasonably requested (and reasonably available to the Indenture Trustee) to enable such Holder to prepare its federal and state income tax returns.

Section 6.7           Compensation and Indemnity. The Issuer shall cause the Administrator to agree to (i) pay to the Indenture Trustee from time to time such compensation as the Issuer, the Administrator and the Indenture Trustee shall from time to time agree in writing for services rendered by the Indenture Trustee hereunder in accordance with a fee letter between the Administrator and the Indenture Trustee, (ii) reimburse the Indenture Trustee for all reasonable expenses, advances and disbursements reasonably incurred by it in connection with the performance of its duties as Indenture Trustee and (iii) indemnify the Indenture Trustee for, and hold it harmless against, any and all loss, liability or expense (including reasonable attorneys’ fees and fees and expenses incurred in the enforcement of the Issuer’s and Servicer’s indemnification obligations) incurred by it in connection with the administration of the Issuer or the performance of its duties as Indenture Trustee. The Indenture Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Indenture Trustee shall notify the Issuer and the Administrator promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Issuer and the Administrator shall not relieve the Issuer or the Administrator of its obligations hereunder. The Issuer shall, or shall cause the Administrator to agree to, defend any such claim, and the Indenture Trustee may have separate counsel and the Issuer shall, or shall cause the Administrator to agree to, pay the fees and expenses of such counsel. The Indenture Trustee shall not be indemnified by the Administrator, the Issuer, the Transferor or the Servicer against any loss, liability or expense incurred by it through its own willful misconduct, negligence or bad faith, except that the Indenture Trustee shall not be liable (i) for any error of judgment made by it in good faith unless it is proved that the Indenture Trustee was negligent in ascertaining the pertinent facts, (ii) with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from the Noteholders in accordance with the terms of this Indenture and (iii) for interest on any money received by it except as the Indenture Trustee and the Issuer may agree in writing.

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The compensation and indemnity obligations to the Indenture Trustee pursuant to this Section shall survive the discharge of this Indenture. When the Indenture Trustee incurs expenses after the occurrence of an Indenture Default set forth in Section 5.1(d) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency or similar law.

Section 6.8           Removal, Resignation and Replacement of Indenture Trustee. The Indenture Trustee may resign at any time by so notifying the Issuer, the Servicer and the Administrator. The Noteholders holding at least a majority of the Outstanding Note Amount, voting as a single Class, may remove the Indenture Trustee without cause by so notifying the Indenture Trustee, the Servicer and the Issuer, and following that removal, may appoint a successor Indenture Trustee. The Issuer shall remove the Indenture Trustee if:

(i)            the Indenture Trustee fails to comply with Section 6.11;

(ii)            a court having jurisdiction in the premises in respect of the Indenture Trustee in an involuntary case or proceeding under federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, shall have entered a decree or order granting relief or appointing a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator (or similar official) for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or ordering the winding up or liquidation of the Indenture Trustee’s affairs, provided any such decree or order shall have continued unstayed and in effect for a period of 30 consecutive days;

(iii)            the Indenture Trustee commences a voluntary case under any federal or state banking or bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, conservator, sequestrator or other similar official for the Indenture Trustee or for any substantial part of the Indenture Trustee’s property, or makes any assignment for the benefit of creditors or fails generally to pay its debts as such debts become due or takes any corporate action in furtherance of any of the foregoing; or

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(iv)            the Indenture Trustee otherwise becomes incapable of acting.

Upon the resignation or required removal of the Indenture Trustee, or the failure of the Noteholders to appoint a successor Indenture Trustee following the removal without cause of the Indenture Trustee (the Indenture Trustee in any such event being referred to herein as the retiring Indenture Trustee), the Issuer shall promptly appoint a successor Indenture Trustee which satisfies the requirements set forth in Section 6.11.

A successor Indenture Trustee shall deliver a written acceptance of its appointment to the retiring Indenture Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Indenture Trustee shall become effective and the successor Indenture Trustee, without any further act, deed or conveyance, shall have all the rights, powers and duties of the Indenture Trustee under this Indenture. The successor Indenture Trustee shall send a notice of its succession to Noteholders. The retiring Indenture Trustee shall promptly transfer all property held by it as Indenture Trustee to the successor Indenture Trustee.

If a successor Indenture Trustee does not take office within 45 days after the retiring Indenture Trustee resigns or is removed, the retiring Indenture Trustee, the Issuer or Noteholders holding not less than a majority of the Outstanding Note Amount may petition any court of competent jurisdiction (at the expense of the Issuer) for the appointment of a successor Indenture Trustee.

If the Indenture Trustee fails to comply with Section 6.11, any Noteholder may petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Indenture Trustee pursuant to this Section and payment of all fees and expenses owed to the outgoing Indenture Trustee. Notwithstanding the replacement of the Indenture Trustee pursuant to this Section, the retiring Indenture Trustee shall be entitled to payment or reimbursement of such amounts as such Person is entitled pursuant to Section 6.7.

Section 6.9           Successor Indenture Trustee by Merger. If the Indenture Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to another corporation or depository institution the resulting, surviving or transferee corporation, without any further act, shall be the successor Indenture Trustee; provided, that such corporation or depository institution shall be otherwise qualified and eligible under Section 6.11. The Indenture Trustee shall provide the Administrator prior written notice of any such transaction.

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In case at the time such successor or successors by merger, conversion or consolidation to the Indenture Trustee shall succeed to the trusts created by this Indenture, the Notes shall have been authenticated but not delivered, any such successor to the Indenture Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Notes so authenticated, and in case at that time any of the Notes shall not have been authenticated, any successor to the Indenture Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Indenture Trustee.

Section 6.10         Appointment of Co-Trustee or Separate Trustee.

(a)            Notwithstanding any other provisions of this Indenture, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Trust Estate may at the time be located, the Indenture Trustee and the Administrator acting jointly shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit of the Noteholders, such title to the Trust Estate or any part hereof and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Indenture Trustee and the Administrator may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after it received a request that it so join, the Indenture Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.11 and no notice to Noteholders of the appointment of any co-trustee or separate trustee shall be required under Section 6.8.

(b)            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)            all rights, powers, duties and obligations conferred or imposed upon the Indenture Trustee shall be conferred or imposed upon and exercised or performed by the Indenture Trustee and such separate trustee or co-trustee jointly (it being intended that such separate trustee or co-trustee is not authorized to act separately without the Indenture Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Indenture Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Collateral or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Indenture Trustee;

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(ii)            no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

(iii)            the Indenture Trustee and the Administrator may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c)            Any notice, request or other writing given to the Indenture Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Indenture Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture and specifically including every provision of this Indenture relating to the conduct of, affecting the liability of or affording protection to the Indenture Trustee. Every such instrument shall be filed with the Indenture Trustee and a copy thereof given to the Administrator.

(d)            Any separate trustee or co-trustee may at any time constitute the Indenture Trustee, its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, then all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Indenture Trustee to the extent permitted by law, without the appointment of a new or successor trustee. Notwithstanding anything to the contrary in this Indenture, the appointment of any separate trustee or co-trustee shall not relieve the Indenture Trustee of its obligations and duties under this Indenture.

Section 6.11         Eligibility; Disqualification. The Indenture Trustee shall at all times satisfy the requirements of Section 310(a) and (b) of the TIA and shall in addition have (a) a combined capital and surplus of at least $50,000,000 (as set forth in its most recent published annual report of condition) and (b) a long-term debt rating of “A” or better by each Rating Agency or otherwise satisfy the Rating Agency Condition. Neither the Issuer nor any Affiliate of the Issuer may serve as Indenture Trustee.

Section 6.12         Trustee as Holder of Transaction SUBI Certificate. Following the occurrence and continuation of an Indenture Default, to the extent that the Issuer has rights as a Holder of the Transaction SUBI Certificate, including rights to distributions and notice, or is entitled to consent to any actions taken by the Transferor, the Issuer may initiate such action or grant such consent only with consent of the Indenture Trustee at the direction of the Noteholders of not less than a majority of the Outstanding Note Amount. Following the occurrence and continuation of an Indenture Default, the Indenture Trustee shall exercise rights as a Holder of the Transaction SUBI Certificate or the right to consent or withhold consent with respect to actions taken by the Transferor or the Issuer, upon the written direction of Holders of a majority of the Outstanding Note Amount; provided, however, that any direction to the Indenture Trustee to remove or replace the Servicer upon a Servicer Default shall be made by Noteholders holding not less than 66-2/3% of the Outstanding Note Amount.

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Section 6.13         Representations and Warranties of Indenture Trustee. The Indenture Trustee hereby makes the following representations and warranties on which the Issuer and Noteholders shall rely:

(i)            the Indenture Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America; and

(ii)            the Indenture Trustee has full power, authority and legal right to execute, deliver, and perform this Indenture and shall have taken all necessary action to authorize the execution, delivery and performance by it of this Indenture.

Section 6.14         Furnishing of Documents. The Indenture Trustee shall furnish to any Noteholder promptly upon receipt of a written request by such Noteholder (at the expense of the requesting Noteholder) therefor, duplicates or copies of all reports, notices, requests, demands, certificates and any other instruments furnished to the Indenture Trustee under the Transaction Documents.

Section 6.15         Preferential Collection of Claims Against the Issuer. The Indenture Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. Any Indenture Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

ARTICLE VII

NOTEHOLDERS’ LISTS AND REPORTS

Section 7.1           Issuer to Furnish Indenture Trustee Noteholder Names and Addresses. The Issuer shall furnish or cause to be furnished to the Indenture Trustee (i) not more than five days after each Record Date a list, in such form as the Indenture Trustee may reasonably require, of the names and addresses of the Noteholders as of such Record Date and (ii) at such other times as the Indenture Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 10 days prior to the time such list is furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be furnished to the Indenture Trustee.

Section 7.2           Preservation of Information; Communications to Noteholders.

(a)            The Indenture Trustee shall preserve in as current a form as is reasonably practicable the names and addresses of the Noteholders contained in the most recent list furnished to the Indenture Trustee as provided in Section 7.1 and the names and addresses of Noteholders received by the Indenture Trustee in its capacity as Note Registrar. The Indenture Trustee may destroy any list furnished to it as provided in Section 7.1 upon receipt of a new list so furnished; provided, however, that so long as the Indenture Trustee is the Note Registrar or the Notes are issued as Book-Entry Notes, no such list shall be required to be preserved or maintained.

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(b)            The Noteholders may communicate pursuant to Section 312(b) of the TIA with other Noteholders regarding their rights under this Indenture or under the Notes.

(c)            The Issuer, the Indenture Trustee and the Note Registrar shall have the protection of Section 312(c) of the TIA.

(d)            (i) An Investor may send a request to the Transferor at any time notifying the Transferor that such Investor would like to communicate with other Investors with respect to an exercise of their rights under the terms of the Transaction Documents. Each request must include (i) the name of the Investor making the request, (ii) a statement to the effect that such Investor is interested in communicating with other Investors with regard to the possible exercise of rights under the Transaction Documents and (iii) a description of the method other Investors may use to contact the requesting Investor. Additionally, in the case of such requesting Noteholder, the Transferor may require such Noteholder to provide Verification Documents. An Investor that delivers a request under this Section 7.2(d) shall be deemed to have certified to the Issuer and the Servicer that its request to communicate with other Investors relates solely to a possible exercise of rights under the Transaction Documents and will not be used for other purposes.

(ii)            The Issuer shall include in each monthly distribution report on Form 10-D any request that complies with the requirements of Section 7.2(d)(i) hereof received during the related Collection Period from an Investor to communicate with other Investors related to the Investors exercising their rights under the terms of the Transaction Documents. The Issuer shall include in any such monthly distribution report on Form 10-D (i) the name of the Investor making the request, (ii) the date that the request was received, (iii) a statement to the effect that the Issuer has received a request from such Investor stating that such Investor is interested in communicating with other Investors with regard to the possible exercise of rights under the Transaction Documents and (iv) a description of the method other Investors may use to contact the requesting Investor.

Section 7.3           Reports by Indenture Trustee. If required by Section 313(a) of the TIA, within 60 days after each March 31, beginning with March 31, 2024, the Indenture Trustee shall mail to each Noteholder and shall file with the Commission as required by Sections 313(c) and 313(d) of the TIA, respectively, a brief report dated as of such date that complies with Section 313(a) of the TIA. The Indenture Trustee also shall comply with Section 313(b) of the TIA.

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Section 7.4           Noteholder Demand for Repurchase; Dispute Resolution.

(a)            If an Investor becomes aware of a breach of VCI’s representations and warranties in Section 2.3(b) of the SUBI Sale Agreement that would require VCI to cause a Unit to be reallocated to the UTI Portfolio pursuant to Section 2.3(c) of the SUBI Sale Agreement, such Investor (the “Requesting Investor”) may, by written notice to the Indenture Trustee, direct the Indenture Trustee to notify VCI of such breach and request that VCI cause the related Transaction Unit to be reallocated to the UTI Portfolio. Any such written notice to the Indenture Trustee shall identify the Transaction Unit, as well as the related breach of representation or warranty. If the Requesting Investor is a Note Owner, then each written notice from such Requesting Investor must be accompanied by Verification Documents. Upon receipt of any written notice of a repurchase request that complies with the requirements of this Section 7.4, the Indenture Trustee shall forward such written notice to VCI and request that VCI cause the related Transaction Unit to be reallocated to the UTI Portfolio pursuant to Section 2.3(c) of the SUBI Sale Agreement. For the avoidance of doubt, following delivery of such notice and request to VCI, the Indenture Trustee shall have no responsibility or liability for the decision by VCI with respect to such Transaction Unit.

(b)            If a Requesting Investor directs the Indenture Trustee to request the reallocation of a Transaction Unit pursuant to clause (a) above, and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of such Requesting Investor within 180 days of the receipt of notice of the request by VCI, the Indenture Trustee shall, at the direction of such Requesting Investor, refer the matter to either mediation or arbitration pursuant to Section 11.27. The Requesting Investor shall instruct the Indenture Trustee as to the selection of mediation or arbitration as the means of dispute resolution.

Section 7.5           Asset Review Voting.

(a)            If the Delinquency Percentage on any Payment Date exceeds the Delinquency Trigger, then Investors holding at least 5% of the aggregate Outstanding Note Amount (the “Instituting Noteholders”) may elect to initiate a vote to determine whether the Asset Representations Reviewer shall conduct an Asset Review by giving written notice to the Indenture Trustee of their desire to institute such a vote within 90 days from the filing of the Form 10-D that discloses that the Delinquency Percentage exceeded the Delinquency Trigger; provided, however, that the failure of any Investor to institute such a vote shall not preclude such Investor from pursuing dispute resolution pursuant to Section 11.27. If any of the Instituting Noteholders is not a Noteholder as reflected on the Note Register, the Indenture Trustee may require such Instituting Noteholder to provide Verification Documents to confirm that the Instituting Noteholder is, in fact, a Note Owner. If the Instituting Noteholders initiate a vote as described in clause (a), the Indenture Trustee shall submit the matter to a vote of all Noteholders, which shall be through the Clearing Agency if the Notes are represented by Book-Entry Notes, and the Issuer shall notify Investors by the filing of a Form 10-D for the related Collection Period for which a vote has been called. The Indenture Trustee may set a Record Date for purposes of determining the identity of Investors entitled to vote in accordance with Section 316(c) of the TIA. The vote will remain open until the 150th day after the filing of the Form 10-D that discloses that the Delinquency Percentage exceeded the Delinquency Trigger. VCI and the Transferor shall be responsible for any expenses incurred in connection with such disclosure, the voting process and reimbursing any expenses incurred by the Indenture Trustee in connection therewith. Abstaining from, voting in favor of, or voting against causing the Asset Representations Reviewer to conduct an Asset Review shall not preclude any Investor from pursuing dispute resolution pursuant to Section 11.27. The “Noteholder Direction” shall be deemed to have occurred if Investors representing at least a majority of the voting Investors vote in favor of directing an Asset Review of the Subject Leases by the Asset Representations Reviewer. Following the completion of the voting process, the next Form 10-D filed by the Issuer shall disclose whether or not a Noteholder Direction has occurred.

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(b)            Within five business days of the date of the Noteholder Direction, the Indenture Trustee shall send a Review Notice to VCI, the Transferor, the Servicer and the Asset Representations Reviewer directing the Asset Representations Reviewer to conduct an Asset Review of the Subject Receivables and specifying the applicable Review Satisfaction Date.

(c)            Notwithstanding clauses (a) and (b) of this Section 7.5, an Investor need not direct an Asset Review be performed prior to (i) notifying (or directing the Indenture Trustee to notify) VCI of a breach of VCI’s representations and warranties in Section 2.3(b) of the SUBI Sale Agreement that would require VCI to cause a Transaction Unit to be reallocated to the UTI Portfolio pursuant to Section 2.3(c) of the SUBI Sale Agreement or (ii) referring the matter, at its discretion, to either mediation or arbitration pursuant to Section 11.27.

ARTICLE VIII

ACCOUNTS, DISBURSEMENTS AND RELEASES

Section 8.1           Collection of Money. Except as otherwise expressly provided herein, the Indenture Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Indenture Trustee pursuant to this Indenture. The Indenture Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Collateral, the Indenture Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim an Indenture Default under this Indenture and any right to proceed thereafter as provided in Article V.

Section 8.2           Accounts.

(a)            There has been established and there shall be maintained an Eligible Account (initially at Citibank, N.A.) in the name of the Indenture Trustee until the Outstanding Note Amount is reduced to zero, which is designated as the “Reserve Account”. The Reserve Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero. On or prior to the Closing Date, the Issuer shall deposit (or cause to be deposited) an amount equal to the Targeted Reserve Account Balance into the Reserve Account. No checks shall be issued, printed or honored with respect to the Reserve Account.

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(b)            There has been established and there shall be maintained an Eligible Account (initially at Citibank, N.A.) in the name of the Indenture Trustee until the Outstanding Note Amount is reduced to zero, which is designated the “Collection Account”. The Collection Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero. No checks shall be issued, printed or honored with respect to the Collection Account.

(c)            There has been established and there shall be maintained an Eligible Account (initially at Citibank, N.A.), which may be a sub-account of the Collection Account, in the name of the Indenture Trustee until the Outstanding Note Amount is reduced to zero, which is designated as the “Principal Distribution Account.” The Principal Distribution Account shall be held for the benefit of the Noteholders, and shall bear a designation clearly indicating that the funds on deposit therein are held for the benefit of the Noteholders. The Principal Distribution Account shall be under the sole dominion and control of the Indenture Trustee until the Outstanding Note Amount has been reduced to zero. No checks shall be issued, printed or honored with respect to the Principal Distribution Account.

(d)            All monies deposited from time to time in the Accounts pursuant to this Indenture or the other Transaction Documents shall be held by the Indenture Trustee as part of the Collateral and shall be applied to the purposes herein provided. If any Account shall cease to be an Eligible Account, the Indenture Trustee, until the Outstanding Note Amount has been reduced to zero, shall, as necessary, assist the Administrator in causing each Account to be moved to an institution at which it shall be an Eligible Account within 10 Business Days (or any longer period if the Rating Agency Condition is satisfied with respect to such longer period) after becoming aware of the fact.

Section 8.3           Servicer Certificate.

(a)            Prior to 11:00 a.m., New York City time, on each Determination Date, the Issuer shall cause the Servicer to agree to deliver to the Indenture Trustee, the Issuer, the Administrator and each Paying Agent hereunder, a certificate (the “Servicer Certificate”) including, among other things, the following information with respect to the related Payment Date and the related Collection Period:

(i)            the amount of Collections for such Collection Period;

(ii)            the Accrued Class A-1 Note Interest, the Accrued Class A-2-A Note Interest, the Accrued Class A-2-B Note Interest, the Accrued Class A-3 Note Interest and the Accrued Class A-4 Note Interest with respect to such Payment Date;

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(iii)            the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance and the Class A-4 Note Balance, in each case before giving effect to payments on such Payment Date;

(iv)            the amount of the Class A-1 Noteholders’ Interest Carryover Shortfall, Class A-2-A Noteholders’ Interest Carryover Shortfall, Class A-2-B Noteholders’ Interest Carryover Shortfall, Class A-3 Noteholders’ Interest Carryover Shortfall and Class A-4 Noteholders’ Interest Carryover Shortfall, if any, on such Payment Date and the change in such amounts from the preceding Payment Date;

(v)            (A) the amount on deposit in the Reserve Account and the Targeted Reserve Account Balance, each as of the beginning and end of the related Collection Period, (B) the amount to be deposited in the Reserve Account in respect of such Payment Date, if any, (C) the amount, if any, to be withdrawn from the Reserve Account on such Payment Date, (D) the balance on deposit in the Reserve Account on such Payment Date after giving effect to withdrawals therefrom and deposits thereto in respect of such Payment Date and (E) the change in such balance from the immediately preceding Payment Date;

(vi)            the aggregate amount being paid on such Payment Date in respect of interest on and principal of each Class of Notes;

(vii)            the First Priority Principal Distribution Amount and the Regular Principal Distribution Amount for such Payment Date;

(viii)            the Note Factor as of the close of business on the last day of the Collection Period;

(ix)            the amount of Advances, if any, on such Payment Date;

(x)            the amount of any Payment Date Advance Reimbursement for such Collection Period;

(xi)            the amounts released to the Certificateholders on such Payment Date;

(xii)            the amount of the Servicing Fee to be paid to the Servicer with respect to such Collection Period and the amount of any unpaid Servicing Fees and the amount of the Administration Fee to be paid to the Administrator for such Collection Period;

(xiii)            the aggregate amount of proceeds received by the Servicer, net of reimbursable out-of-pocket expenses, in respect of a Lease which is a Defaulted Lease;

(xiv)            the amount of Cumulative Net Residual Losses and Cumulative Net Credit Losses through such Collection Period;

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(xv)            amounts paid by the Issuer to the Indenture Trustee, the Owner Trustee, the Origination Trustees and the Asset Representations Reviewer with respect to fees, expenses or indemnifications;

(xvi)            the number and Securitization value of the Delinquent Units as of the end of the related Collection Period;

(xvii)            payment received on Included Units and repurchases of Included Units;

(xviii)            the aggregate Securitization Value of the Included Units, and the aggregate Base Residual Value of the Included Units;

(xix)            the number of Included Units at the beginning and at the end of such Collection Period;

(xx)            the number and Securitization Value of Vehicles turned-in by Lessees at the end of the related lease terms;

(xxi)            Pull-Ahead Amount paid to the Issuer during such Collection Period;

(xxii)            a summary of material modifications, extensions or waivers, if any, to terms of the Leases related to the Included Units during such Collection Period, or since the Closing Date, if such modifications, extensions or waivers have become material over time;

(xxiii)            the payment amount for the repurchased Included Units in connection with material breaches of representations or warranties related to eligibility criteria for the Eligible Units during such Collection Period;

(xxiv)            the payment amount for the repurchased Included Units in connection with a Postmaturity Term Extension;

(xxv)            a summary of any material breach by the Issuer of covenants contained in the SUBI Transfer Agreement and this Indenture;

(xxvi)            the Delinquency Percentage for the related Collection Period;

(xxvii)            the Delinquency Trigger for such Payment Date;

(xxviii)            any SOFR Adjustment Conforming Changes; and

(xxix)            if a Benchmark Transition Event occurs, the Benchmark Replacement Date, the Benchmark Replacement and the Benchmark Replacement Conforming Changes for the Class A-2-B notes for the related Interest Period.

Each amount set forth pursuant to clauses (ii), (iii), (vi) and (vii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of the Initial Note Balance of a Note.

(b)            The Indenture Trustee shall have no duty or obligation to verify or confirm the accuracy of any of the information or numbers set forth in the Servicer Certificate delivered to the Indenture Trustee in accordance with this Section, and the Indenture Trustee shall be fully protected in relying upon such Servicer Certificate.

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Section 8.4           Disbursement of Funds.

(a)            On each Payment Date prior to an acceleration of the maturity of the Notes pursuant to Section 5.2, prior to 1:00 p.m., New York City time, the Paying Agent, in accordance with the related Servicer Certificate and pursuant to the instructions of the Servicer, shall transfer from the Collection Account all Available Funds and shall apply such amount, in accordance with the following priorities:

(i)            first, to the Servicer, the Payment Date Advance Reimbursement;

(ii)            second, pro rata, to the Servicer, the Servicing Fee, together with any unpaid Servicing Fees in respect of one or more prior Collection Periods, and to the Administrator, the Administration Fee, together with any unpaid Administration Fees in respect of one or more prior Collection Periods;

(iii)            third, pro rata, to the Indenture Trustee, the SUBI trustee, the Owner Trustee and the Asset Representations Reviewer, required fees and expenses (including indemnification amounts) due and owing under the Transaction Documents which have not been previously paid, provided, that the amounts payable pursuant to this clause (iii) will be limited to $275,000 per annum in the aggregate;

(iv)            fourth, pro rata, to the Holders of the Notes, for payment to each respective Class of Noteholders, an amount equal to the Accrued Class A-1 Note Interest, the Accrued Class A-2-A Note Interest, the Accrued Class A-2-B Note Interest, the Accrued Class A-3 Note Interest and the Accrued Class A-4 Note Interest, for such Payment Date, provided, that if there are not sufficient funds available to pay the entire amount of the Accrued Note Interest, the amount available shall be applied to the payment of such interest on each Class of Notes on a pro rata basis based on the amount of interest payable to each Class of Notes;

(v)            fifth, to the Principal Distribution Account, the First Priority Principal Distribution Amount for such Payment Date, which amount shall be paid in the order of priority set forth in Section 8.4(b);

(vi)            sixth, to the Reserve Account, until the amount of funds in the Reserve Account is equal to the Targeted Reserve Account Balance;

(vii)            seventh, to the Principal Distribution Account, the Regular Principal Distribution Amount for such Payment Date, if any, which will be allocated to pay principal on the Notes in the order of priority set forth in Section 8.4(b);

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(viii)            eighth, pro rata, to pay any required fees or indemnification amounts due to the Indenture Trustee, the SUBI Trustee, the Owner Trustee and the Asset Representations Reviewer pursuant to clause (iii) above to the extent not paid in such clause; and

(ix)            ninth, any remaining funds shall be distributed to or at the direction of the Certificateholder.

(b)            On each Payment Date, prior to 1:00 p.m., New York City time, the Paying Agent, in accordance with the related Servicer Certificate and pursuant to the instructions of the Servicer, shall transfer from the Principal Distribution Account all amounts on deposit therein and shall distribute such amounts in the following order of priority:

(i)            first, to the Holders of the Class A-1 Notes in respect of principal, until the Class A-1 Notes are paid in full;

(ii)            second, pro rata to the Holders of the Class A-2-A Notes and the Class A-2-B Notes in respect of principal (based on the Outstanding Note Amount of each such Class on such Payment Date), until the Class A-2-A Notes and the Class A-2-B Notes are paid in full;

(iii)            third, to the Holders of the Class A-3 Notes in respect of principal, until the Class A-3 Notes are paid in full; and

(iv)            fourth, to the Holders of the Class A-4 Notes in respect of principal, until the Class A-4 Notes are paid in full.

(c)            To the extent that Available Funds for any Payment Date are insufficient to pay in full the amounts specified in clauses (i) through (v) of Section 8.4(a) on any Payment Date (the “Available Funds Shortfall Amount”), the Indenture Trustee shall withdraw funds on deposit in the Reserve Account in accordance with the related Servicer Certificate and pursuant to the instructions of the Servicer to make such payments. After giving effect to all payments set forth in the preceding sentence, funds shall also be withdrawn from the Reserve Account in accordance with Section 8.4(d).

(d)            If on any Payment Date, after giving effect to all deposits to and withdrawals from the Reserve Account, the amount on deposit in the Reserve Account exceeds the Targeted Reserve Account Balance, the Indenture Trustee shall distribute any such excess to or at the direction of the Certificateholder. Upon and after any such distributions to the Certificateholder, the Noteholders shall have no further rights in, or claims to such amounts.

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(e)            On each Payment Date or Redemption Date, from the amounts allocated therefor in accordance with Section 8.4(a) and Section 8.4(b), the Paying Agent shall duly and punctually distribute payments of principal and interest on the Notes due and payable by check mailed to the Person whose name appears as the registered Holder of a Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date; provided, however, that with respect to Notes registered on the Record Date in the name of the Clearing Agency or its nominee (initially, such nominee to be Cede & Co.), payments shall be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that the Note be submitted for notation of payment. Any reduction in the principal amount of any Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of any Note issued upon the registration of transfer thereof or in exchange hereof or in lieu hereof, whether or not noted thereon. Amounts properly withheld under the Code by any Person from payment to any Noteholder of interest or principal shall be considered to have been paid by the Indenture Trustee to such Noteholder for purposes of this Indenture. If funds are expected to be available pursuant to a notice delivered to the Indenture Trustee for payment in full of the remaining unpaid principal amount of the Notes on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, shall notify each Person who was the registered Holder of a Note as of the Record Date preceding the most recent Payment Date or Redemption Date by notice mailed within 30 days (and not less than 15 days) of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of the Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

(f)            On each Payment Date, the Indenture Trustee shall send by first class mail or other reasonable means (including, but not limited to, the posting on the Indenture Trustee’s website at www.sf.citidirect.com) an unaudited report (which may be or may be based upon the Servicer Certificate prepared by the Servicer) to each Person that was a Noteholder as of the close of business on the related Record Date (which shall be Cede & Co. as shown on the applicable Servicer Certificate as the nominee of DTC unless Definitive Notes are issued under the limited circumstances described herein) and the Administrator (via electronic delivery in accordance with Section 11.4) setting forth the information provided in the Servicer Certificate delivered in accordance with Section 8.3 with respect to such Payment Date and the related Collection Period. Note Owners may obtain copies of such reports upon a request in writing to the Indenture Trustee at the Corporate Trust Office. The Indenture Trustee is obligated to notify the Noteholders in writing of any changes in the address or means of access to the Internet website where the reports are accessible. Assistance in using the Indenture Trustee’s website may be obtained by calling the Indenture Trustee’s customer service desk at (888) 855-9695.

(g)            None of the Noteholders, the Indenture Trustee, the Owner Trustee, the SUBI Trustee, the Asset Representations Reviewer, the Transferor, the Administrator or the Servicer shall be required to refund any amounts properly distributed or paid to them in accordance with this Indenture, regardless of whether there are sufficient funds on any subsequent Payment Date to make in full distributions to the Noteholders.

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Section 8.5           General Provisions Regarding Accounts.

(a)            All of the funds on deposit in the Reserve Account and the Collection Account (if the Servicer is required to deposit collections in the Collection Account within two Business Days of identification) shall be invested and reinvested by the Indenture Trustee, until the Outstanding Note Amount has been reduced to zero, at the direction of the Administrator, in Permitted Investments selected by the Administrator which mature no later than the Business Day before the Payment Date immediately succeeding the date of such investment. No such investment shall be sold prior to maturity. Any investment earnings on amounts on deposit in the Reserve Account and Collection Account will be taxable to the Certificateholder (or, if the Transferor is the Certificateholder and if the Transferor is a disregarded entity for tax purposes in the applicable jurisdictions, to VCI). Net investment earnings on any Account shall be deposited in such Account.

(b)            Subject to Section 6.1(c), the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in any Account resulting from any loss on any Permitted Investment included therein, except for losses attributable to the Indenture Trustee’s failure to make payments on any such Permitted Investments issued by the Indenture Trustee in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(c)            If (i) the Administrator shall have failed to give investment directions for any funds on deposit in the Reserve Account or Collection Account to the Indenture Trustee by 11:00 a.m., New York City time (or such other time as may be agreed by the Administrator and the Indenture Trustee), on any Business Day or (ii) a Default or Indenture Default shall have occurred and be continuing with respect to the Notes but the Notes shall not have been declared due and payable pursuant to Section 5.2 or (iii) if the Notes shall have been declared due and payable following an Indenture Default and amounts collected or received from the Collateral are being applied in accordance with Section 5.5 as if there had not been such a declaration, then the Indenture Trustee shall, to the fullest extent practicable, invest and reinvest funds in investments that are Permitted Investments in accordance with standing instructions most recently given by the Administrator.

Section 8.6           Release of Collateral.

(a)            Subject to the payment of its fees and expenses under Section 6.7 and the satisfaction of the conditions set forth in Section 4.1, the Indenture Trustee may, and when required by the provisions of this Indenture shall, execute instruments to release property from the lien of this Indenture, or convey the Indenture Trustee’s interest in the same, in a manner and under circumstances that are not inconsistent with the provisions of this Indenture. No party relying upon an instrument executed by the Indenture Trustee as provided in this Article shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b)            The Indenture Trustee shall, at such time as there are no Notes Outstanding, release any remaining portion of the Collateral that secured the Notes from the lien of this Indenture and release to the Issuer or any other Person entitled thereto any funds then on deposit in the Accounts. Such release shall include delivery to the Issuer or its designee of the Transaction SUBI Certificate and release of the lien of this Indenture and transfer of dominion and control over the Accounts to the Issuer or its designee. The Indenture Trustee shall release property from the lien of this Indenture pursuant to this Section only upon receipt of an Issuer Request.

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(c)            Each Noteholder or Note Owner, by its acceptance of a Note or, in the case of a Note Owner, a beneficial interest in a Note, acknowledges that from time to time the Indenture Trustee shall release from the lien of this Indenture (or shall be deemed to automatically release from the lien of this Indenture without any further action) any Unit to be reallocated from the Transaction SUBI Portfolio to the UTI Portfolio in accordance with Section 2.3 of the SUBI Sale Agreement or Section 7.12 of the Transaction SUBI Servicing Supplement.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.1           Supplemental Indentures Without Consent of Noteholders.

(a)            Except as provided in Section 9.2, without the consent of the Noteholders or any other Person, the Issuer and the Indenture Trustee (when so directed by an Issuer Request), may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture subject to satisfaction of the following conditions: (i) either (x) the Certificateholder or the Administrator delivers an Officer’s Certificate or an Opinion of Counsel to the Indenture Trustee to the effect that such supplemental indenture will not materially and adversely affect the interest of the Noteholders or (y) the Rating Agency Condition is satisfied with respect to such supplemental indenture and (ii)  such action shall not, as evidenced by an Opinion of Counsel delivered to the Indenture Trustee, (A) affect the treatment of the Notes as debt for U.S. federal income tax purposes, (B) be deemed to cause a taxable exchange of the Notes for U.S. federal income tax purposes or (C) cause the Issuer, the Transferor or the Origination Trust to be classified as an association (or publicly traded partnership) taxable as a corporation for U.S. federal income tax purposes. Notwithstanding the foregoing, any supplement that materially and adversely affects the interests of the Indenture Trustee, the Owner Trustee, the Servicer, the Certificateholders or the Administrator shall require the prior written consent of the Persons whose interests are materially and adversely affected. The consent of the Servicer, the Certificateholders or the Administrator shall be deemed to have been given if the Issuer does not receive a written objection from such Person within 10 Business Days after a written request for such consent shall have been given.

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(b)            It shall not be necessary for the consent of any Person pursuant to this Section for such Person to approve the particular form of any proposed supplement, but it shall be sufficient if such Person consents to the substance thereof.

(c)            Prior to the execution of any supplemental indenture, the Issuer shall provide each Rating Agency with written notice of the substance of such supplement. No later than 10 Business Days after the execution of any supplemental indenture, the Issuer shall furnish a copy of such supplement to each Rating Agency, the Servicer, the Administrator, the Owner Trustee and the Indenture Trustee.

(d)            The Indenture Trustee is hereby authorized to join in the execution of any such supplemental indenture and to make any further appropriate agreements and stipulations as may be therein contained.

(e)            Promptly after the execution by the Issuer and the Indenture Trustee of any supplemental indenture pursuant to this Section or Section 9.2, the Indenture Trustee shall mail to the Noteholders to which such amendment or supplemental indenture relates a notice (to be provided by the Issuer) setting forth in general terms the substance of such supplemental indenture. Any failure of the Indenture Trustee to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

(f)            Notwithstanding anything under this Section 9.1, Section 9.2 or in any other Transaction Document to the contrary, to the extent permitted by the TIA, this Indenture (including Appendix A) may be amended by the Issuer without the consent of the Noteholders or any other Person and without satisfying any other amendment provisions of this Indenture or any other Transaction Document solely in connection with any SOFR Adjustment Conforming Changes or, following the determination of a Benchmark Replacement, any Benchmark Replacement Conforming Changes to be made by the Administrator; provided, that the Issuer has delivered notice of such amendment to the Rating Agencies on or prior to the date such amendment is executed; provided, further, that any such SOFR Adjustment Conforming Changes or any such Benchmark Replacement Conforming Changes shall not affect the rights, indemnities or obligations of the Owner Trustee or the Indenture Trustee without the Owner Trustee's or the Indenture Trustee's consent, respectively. For the avoidance of doubt, any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes in any amendment to this Indenture may be retroactive (including retroactive to the Benchmark Replacement Date) and this Indenture may be amended more than once in connection with any SOFR Adjustment Conforming Changes or any Benchmark Replacement Conforming Changes.

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Section 9.2           Supplemental Indentures with Consent of Noteholders. With the consent of Noteholders holding not less than a majority of the Outstanding Note Amount, voting as a single Class, the Issuer and the Indenture Trustee (when directed by an Issuer Request) may enter into one or more indentures supplemental hereto for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or for the purpose of modifying in any manner the rights of the Noteholders under this Indenture; provided, that no supplemental indenture entered into under Section 9.1 or this Section shall, without the consent of the Noteholder of each Outstanding Note affected thereby and prior notice by the Issuer to the Rating Agencies:

(a)            subject to the deemed effectiveness of any determination, decision or election made in connection with a Benchmark Transition Event or a Benchmark Replacement as set forth in Section 3.1 or in connection with any SOFR Adjustment Conforming Changes, change the Final Scheduled Payment Date of any Note, or reduce the principal amount thereof, the interest rate thereon or the Redemption Price with respect thereto, or change any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of the provisions of this Indenture requiring the application of funds available therefor, as provided in Article V, to the payment of any such amount due on the Notes on or after the respective due dates thereof (or, in the case of redemption, on or after the Redemption Date);

(b)            reduce the percentage of the Outstanding Note Amount, the consent of the Noteholders of which is required for any such supplemental indenture or the consent of the Noteholders of which is required for any waiver of compliance with provisions of this Indenture or Indenture Defaults hereunder and the consequences provided for in this Indenture;

(c)            modify or alter the provisions of the proviso to the definition of the term “Outstanding”;

(d)            reduce the percentage of the Outstanding Note Amount required to direct the Indenture Trustee to direct the Issuer to sell the Trust Estate pursuant to Section 5.4, if the proceeds of such sale would be insufficient to pay the Outstanding Note Amount plus accrued but unpaid interest on the Notes;

(e)            modify any provision of this Section in any respect adverse to the interests of the Noteholders except to increase any percentage specified herein or to provide that certain additional provisions of this Indenture or the Transaction Documents cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby;

(f)            modify any of the provisions of this Indenture in such manner as to affect the calculation of the amount of any payment of interest or principal due on any Note on any Payment Date (including the calculation of any of the individual components of such calculation) or to affect the rights of the Noteholders to the benefit of any provisions for the mandatory redemption of the Notes contained herein;

(g)            permit the creation of any lien ranking prior to or on a parity with the lien of this Indenture with respect to any part of the Trust Estate or, except as otherwise permitted or contemplated herein, terminate the lien of this Indenture on any property at any time subject hereto or deprive any Noteholder of the security provided by the lien of this Indenture; or

(h)            impair the right to institute suit for the enforcement of payment as provided in Section 5.7.

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Section 9.3           Execution of Supplemental Indentures. In executing, or permitting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee shall be entitled to receive, and subject to Sections 6.1 and 6.2, shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent to the execution have been complied with. The Indenture Trustee may but shall not be obligated to enter into any such supplemental indenture that affects the Indenture Trustee’s own rights, duties, liabilities or indemnities under this Indenture or otherwise.

Section 9.4           Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and shall be deemed to be modified and amended in accordance therewith with respect to the Notes affected thereby, and the respective rights, limitations of rights, obligations, duties, liabilities and immunities under this Indenture of the Indenture Trustee, the Issuer and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and shall be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.5           Reference in Notes to Supplemental Indentures. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and if required by the Indenture Trustee shall, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such supplemental indenture. If the Issuer or the Indenture Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

ARTICLE X

REDEMPTION OF NOTES

Section 10.1         Redemption.

(a)            Pursuant to Section 9.4 of the Trust Agreement, the Transferor shall be permitted at its option to purchase the interest in the Transaction SUBI evidenced by the Transaction SUBI Certificate from the Issuer on any Payment Date if the Outstanding Note Amount is less than or equal to 10% of the Initial Note Balance. The purchase price for the Transaction SUBI Certificate shall equal the Optional Purchase Price, which amount shall be deposited by the Transferor into the Collection Account on the Redemption Date. In connection with an Optional Purchase, the Notes shall be redeemed on the Redemption Date in whole, but not in part, for the Redemption Price.

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(b)            If the Transferor exercises the Optional Purchase, on the Redemption Date, prior to 1:00 p.m., New York City time, the Paying Agent shall transfer the Redemption Price from the Collection Account to the Noteholders.

(c)            If on any Payment Date the amount on deposit in the Reserve Account and the amount of Available Funds after payment of the amounts set forth in clauses (i) through (v) of Section 8.4(a) is greater than or equal to the balance of the Notes then outstanding, then such amount shall be used to redeem the then Outstanding Notes. On such Payment Date, (i) the Indenture Trustee shall, upon written direction from the Servicer, transfer all amounts on deposit in the Reserve Account to the Collection Account, (ii) the Paying Agent shall transfer an amount equal to the Outstanding Note Amount to the Noteholders as the Redemption Price, and (iii) the Outstanding Notes shall be redeemed in whole, but not in part, on such Payment Date.

(d)            If the Notes are to be redeemed pursuant to Sections 10.1(a) and 10.1(b) or Section 10.1(c), the Administrator or the Issuer shall provide at least 20 days’ prior notice of the redemption of the Notes to the Indenture Trustee and the Issuer, and the Indenture Trustee shall provide prompt (but not later than 10 days prior to the applicable Redemption Date) notice thereof to the Noteholders.

Section 10.2         Form of Redemption Notice. Notice of redemption under Section 10.1 shall be given by the Indenture Trustee by first-class mail, postage prepaid, mailed to each Holder of Notes as of the close of business on the Record Date preceding the applicable Redemption Date at such Holder’s address appearing in the Note Register. In addition, the Administrator shall notify each Rating Agency upon the redemption of the Notes, pursuant to the Administration Agreement.

All notices of redemption shall state:

(a)            the Redemption Date;

(b)            the Redemption Price;

(c)            that payments will be made only upon presentation and surrender of the Notes and the place where the Notes to be redeemed are to be surrendered for payment of the Redemption Price (which shall be the office or agency of the Issuer to be maintained as provided in Section 3.2);

(d)            that the Record Date otherwise applicable to the Redemption Date is not applicable;

(e)            that on the Redemption Date, the Redemption Price will become due and payable upon each such Note and that interest thereon shall cease to accrue from and after the Redemption Date; and

(f)            the CUSIP number (if applicable to such Notes).

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Notice of redemption of the Notes shall be given by the Indenture Trustee in the name and at the expense of the Issuer. Failure to give notice of redemption (or any defect therein) to any Noteholder shall not impair or affect the validity of the redemption of any Note.

Section 10.3         Notes Payable on Redemption Date. The Notes to be redeemed shall, following notice of redemption as required by Section 10.2, become due and payable on the Redemption Date at the Redemption Price and (unless the Issuer shall default in the payment of the Redemption Price) no interest shall accrue on the Notes so redeemed for any period after the date to which accrued interest is calculated for purposes of calculating the Redemption Price.

ARTICLE XI

MISCELLANEOUS

Section 11.1         Compliance Certificates and Opinions.

(a)            Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Indenture Trustee shall be entitled to receive from or on behalf of the Issuer (i) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, (ii) an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, and (iii) in the case of conditions precedent compliance with which is subject to verification by accountants, a certificate or opinion of an accountant that satisfies Section 314(c)(3) of the TIA.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(i)            a statement that each signatory of such certificate or opinion has read or has caused to be read such covenant or condition and the definitions herein relating thereto;

(ii)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii)            a statement that, in the opinion of each such signatory, such signatory has made such examination or investigation as is necessary to enable such signatory to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)            a statement as to whether, in the opinion of each such signatory, such condition or covenant has been complied with.

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(b)            In addition to any obligation imposed in Section 11.1(a) or elsewhere in this Indenture:

(i)            Prior to the deposit of any Collateral or other property or securities with the Indenture Trustee that is to be made the basis for the release of any property or securities subject to the lien of this Indenture, the Issuer shall furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such deposit) to the Issuer of the Collateral or other property or securities to be so deposited.

(ii)            Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (i) above, the Issuer shall also deliver to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities to be so deposited and of all other such securities made the basis of any such withdrawal or release since the commencement of the then-current calendar year of the Issuer, as set forth in the certificates delivered pursuant to clause (i) above and this clause, is 10% or more of the Outstanding Note Amount, but such a certificate need not be furnished with respect to any securities so deposited, if the fair value thereof to the Issuer as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Outstanding Note Amount.

(iii)            Other than as contemplated by Section 11.1(b)(v), whenever any property or securities are to be released from the lien of this Indenture, the Issuer shall also furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of each Person signing such certificate as to the fair value (within 90 days of such release) of the property or securities proposed to be released and stating that in the opinion of such Person, the proposed release will not impair the security under this Indenture in contravention of the provisions hereof.

(iv)            Whenever the Issuer is required to furnish to the Indenture Trustee an Officer’s Certificate certifying or stating the opinion of any signer thereof as to the matters described in clause (iii) above, the Issuer shall also furnish to the Indenture Trustee an Independent Certificate as to the same matters, if the fair value of the property or securities and of all other property, or securities (other than property described in clauses (A) or (B) of Section 11.1(b)(v)) released from the lien of this Indenture since the commencement of the then current calendar year, as set forth in the Officer’s Certificates required by clause (iii) above and this clause, equals 10% or more of the Outstanding Note Amount, but such Officer’s Certificate need not be furnished in the case of any release of property or securities if the fair value thereof as set forth in the related Officer’s Certificate is less than $25,000 or less than 1% of the Outstanding Note Amount.

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(v)            Notwithstanding Section 2.9 or any other provision of this Section, the Issuer may (A) collect, liquidate, sell or otherwise dispose of the Collateral as and to the extent permitted or required by the Transaction Documents and (B) make cash payments out of the Accounts as and to the extent permitted or required by the Transaction Documents.

Section 11.2         Form of Documents Delivered to the Indenture Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Authorized Officer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel. Any such certificate of an Authorized Officer or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of or representations by an officer or officers of the Servicer, the Administrator, the Transferor or the Issuer, stating that the information with respect to such factual matters is in the possession of the Servicer, the Administrator, the Transferor or the Issuer.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Whenever in this Indenture, in connection with any application or certificate or report to the Indenture Trustee, it is provided that the Issuer shall deliver any document as a condition of the granting of such application, or as evidence of the Issuer’s compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Issuer to have such application granted or to the sufficiency of such certificate or report. The foregoing shall not, however, be construed to affect the Indenture Trustee’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Article VI.

Section 11.3         Acts of Noteholders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Noteholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by agents duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section.

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(b)            The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Indenture Trustee deems sufficient.

(c)            The ownership of Notes shall be proved by the Note Register.

(d)            Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

Section 11.4         Notices. All demands, notices and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, by telecopier or electronic mail, and addressed in each case as set forth on Schedule II hereto or at such other address as any party shall have provided to the other parties in writing. Delivery shall occur only upon receipt or reported tender of such communication by an officer of the recipient entitled to receive such notices located at the address of such recipient for notices hereunder.

Section 11.5         Notices to Noteholders; Waiver. Where this Indenture provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first class, postage prepaid to each Noteholder affected by such event, at his address as it appears on the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholder shall affect the sufficiency of such notice with respect to other Noteholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Indenture Trustee but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such a waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to Noteholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Indenture Trustee shall be deemed to be a sufficient giving of such notice.

Where this Indenture provides for notice to each Rating Agency, failure to give such notice shall not affect any other rights or obligations created hereunder, and shall not under any circumstance constitute an Indenture Default.

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Section 11.6         Headings. The article and section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Indenture.

Section 11.7         Successors and Assigns. All covenants and agreements in this Indenture and the Notes by the Issuer shall bind its successors and assigns, whether so expressed or not. All agreements of the Indenture Trustee in this Indenture shall bind its successors.

Section 11.8         Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.9         Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the Noteholders (and, with respect to Sections 8.3 and 8.4, the Certificateholders), any other party secured hereunder and any other Person with an ownership interest in any part of the Trust Estate, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.10       Legal Holidays. In any case where the date on which any payment is due shall not be a Business Day, then (notwithstanding any other provision of the Notes or this Indenture) payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date on which nominally due, and no interest shall accrue for the period from and after any such nominal date.

Section 11.11       GOVERNING LAW. THIS INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

Section 11.12       Counterparts. This Indenture may be executed in any number of counterparts, including in counterparts executed via electronic signature, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Indenture by electronic transmission shall be effective as delivery of a manually executed counterpart of this Indenture.

Section 11.13       Recording of Indenture. If this Indenture is subject to recording in any appropriate public recording offices, such recording is to be effected by the Issuer accompanied by an Opinion of Counsel reasonably acceptable to the Indenture Trustee) to the effect that such recording is necessary either for the protection of the Noteholders or any other Person secured hereunder or for the enforcement of any right or remedy granted to the Indenture Trustee under this Indenture.

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Section 11.14       Trust Obligation; No Recourse. Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under this Indenture or any certificate or other writing delivered in connection herewith or therewith, against (i) the Indenture Trustee, the Transaction SUBI Trustee or the Owner Trustee in their respective individual capacities, (ii) any Certificateholder or any other owner of a beneficial interest in the Issuer, (iii) the Servicer, the Administrator or the Origination Trust or (iv) any partner, owner, beneficiary, agent, officer, director, employee, successor or assign of any Person described in clauses (i), (ii) and (iii) above, except as any such Person may have expressly agreed (it being understood that the Indenture Trustee, the SUBI Trustee or the Owner Trustee have no such obligations in their individual capacity) and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 11.15       No Petition. With respect to each Bankruptcy Remote Party, each of the Indenture Trustee, by entering into this Indenture, and each Noteholder and Note Owner, by accepting a Note or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) no such Person shall authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) no such Person shall commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction.

Section 11.16       Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein to the contrary, (a) this instrument has been countersigned by Deutsche Bank Trust Company Delaware not in its individual capacity but solely in its capacity as Owner Trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, covenants, undertakings and agreements by Deutsche Bank Trust Company Delaware but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Deutsche Bank Trust Company Delaware, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) Deutsche Bank Trust Company Delaware has not verified or made any investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture, and (e) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents.

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Section 11.17       TIA Incorporation and Conflicts. The provisions of Sections 310 through 317 of the TIA that impose duties on any Person (including the provisions automatically deemed included herein unless expressly excluded by this Indenture) are a part of and govern this Indenture, whether or not physically contained herein. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in this Indenture by any of the provisions of the TIA, such required provision shall control.

Section 11.18       Intent.

(a)            It is the intent of the Issuer that the Notes constitute indebtedness for all financial accounting purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed, to treat the Notes as indebtedness for all financial accounting purposes.

(b)            It is the intent of the Issuer that the Notes constitute indebtedness for all tax purposes and the Issuer agrees and each purchaser of a Note (by virtue of the acquisition of such Note or an interest therein) shall be deemed to have agreed to treat the Notes as indebtedness for all federal, state and local income and franchise and/or value added tax purposes (other than any Notes that are owned during any period of time either by the Issuer or by a Person that is considered the same Person as the Issuer for U.S. federal income tax purposes).

Section 11.19       Each SUBI Separate; Assignees of SUBI. Each of the Indenture Trustee, by entering into this Indenture, and each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI and the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or the Transaction SUBI Portfolio, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any Other SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement, and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

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Section 11.20       SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a)            SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE OR ANY DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION HEREWITH, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND APPELLATE COURTS FROM ANY THEREOF;

(b)            CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)            AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PERSON AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 11.4 OF THIS INDENTURE;

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(d)            AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(e)            TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE, ANY OTHER TRANSACTION DOCUMENT, OR ANY MATTER ARISING HEREUNDER OR THEREUNDER.

Section 11.21       Subordination of Claims. Each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that, to the extent such Person is deemed to have any interest in any assets of the Transferor, or a securitization vehicle (other than the Issuer) related to the Transferor, dedicated to other debt obligations of the Transferor or debt obligations of any other securitization vehicle (other than the Issuer) related to the Transferor, such Person’s interest in those assets is subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

Section 11.22       Information Requests. The parties hereto shall provide any information reasonably requested by the Servicer, the Issuer, the Transferor or any of their Affiliates, at the expense of the Servicer, the Issuer, the Transferor or any of their Affiliates, as applicable, in order to comply with or obtain more favorable treatment under any current or future law, rule, regulation, accounting rule or principle.

Section 11.23       Regulation AB Information to be Provided by the Indenture Trustee.

(a)            For so long as the Transferor is filing reports under the Exchange Act with respect to the Issuer, the Indenture Trustee shall (i) on or before the fifth Business Day of each month, notify the Transferor, in writing, of any Form 10-D Disclosure Item with respect to the Indenture Trustee, together with a description of any such Form 10-D Disclosure Item in form and substance reasonably satisfactory to the Transferor; provided, however, that the Indenture Trustee shall not be required to provide such information in the event that there has been no change to the information previously provided by the Indenture Trustee to Transferor, and (ii) as promptly as practicable following notice to or discovery by a Responsible Officer of the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

(b)            As soon as available but no later than March 15 of each calendar year for so long as the Transferor is filing reports under the Exchange Act with respect to the Issuer, commencing on March 15, 2025, the Indenture Trustee shall:

(i)            deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under paragraph (b) of Rule 13a-18, Rule 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit B or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee;

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(ii)            cause a firm of registered public accountants that is qualified and independent with the meaning of Rule 2-01 of Regulation S-X under the Securities Act to deliver a report for inclusion in the Transferor’s filing of Exchange Act Form 10-K with respect to the Issuer that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered to the Transferor pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act;

(iii)            in the event that modifications are required to the report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria or the registered public accountants report after the delivery of such reports in accordance with clauses (i) and (ii) of this Section 11.23(b) as a result of written communications received by the Transferor from the Commission or otherwise, then the Indenture Trustee as promptly as practicable following notice to a Responsible Officer of the Indenture Trustee shall provide to the Transferor such modified reports, the costs and expenses incurred therewith shall be paid by the Administrator;

(iv)            deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act) on behalf of the Issuer or the Transferor substantially in the form attached hereto as Exhibit C or such form as mutually agreed upon by the Transferor and the Indenture Trustee; and

(v)            notify the Transferor in writing of any affiliations or relationships (as described in Item 1119 of Regulation AB) between the Indenture Trustee and any Item 1119 Party, provided, that no such notification need be made if the affiliations or relationships are unchanged from those provided in the notification in the prior calendar year.

The Indenture Trustee acknowledges that the parties identified in clause (iv) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

(c)            The Indenture Trustee shall provide the Seller and the Servicer (each, a “VW Party” and, collectively, the “VW Parties”) with (i) notification, as soon as practicable and in any event within five Business Days, of all demands communicated to the Indenture Trustee for the repurchase or replacement of any Transaction Unit pursuant to Section 2.3(c) of the SUBI Sale Agreement and (ii) promptly upon request by a VW Party, any other information reasonably requested by a VW Party to facilitate compliance by the VW Parties with Rule 15Ga-1 under the Exchange Act, and Items 1104(e) and 1121(c) of Regulation AB. In no event shall the Indenture Trustee be deemed to be a “securitizer” as defined in Section 15Ga of the Exchange Act, nor shall it have any responsibility for making any filing to be made by a securitizer under the Exchange Act or Regulation AB.

-66-	Indenture (VALT 2024-A)

Section 11.24       Form 8-K Filings. So long as the Transferor is filing Exchange Act Reports with respect to the Issuer, the Indenture Trustee shall promptly notify the Transferor, but in no event later than one (1) Business Day after its occurrence, of any Reportable Event of which a Responsible Officer of the Indenture Trustee has actual knowledge (other than a Reportable Event described in clause (a) or (b) of the definition thereof as to which the Transferor or the Servicer has actual knowledge). The Indenture Trustee shall be deemed to have actual knowledge of any such event to the extent that it relates to the Indenture Trustee or any action or failure to act by the Indenture Trustee.

Section 11.25       Waiver of Special, Indirect and Consequential Damages. Notwithstanding anything to the contrary contained herein, in no event shall Deutsche Bank Trust Company Delaware be liable for special, indirect or consequential damages of any kind whatsoever, including but not limited to lost profits, even if Deutsche Bank Trust Company Delaware has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 11.26       Compliance with Applicable Anti-Terrorism and Anti-Money Laundering Regulations. In order to comply with laws, rules and regulations applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, the Indenture Trustee is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, the Issuer agrees to provide, and agrees to cause the Administrator and the Servicer to provide, to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be reasonably available to such party without undue expense in order to enable the Indenture Trustee to comply with applicable law.

Section 11.27       Dispute Resolution.

(a)            If the Transferor, the Issuer, the Owner Trustee (at the direction of a Certificateholder) or the Indenture Trustee (at the direction of an Investor pursuant to Section 7.4 of this Indenture) (the “Requesting Party”) requests that VCI or the Transferor reallocate any Transaction Unit pursuant to Section 2.3(b) of the SUBI Sale Agreement (the party or parties requested to reallocate a Transaction Unit, the “Requested Party” or “Requested Parties”), and the request has not been fulfilled or otherwise resolved to the reasonable satisfaction of the Requesting Party within 180 days of the receipt of notice of the request by VCI, the Requesting Party shall have the right to refer the matter, at its discretion, to either mediation or arbitration pursuant to this Section 11.27. If the Requesting Party is the Indenture Trustee acting at the direction of an Investor, the Indenture Trustee as Requesting Party shall act at the direction of such Investor in making all decisions related to mediation or arbitration. VCI shall inform the Requesting Party in writing upon a determination by VCI that a Transaction Unit subject to a demand shall be reallocated and the monthly distribution report filed by the Issuer on Form 10-D for the Collection Period in which such Transaction Unit were reallocated shall include disclosure of such reallocation. A failure of VCI to inform the Requesting Party that a Transaction Unit subject to a demand will be reallocated within 180 days of the receipt of notice of the request shall be deemed to be a determination by VCI that no repurchase of that Transaction Unit due to a breach of Section 2.3(b) of the SUBI Sale Agreement is required.

-67-	Indenture (VALT 2024-A)

(b)            The Requesting Party shall provide notice in accordance with the provisions of Section 11.4 of its intention to refer the matter to mediation or arbitration, as applicable, to the Requested Parties, with a copy to the Issuer and the Indenture Trustee. Each of VCI and the Transferor agree that such Person shall participate in the resolution method selected by the Requesting Party to the extent such Person is a Requested Party. The Requested Party shall provide notice to the Transferor, the Issuer and the Indenture Trustee that the Requested Party has received a request to mediate or arbitrate a reallocation request. Upon receipt of such notice, the Transferor, the Issuer and the Indenture Trustee shall advise the Requesting Party and the Requested Party of an intent to join in the mediation or arbitration, which shall result in their being joined as a Requesting Party in the proceeding.

(c)            A Requesting Party may not initiate a mediation or arbitration pursuant to this Section 11.27 with respect to a Transaction Unit that is, or has been, the subject of an ongoing or previous mediation or arbitration (whether by that Requesting Party or another Requesting Party) but shall have the right, subject to a determination by the parties to the existing mediation or arbitration that such joinder would not prejudice the rights of the participants to such existing mediation or arbitration or unduly delay such proceeding, to join an existing mediation or arbitration with respect to that Transaction Unit if the mediation or arbitration has not yet concluded. In the case of any such joinder, if the initial Requesting Party is the Indenture Trustee (at the direction of one or more Investors), any decisions related to the mediation or arbitration shall be made by the Indenture Trustee on behalf of such Investors holding a majority of the Note Balance of all of the Outstanding Notes.

(d)            If the Requesting Party selects mediation as the resolution method, the following provisions shall apply:

(i)            The mediation shall be administered by a nationally recognized arbitration and mediation association selected by the Requesting Party pursuant to such association’s mediation procedures in effect at such time.

(ii)            The fees and expenses of the mediation shall be allocated as mutually agreed by the parties as part of the mediation.

(iii)            The mediator shall be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the repurchase dispute and shall be appointed from a list of neutrals maintained by the American Arbitration Association (the “AAA”).

-68-	Indenture (VALT 2024-A)

(e)            If the Requesting Party selects arbitration as the resolution method, the following provisions shall apply:

(i)            The arbitration shall be administered by a nationally recognized arbitration and mediation association jointly selected by the parties, or if the parties are unable to agree on an association, by the AAA, and conducted pursuant to such association’s arbitration procedures in effect at such time.

(ii)            The arbitrator shall be impartial, knowledgeable about and experienced with the laws of the State of New York that are relevant to the dispute hereunder and shall be appointed from a list of neutrals maintained by AAA.

(iii)            The arbitrator shall make its final determination no later than 90 days after appointment or as soon as practicable thereafter. The arbitrator shall resolve the dispute in accordance with the terms of this Indenture, and may not modify or change this Indenture in any way. The arbitrator shall not have the power to award punitive damages or consequential damages in any arbitration conducted by it, and VCI shall not be required to pay more than the applicable Securitization Value with respect to any Transaction Unit which VCI is required to reallocate under the terms of the SUBI Sale Agreement or this Indenture, as applicable. In its final determination, the arbitrator shall determine and award the costs of the arbitration (including the fees of the arbitrator, cost of any record or transcript of the arbitration, and administrative fees) and reasonable attorneys’ fees to the parties as determined by the arbitrator in its reasonable discretion. The determination of the arbitrator shall be in writing and counterpart copies shall be promptly delivered to the parties. The determination may be enforced in any court of competent jurisdiction.

(iv)            No person may bring a putative or certified class action to arbitration.

(f)            The following provisions shall apply to both mediations and arbitrations:

(i)            Any mediation or arbitration shall be held in New York, New York or such other location mutually agreed to by the Requesting Party and VCI;

(ii)            Notwithstanding this dispute resolution provision, the parties shall have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, provided such relief would otherwise be available by law;

-69-	Indenture (VALT 2024-A)

(iii)            The details and/or existence of any unfulfilled repurchase request, any meetings or discussions regarding any unfulfilled repurchase request, mediations or arbitration proceedings conducted under this Section 11.27, including all offers, promises, conduct and statements, whether oral or written, made in the course of the parties' attempt to resolve an unfulfilled reallocation request, any information exchanged in connection with any mediation, and any discovery taken in connection with any arbitration (collectively, “Confidential Information”), shall be and remain confidential and inadmissible (except disclosures required by Applicable Law) for any purpose, including impeachment, in any mediation, arbitration or litigation, or other proceeding (including any proceeding under this Section 11.27) other than as required to be disclosed in accordance with applicable law, regulatory requirements, or court order or to the extent that the Requested Party, in its sole discretion, elects to disclose such information. Such information shall be kept strictly confidential and shall not be disclosed or discussed with any third party, and except that a party may disclose such information to its own attorneys, experts, accountants and other agents and representatives (collectively “Representatives”), as reasonably required in connection with any resolution procedure under this Section 11.27, and the Asset Representations Reviewer, if an Asset Review has been conducted), if the disclosing Party (a) directs such Representatives to keep the information confidential, (b) is responsible for any disclosure by its Representatives of such information and (c) takes at its sole expense all reasonable measures to restrain such Representatives from disclosing such information. If any party receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for Confidential Information, the recipient shall promptly notify the other party and shall provide the other party with the opportunity to object to the production of its Confidential Information or seek other appropriate protective remedies, consistent with the applicable requirements of law and regulation. If, in the absence of a protective order, such party or any of its representatives are compelled as a matter of law, regulation, legal process or by regulatory authority to disclose any portion of the Confidential Information, such party may disclose to the party compelling disclosure only the part of such Confidential Information that is required to be disclosed.

-70-	Indenture (VALT 2024-A)

Section 11.28       Electronic Signatures and Transmission.

(a)            For purposes of this Indenture, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by electronic transmission. The term “electronic signature” shall mean any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. Each of the parties hereto agrees that this Indenture, any addendum or amendment hereto or any other document necessary for the consummation of the transactions contemplated by this Indenture may be accepted, executed or agreed to through the use of an electronic signature in accordance with the E-Sign Act, UETA or any applicable state law. Each of the parties hereto are authorized to accept written instructions, directions, reports, notices or other communications delivered by electronic transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by electronic transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such electronic transmission; and none of the parties hereto shall have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information delivered to such party, including, without limitation, the risk of such party acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties.

(b)            Any requirement in this Indenture that a document, including this Indenture, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by electronic transmission.

[Signature Pages to Follow]

-71-	Indenture (VALT 2024-A)

IN WITNESS WHEREOF, the Issuer and the Indenture Trustee have caused this Indenture to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

VOLKSWAGEN AUTO LEASE TRUST 2024-A, as Issuer

By: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee

By:	/s/ Marion Hogan
Name:	Marion Hogan
Title:	attorney-in-fact

By:	/s/ Richard Vieta
Name:	Richard Vieta
Title:	attorney-in-fact

S-1	Indenture (VALT 2024-A)

CITIBANK, N.A.,
as Indenture Trustee

By:	/s/ Louis Piscitelli
Name:	Louis Piscitelli
Title:	Senior Trust Officer

S-2	Indenture (VALT 2024-A)

Acknowledged and agreed for purposes of Section 11.27 hereof:

VOLKSWAGEN AUTO LEASE/LOAN UNDERWRITTEN FUNDING, LLC, as Transferor

By:	/s/ Garett Miles
Name:	Garett Miles
Title:	President and Head of Securitization

By:	/s/ Jens Schreiber
Name:	Jens Schreiber
Title:	Treasurer

VW CREDIT, INC., as Servicer

By:	/s/ Garett Miles
Name:	Garett Miles
Title:	Assistant Treasurer

By:	/s/ Jens Schreiber
Name:	Jens Schreiber
Title:	Treasurer

S-3	Indenture (VALT 2024-A)

SCHEDULE I

PERFECTION REPRESENTATIONS, WARRANTIES AND COVENANTS

In addition to the representations, warranties and covenants contained in this Indenture, the Issuer hereby represents, warrants, and covenants to the Indenture Trustee as follows on the Closing Date:

1.            The Indenture creates a valid and continuing security interest (as defined in the applicable UCC) in the Collateral in favor of the Indenture Trustee, which security interest is prior to all other Adverse Claims and is enforceable as such as against creditors of and purchasers from the Issuer.

2.            The Transaction SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security,” or “tangible chattel paper,” within the meaning of the applicable UCC. The Accounts and all subaccounts thereof, constitute either deposit accounts or securities accounts.

3.            All of the Collateral that constitutes securities entitlements has been or will have been credited to one of the Accounts. The securities intermediary for each Account has agreed to treat all assets credited to the Accounts as “financial assets” within the meaning of the applicable UCC.

4.            The Issuer owns and has good and marketable title to the Collateral free and clear of any Adverse Claims, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the Adverse Claim attaches is not impaired during the pendency of such Proceeding.

5.            The Issuer has received all consents and approvals to the grant of the security interest in the Collateral hereunder to the Indenture Trustee required by the terms of the Collateral that constitutes instruments or payment intangibles.

6.            The Issuer has received all consents and approvals required by the terms of the Collateral that constitutes securities entitlements, certificated securities or uncertificated securities to the transfer to the Indenture Trustee of its interest and rights in the Collateral hereunder.

7.            The Issuer has caused or will have caused, within 10 days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted to the Indenture Trustee hereunder.

I-1	Indenture (VALT 2024-A)

8.            With respect to Collateral that constitutes an instrument or tangible chattel paper, either:

(i)  All original executed copies of each such instrument or tangible chattel paper have been delivered to the Indenture Trustee;

(ii)  Such instruments or tangible chattel paper are in the possession of a custodian and the Indenture Trustee has received a written acknowledgment from such custodian that such custodian is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee; or

(iii)  A custodian received possession of such instruments or tangible chattel paper after the Indenture Trustee received a written acknowledgment from such custodian that such custodian is acting solely as agent of the Indenture Trustee.

9.            With respect to the Accounts and all subaccounts thereof that constitute deposit accounts, either:

(i)  The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the bank maintaining the deposit accounts has agreed to comply with all instructions originated by the Indenture Trustee directing disposition of the funds in the Accounts without further consent by the Issuer; or

(ii)  The Issuer has taken all steps necessary to cause the Indenture Trustee to become the account holder of the Accounts.

10.            With respect to Collateral or Accounts or subaccounts thereof that constitute securities accounts or securities entitlements, either:

(i)  The Issuer has caused or will have caused, within 10 days after the effective date of the Indenture, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest granted in the Collateral to the Indenture Trustee;

(ii)  The Issuer has delivered to the Indenture Trustee a fully executed agreement pursuant to which the securities intermediary has agreed to comply with all instructions originated by the Indenture Trustee relating to the Accounts without further consent by the Issuer; or

(iii)  The Issuer has taken all steps necessary to cause the securities intermediary to identify in its records the Indenture Trustee as the person having a security entitlement against the securities intermediary in the Accounts.

11.            With respect to Collateral that constitutes certificated securities (other than securities entitlements), all original executed copies of each security certificate that constitutes or evidences the Collateral have been delivered to the Indenture Trustee, and each such security certificate either (i) is in bearer form, (ii) has been indorsed by an effective indorsement to the Indenture Trustee or in blank, or (iii) has been registered in the name of the Indenture Trustee.

I-2	Indenture (VALT 2024-A)

Other than the transfer of the Transaction SUBI and the Transaction SUBI Certificate from VCI to the Transferor under the SUBI Sale Agreement, the transfer of the Transaction SUBI and the Transaction SUBI Certificate from the Transferor to the Issuer under the SUBI Transfer Agreement and the security interest in the Collateral granted to the Indenture Trustee pursuant to the Indenture, none of VCI, the Transferor or the Issuer has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral or the Accounts or any subaccounts thereof. The Issuer has not authorized the filing of, and is not aware of any financing statements against the Issuer that include a description of collateral covering the Collateral or the Accounts or any subaccount thereof other than any financing statement relating to the security interest granted to the Indenture Trustee hereunder or that has been terminated.

12.            None of the instruments, certificated securities or tangible chattel paper that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Indenture Trustee.

13.            Neither the Accounts nor any subaccounts thereof are in the name of any person other than the Issuer or the Indenture Trustee. The Issuer has not consented to the securities intermediary of any Account to comply with entitlement orders of any person other than the Indenture Trustee.

I-3	Indenture (VALT 2024-A)

SCHEDULE II

NOTICE ADDRESSES

If to the Issuer:

Volkswagen Auto Lease Trust 2024-A
c/o Deutsche Bank Trust Company Delaware

111 Continental Drive, Suite 102

Newark, DE 19713
Attention: VALT24A

with a copy to:

Deutsche Bank National Trust Company

1761 E. Saint Andrew Place

Santa Ana, California 92705

Attention: Asset Backed Securities - VALT24A

with copies to the Administrator, VW Credit, Inc., the Indenture Trustee

If to the Owner Trustee:

Deutsche Bank Trust Company Delaware

111 Continental Drive, Suite 102

Newark, DE 19713

Attention: VALT24

with a copy to:

Deutsche Bank National Trust Company

1761 E. Saint Andrew Place

Santa Ana, California 92705

Attention: Asset Backed Securities - VALT24A

If to the Indenture Trustee:

Citibank, N.A.

388 Greenwich Street, Floor 6
New York, New York 10013
Attention: Agency & Trust – VALT 2024-A

II-1	Indenture (VALT 2024-A)

If to VCI, the Servicer or the Administrator:

VW Credit, Inc.

1950 Opportunity Way, Suite 1500

Reston, Virginia 20190

Fax no.: (703) 364-7077
Attention: Treasurer

with a copy to:

VW Credit, Inc.

1950 Opportunity Way, Suite 1500

Reston, Virginia 20190

Fax no.: (703) 364-7077
Attention: General Counsel

If to S&P:

S&P Global Ratings

55 Water Street

New York, New York, 10041

If to Fitch:

Fitch Ratings, Inc.

33 Whitehall Street

New York, New York 10004

Fax No.: (212) 514-9879

Attention: Asset Backed Surveillance

If to the SUBI Trustee, the UTI Trustee or the Administrative Trustee:

U.S. Bank Trust Company, National Association
190 South LaSalle Street
Mail Code MK-IL-SL7M
Chicago, Illinois 60603
Attention: Corporate Trust Department

If to the Delaware Trustee:

Wilmington Trust Company
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

II-2	Indenture (VALT 2024-A)

If to the Asset Representations Reviewer:

Via electronic mail: ARRNotices@clayton.com

And to:

Clayton Fixed Income Services LLC
720 S. Colorado Blvd., Suite 200

Glendale, Colorado 80246

Attention: Legal Department

Email: legal@covius.com

II-3	Indenture (VALT 2024-A)

EXHIBIT A

FORM OF CLASS [A-1][A-2-A][A-2-B][A-3][A-4] NOTE

REGISTERED	$___________________[1]
No. R-_______	CUSIP NO. __________
ISIN NO. ____________

SEE REVERSE FOR CERTAIN DEFINITIONS

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE PRINCIPAL OF THIS NOTE IS PAYABLE IN INSTALLMENTS AS SET FORTH HEREIN. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF.

BY ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN), EACH PURCHASER AND TRANSFEREE (AND ITS FIDUCIARY, IF APPLICABLE) WILL BE DEEMED TO REPRESENT AND WARRANT THAT EITHER (A) IT IS NOT ACQUIRING THIS NOTE (OR ANY INTEREST HEREIN) WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) WHICH IS SUBJECT TO TITLE I OF ERISA, (II) A “PLAN” AS DEFINED IN AND SUBJECT TO SECTION 4975(e)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) AN ENTITY DEEMED TO HOLD THE PLAN ASSETS OF ANY OF THE FOREGOING OR (IV) ANY PLAN OR RETIREMENT ARRANGEMENT THAT IS SUBJECT TO A LAW THAT IS SUBSTANTIALLY SIMILAR TO THE FIDUCIARY AND PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”) OR (B)(I) THIS NOTE HAS AN INVESTMENT GRADE RATING FROM AT LEAST ONE NATIONALLY RECOGNIZED STATISTICAL RATING ORGANIZATION AT THE TIME OF PURCHASE OR TRANSFER AND (II) THE ACQUISITION, HOLDING AND DISPOSITION OF THIS NOTE (OR ANY INTEREST HEREIN) WILL NOT GIVE RISE TO A NONEXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION OF ANY SIMILAR LAW.

1 Denominations of $1,000 and integral multiples of $1,000 in excess thereof.

A-1	Indenture (VALT 2024-A)

TRANSFERS OF THE NOTES MUST GENERALLY BE ACCOMPANIED BY APPROPRIATE TAX TRANSFER DOCUMENTATION AND ARE SUBJECT TO RESTRICTIONS AS PROVIDED IN THE INDENTURE.

THE HOLDER, BY ACCEPTANCE OF THIS NOTE, SHALL BE DEEMED TO HAVE AGREED TO TREAT THE NOTES (other than any Notes that are owned during any period of time either by the Issuer or by a Person that is considered the same Person as the Issuer for United States federal income tax purposes) AS DEBT FOR UNITED STATES FEDERAL, STATE AND LOCAL INCOME, FRANCHISE AND/OR VALUE ADDED TAX PURPOSES.

A-2	Indenture (VALT 2024-A)

VOLKSWAGEN AUTO LEASE TRUST 2024-A

[___]% ASSET BACKED NOTE, CLASS [A-1] [A-2-A] [A-2-B] [A-3] [A-4]

VOLKSWAGEN AUTO LEASE TRUST 2024-A, a Delaware statutory trust (including any permitted successors and assigns, the “Issuer”), for value received, hereby promises to pay to [____________], or registered assigns, the principal sum of [_____________________] DOLLARS ($[_____]), in monthly installments on the 20th of each month, or if such day is not a Business Day, on the immediately succeeding Business Day, commencing on April 22, 2024 (each, a “Payment Date”) until the principal of this Note is paid or made available for payment, and to pay interest on each Payment Date on the Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4] Note Balance as of the preceding Payment Date (after giving effect to all payments of principal made on the preceding Payment Date), or as of the Closing Date in the case of the first Payment Date, at the rate per annum shown above (the “Interest Rate”), in each case as and to the extent described below; provided, however, that the entire Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4] Note Balance shall be due and payable on the earliest of (i) [_____________] (the “Final Scheduled Payment Date”), (ii) the Redemption Date, if any, pursuant to Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Indenture Default pursuant to Section 5.2 of the Indenture. Interest on this Note will accrue for each Payment Date from and including [the preceding Payment Date (or, in the case of the initial Payment Date, from and including the Closing Date) to but excluding such Payment Date]1 [the 20th day of the prior calendar month (or, in the case of the initial Payment Date from and including the Closing Date) to but excluding the 20th day of the calendar month in which such Payment Date occurs]2. Interest will be computed on the basis of [actual days elapsed and a 360-day year]3 [a 360-day year of twelve 30-day months]4 [If the sum of the SOFR Rate plus the applicable spread is less than 0.00% for any Interest Period, then the per annum rate at which interest will accrue on this Note for such Interest Period shall be deemed to be 0.00%.]5. The Issuer shall pay interest on overdue installments of interest at the Interest Rate to the extent lawful. Such principal of and interest on this Note shall be paid in the manner specified on the reverse hereof.

The principal of and interest on this Note are payable in such coin or currency of the United States as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Note shall be applied first to interest due and payable on this Note as provided above and then to the unpaid principal of this Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Note.

Unless the certificate of authentication hereon has been executed by the Indenture Trustee the name of which appears below by manual or electronic signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

1 Insert for the Class A-1 Notes and the Class A-2-B Notes.

2 Insert for the Class A-2-A, A-3, A-4 Notes.

3 Insert for the Class A-1 Notes and the Class A-2-B Notes.

4 Insert for the Class A-2-A, A-3, A-4 Notes.

5 Insert for the Class A-2-B Notes.

A-3	Indenture (VALT 2024-A)

IN WITNESS WHEREOF, the Issuer has caused this instrument to be signed, manually or electronically, by its Authorized Officer as of the date set forth below.

Dated: ____________, 2024

VOLKSWAGEN AUTO LEASE TRUST 2024-A

By: Deutsche Bank Trust Company Delaware, not in its individual capacity but solely as Owner Trustee

By
Name:
Title:

A-4	Indenture (VALT 2024-A)

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes designated above and referred to in the within-mentioned Indenture.

Dated: ____________, 2024

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By
Name:
Title:

A-5	Indenture (VALT 2024-A)

[REVERSE OF NOTE]

This Note is one of a duly authorized issue of Notes of the Issuer, designated as its “[__]% Asset Backed Notes, Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4]” (herein called the “Notes”), all issued under an Indenture, dated as of March 27, 2024 (such indenture, as supplemented or amended, is herein called the “Indenture”), between the Issuer and Citibank, N.A., a national banking association, not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), which term includes any successor Indenture Trustee under the Indenture, to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Indenture Trustee and the Noteholders. The Notes are subject to all terms of the Indenture. All terms used in this Note that are not otherwise defined herein and that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes are and will be equally and ratably secured by the Collateral pledged as security therefor as provided in the Indenture. However, to the extent provided in the Indenture and prior to an acceleration of the principal amount of the Notes after an Indenture Default, each Class will receive principal payments sequentially so no principal payments shall be made in respect of the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal payments shall be made in respect of the Class A-3 Notes until the Class A-2 Notes have been paid in full, and no principal payments shall be made in respect of the Class A-4 Notes until the Class A-3 Notes have been paid in full. All covenants and agreements made by the Issuer in the Indenture are for the benefit of the Holders of the Notes.

Principal payable on the Notes will be paid on each Payment Date in the amount specified in the Indenture. As described above, the entire Class [A-1] [A-2-A] [A-2-B] [A-3] [A-4] Note Balance will be due and payable on the earlier of (i) the Final Scheduled Payment Date, (ii) the Redemption Date, if any, selected pursuant to the Section 10.1 of the Indenture and (iii) the date the Notes are accelerated after an Indenture Default pursuant to Section 5.2 of the Indenture. Notwithstanding the foregoing, under certain circumstances, the entire unpaid principal amount of the Notes shall be due and payable following the occurrence and continuance of an Indenture Default, as described in the Indenture. In such an event, principal payments on the Class A-1 Notes shall be made first and principal payments on the remaining Classes of Notes shall be made pro rata to the Noteholders entitled thereto.

Payments of principal and interest on this Note made on each Payment Date, Redemption Date or upon acceleration shall be made by check mailed to the Person whose name appears as the registered Holder of this Note (or one or more Predecessor Notes) on the Note Register as of the close of business on the related Record Date, except that with respect to Notes registered on the Record Date in the name of the nominee of DTC (initially, such nominee to be Cede & Co.), payments will be made by wire transfer in immediately available funds to the account designated by such nominee. Such checks shall be mailed to the Person entitled thereto at the address of such Person as it appears on the Note Register as of the applicable Record Date without requiring that this Note be submitted for notation of payment. Any reduction in the principal amount of this Note (or any one or more Predecessor Notes) affected by any payments made on any Payment Date or Redemption Date shall be binding upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Indenture, for payment in full of the remaining unpaid principal amount of this Note on a Payment Date or Redemption Date, then the Indenture Trustee, in the name of and on behalf of the Issuer, will notify the Person who was the registered Holder hereof as of the Record Date preceding such Payment Date or Redemption Date by notice mailed within 30 days (and not less than 15 days) of such Payment Date or Redemption Date and the amount then due and payable shall be payable only upon presentation and surrender of this Note at the Corporate Trust Office of the Indenture Trustee or at the office of the Indenture Trustee’s agent appointed for such purposes located in The City of New York.

A-6	Indenture (VALT 2024-A)

As provided in the Indenture, the Transferor will be permitted at its option to purchase the interest in the Transaction SUBI evidenced by the Transaction SUBI Certificate from the Issuer on any Payment Date if, either before or after giving effect to any payment of principal required to be made on such Payment Date, the Outstanding Note Amount is less than or equal to 10% of the Initial Note Balance. The purchase price for the Transaction SUBI Certificate shall equal the greater of (a) the Note Balance, together with accrued interest thereon at the applicable Interest Rate up to but not including the Redemption Date and (b) the aggregate Securitization Value of the Included Units as of the last day of the Collection Period immediately preceding the Redemption Date (the “Optional Purchase Price”), which amount shall be deposited by the Transferor into the Collection Account on the Payment Date fixed for redemption. In connection with an Optional Purchase, the Notes will be redeemed on such Payment Date in whole, but not in part, for the Redemption Price.

In addition, as provided in the Indenture, if on any Payment Date the amount on deposit in the Reserve Account, after giving effect to withdrawals therefrom and deposits thereto in respect of that Payment Date, is greater than or equal to the balance of the Notes then outstanding, such amount will be used to redeem the then Outstanding Notes.

As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered on the Note Register upon surrender of this Note for registration of transfer at the office or agency designated by the Issuer pursuant to the Indenture. No service charge will be charged for any registration of transfer or exchange of this Note, but the transferor may be required to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any such registration of transfer or exchange.

Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that no recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer, the Owner Trustee or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection herewith or therewith against (i) the Indenture Trustee or the Owner Trustee in its individual capacity, (ii) any owner of a beneficial interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director or employee of the Indenture Trustee or the Owner Trustee in its individual capacity, any Holder of a beneficial interest in the Issuer, the Owner Trustee or the Indenture Trustee or of any successor or assign of the Indenture Trustee or the Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by applicable law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

A-7	Indenture (VALT 2024-A)

Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that, to the extent such Person is deemed to have any interest in any assets of the Transferor, or a securitization vehicle (other than the Issuer) related to the Transferor, dedicated to other debt obligations of the Transferor or debt obligations of any other securitization vehicle (other than the Issuer) related to the Transferor, such Person’s interest in those assets is subordinate to claims or rights of such other debtholders to those other assets. Furthermore, each Noteholder or Note Owner, by accepting a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that such agreement constitutes a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code.

It is the intent of the Transferor, VCI, the Noteholders, the Note Owners and the Issuer that the Notes constitute indebtedness for all financial accounting and tax purposes and the Issuer and each purchaser of a Note (by acceptance of such Note or an interest therein) agree to treat, and to take no action inconsistent with the treatment of, the Notes as indebtedness for all financial accounting and tax purposes (other than any Notes that are owned during any period of time either by the Issuer or by a Person that is considered the same Person as the Issuer for U.S. federal income tax purposes).

By acquiring this Note (or any interest herein), each purchaser or transferee (and its fiduciary, if applicable) is deemed to represent and warrant that either (a) it is not acquiring the Note (or any interest therein) with the assets of a Benefit Plan or any plan or retirement arrangement subject to a law that is substantially similar to the fiduciary and prohibited transaction provisions of ERISA or Section 4975 of the Code (“Similar Law”); or (b) (i) this Note has an investment grade rating from at least one nationally recognized statistical rating organization at the time of purchase or transfer and (ii) its acquisition, holding and disposition of this Note (or any interest herein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any Similar Law.

The Notes represent obligations of the Issuer only and do not represent interests in, recourse to or obligations of the Transferor, the UTI Beneficiaries or any of their respective Affiliates.

With respect to each Bankruptcy Remote Party, each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, hereby covenants and agrees that prior to the date which is one year and one day after payment in full of all obligations under each Financing (i) such Noteholder or Note Owner shall not authorize such Bankruptcy Remote Party to commence a voluntary winding-up or other voluntary case or other Proceeding seeking liquidation, reorganization or other relief with respect to such Bankruptcy Remote Party or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect in any jurisdiction or seeking the appointment of an administrator, a trustee, receiver, liquidator, custodian or other similar official with respect to such Bankruptcy Remote Party or any substantial part of its property or to consent to any such relief or to the appointment of or taking possession by any such official in any involuntary case or other Proceeding commenced against such Bankruptcy Remote Party, or to make a general assignment for the benefit of any party hereto or any other creditor of such Bankruptcy Remote Party, and (ii) such Noteholder or Note Owner shall not commence or join with any other Person in commencing any Proceeding against such Bankruptcy Remote Party under any bankruptcy, reorganization, liquidation or insolvency law or statute now or hereafter in effect in any jurisdiction. Each Noteholder or Note Owner agrees that, prior to the date which is one year and one day after the payment in full of all obligations under each Financing, it will not institute against, or join any other Person in instituting against, any Bankruptcy Remote Party an action in bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar Proceeding under the laws of the United States or any State of the United States.

A-8	Indenture (VALT 2024-A)

Prior to the due presentment for registration of transfer of this Note, the Owner Trustee, the Indenture Trustee and any agent of the Owner Trustee or the Indenture Trustee may treat the Person in whose name this Note (as of the day of determination or as of such other date as may be specified in the Indenture) is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Owner Trustee, the Indenture Trustee nor any such agent shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the Noteholders under the Indenture at any time by the Issuer with the consent of Noteholders representing not less than a majority of the Outstanding Note Amount. The Indenture also contains provisions permitting Noteholders representing specified percentages of the Outstanding Note Amount, on behalf of all Noteholders, to waive compliance by the Issuer with certain provisions of the Indenture and certain past Indenture Defaults and their consequences. Any such consent or waiver by the Noteholder of this Note (or any one or more Predecessor Notes) shall be conclusive and binding upon such Noteholder and upon all future Noteholders of this Note and of any note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note. The Indenture also permits the Issuer and the Indenture Trustee to amend or waive certain terms and conditions set forth in the Indenture without the consent of the Noteholders.

The Notes are issuable only in registered form in denominations as provided in the Indenture, subject to certain limitations therein set forth.

This Note shall BE governed by, and construed in accordance with the LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO its CONFLICTS OF LAW provisions other than sections 5-1401 and 5-1402 of the new york general obligations law, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE noteholder or note owner SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

A-9	Indenture (VALT 2024-A)

Each Noteholder or Note Owner, by acceptance of a Note, or, in the case of a Note Owner, a beneficial interest in a Note, covenants and agrees that (a) the Transaction SUBI is a separate series of the Origination Trust as provided in Section 3806(b)(2) of Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., (b)(i) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Transaction SUBI and the Transaction SUBI Portfolio shall be enforceable against the Transaction SUBI Portfolio only, and not against any Other SUBI Assets or the UTI Portfolio and (ii) the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to any Other SUBI, any Other SUBI Portfolio, the UTI or the UTI Portfolio shall be enforceable against such Other SUBI Portfolio or the UTI Portfolio only, as applicable, and not against the Transaction SUBI or the Transaction SUBI Portfolio, (c) except to the extent required by law, UTI Assets or SUBI Assets with respect to any Other SUBI shall not be subject to the claims, debts, liabilities, expenses or obligations arising from or with respect to the Transaction SUBI in respect of such claim, (d)(i) no creditor or holder of a claim relating to the Transaction SUBI or the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the UTI or the UTI Portfolio or any Other SUBI or the assets allocated thereto, and (ii) no creditor or holder of a claim relating to the UTI, the UTI Portfolio or any Other SUBI or any SUBI Assets other than the Transaction SUBI Portfolio shall be entitled to maintain any action against or recover any assets allocated to the Transaction SUBI, and (e) any purchaser, assignee or pledgee of an interest in the Transaction SUBI or the Transaction SUBI Certificate, must, prior to or contemporaneously with the grant of any such assignment, pledge or security interest, (i) give to the Origination Trust a non-petition covenant substantially similar to that set forth in Section 6.9 of the Origination Trust Agreement and (ii) execute an agreement for the benefit of each holder, assignee or pledgee from time to time of the UTI or UTI Certificate and any Other SUBI or Other SUBI Certificate, to release all claims to the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio and in the event that such release is not given effect, to fully subordinate all claims it may be deemed to have against the assets of the Origination Trust allocated to the UTI Portfolio and each Other SUBI Portfolio.

A-10	Indenture (VALT 2024-A)

ASSIGNMENT

Social Security or taxpayer I.D. or other identifying number of assignee: _______________

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________________________________________ (name and address of assignee) the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints attorney, to transfer said Note on the books kept for registration thereof, with full power of substitution in the premises.

Dated: _____________           _______________________________ */

Signature Guaranteed:

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in STAMP or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

_________________________

*/           NOTE: The signature to this assignment must correspond with the name of the registered owner as it appears on the face of the within Note in every particular without alteration, enlargement or any change whatsoever.

A-11	Indenture (VALT 2024-A)

EXHIBIT B

SERVICING CRITERIA TO BE ADDRESSED IN
INDENTURE TRUSTEE’S AND SERVICER’S ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee or the Servicer, as applicable, shall address, at a minimum, the criteria identified below as “Applicable Indenture Trustee Servicing Criteria” or “Applicable Servicer Servicing Criteria”, as applicable:

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.		X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.		X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back- up servicer for the pool assets are maintained.		X
1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.			X
1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.		X

B-1	Indenture (VALT 2024-A)

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Cash Collection and Administration
1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.		X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X
1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.			X
1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.		X
1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.		X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.			X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

X

B-2	Indenture (VALT 2024-A)

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
Investor Remittances and Reporting
1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of pool assets serviced by the Servicer.		X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X1
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X

1 Solely with regard to timeframes and that distributions were made in accordance with the instructions of the Servicer.

B-3	Indenture (VALT 2024-A)

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
	Pool Asset Administration		X
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related asset pool documents.		X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements.		X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.		X
1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related asset pool documents.		X
1122(d)(4)(v)	The Servicer’s records regarding the accounts and the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		X
1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		X
1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		X

B-4	Indenture (VALT 2024-A)

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).		X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.			X
1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s account documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable account documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related accounts, or such other number of days specified in the transaction agreements.			X
1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.			X

B-5	Indenture (VALT 2024-A)

Servicing Criteria		Applicable Indenture Trustee Servicing Criteria	Applicable Servicer Servicing Criteria	Inapplicable Servicing Criteria
1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.			X
1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or
	such other number of days specified in the transaction agreements.			X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.		X

B-6	Indenture (VALT 2024-A)

EXHIBIT C

FORM OF INDENTURE TRUSTEE’S ANNUAL CERTIFICATION

RE:           VOLKSWAGEN AUTO LEASE TRUST 2024-A

Citibank, N.A., not in its individual capacity but solely as indenture trustee (the “Indenture Trustee”), certifies to Volkswagen Auto Lease/Loan Underwritten Funding, LLC (the “Transferor”), and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1)            It has reviewed the report on assessment of the Indenture Trustee’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended, and Item 1122 of Regulation AB (the “Servicing Assessment”) that was delivered by the Indenture Trustee to the Transferor pursuant to the Indenture, dated as of March 27, 2024 (the “Indenture”), by and between the Indenture Trustee and Volkswagen Auto Lease Trust 2024-A;

(2)            To the best of its knowledge, the Servicing Assessment, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Servicing Assessment; and

(3)            To the best of its knowledge, all of the information required to be provided under Sections 11.23 and 11.24 of the Indenture has been provided to the Transferor.

CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

Date:           _________________________

C-1	Indenture (VALT 2024-A)

APPENDIX A

DEFINITIONS

[Attached]

Appendix A	Indenture (VALT 2024-A)

APPENDIX A

DEFINITIONS

The following terms have the meanings set forth, or referred to, below:

“60-Day Delinquent Leases” means, as of any date of determination, all Leases (other than Reallocated Leases and Defaulted Leases) that are 60 or more days delinquent as of such date (or, if such date is not the last day of a Collection Period, as of the last day of the Collection Period immediately preceding such date), as determined in accordance with the Servicer’s Customary Servicing Practices.

“Accounts” means the Collection Account, the Reserve Account, and the Principal Distribution Account.

“Accrued Class A-1 Note Interest” means, with respect to any Payment Date, the sum of the Class A-1 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-1 Noteholders’ Interest Carryover Shortfall.

“Accrued Class A-2-A Note Interest” means, with respect to any Payment Date, the sum of the Class A-2-A Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-2-A Noteholders’ Interest Carryover Shortfall.

“Accrued Class A-2-B Note Interest” means, with respect to any Payment Date, the sum of the Class A-2-B Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-2-B Noteholders’ Interest Carryover Shortfall.

“Accrued Class A-3 Note Interest” means, with respect to any Payment Date, the sum of the Class A-3 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-3 Noteholders’ Interest Carryover Shortfall.

“Accrued Class A-4 Note Interest” means, with respect to any Payment Date, the sum of the Class A-4 Noteholders’ Monthly Accrued Interest for such Payment Date and the Class A-4 Noteholders’ Interest Carryover Shortfall.

“Accrued Note Interest” means, with respect to any Payment Date, the sum of the Accrued Class A-1 Note Interest, the Accrued Class A-2-A Note Interest, the Accrued Class A-2-B Note Interest, the Accrued Class A-3 Note Interest and the Accrued Class A-4 Note Interest.

“Act” has the meaning set forth in Section 11.3(a) of the Indenture.

“Administration Agreement” means the Administration Agreement, dated as of the Closing Date, among the Administrator, the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

“Administration Fee” means, with regard to the Administrator of the Issuer under the Administration Agreement, for any Collection Period, an amount equal to $2,500.

Appendix A - Definitions (2024-A)

“Administrative Trustee” means U.S. Bank, as Administrative Trustee under the Origination Trust Agreement, and its successors.

“Administrator” means VCI, or any successor Administrator for the Issuer under the Administration Agreement.

“Advance” has the meaning set forth in Section 7.8 of the Transaction SUBI Servicing Supplement.

“Adverse Claim” means, for any asset or property of a Person, a lien, security interest, mortgage, pledge or encumbrance in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Affiliate” means, for any specified Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such specified Person and “affiliated” has a meaning correlative to the foregoing. For purposes of this definition, “control” means the power, directly or indirectly, to cause the direction of the management and policies of a Person.

“Asset Representations Review Agreement” means the Asset Representations Review Agreement, dated as of the Closing Date, between the Issuer, VCI, the Servicer and the Asset Representations Reviewer.

“Asset Representations Reviewer” means Clayton Fixed Income Services LLC, a Delaware limited liability company, or any successor Asset Representations Reviewer under the Asset Representations Review Agreement.

“Asset Review” shall have the meaning assigned to such term in the Asset Representations Review Agreement.

“Authenticating Agent” means any Person authorized by the Indenture Trustee to act on behalf of the Indenture Trustee to authenticate and deliver the Notes.

“Authorized Newspaper” means a newspaper of general circulation in The City of New York, printed in the English language and customarily published on each Business Day, whether or not published on Saturdays, Sundays and holidays.

“Authorized Officer” means (a) with respect to the Issuer, (i) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (ii) so long as the Administration Agreement is in effect, any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Owner Trustee and the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter) and (b) with respect to the Owner Trustee, the Indenture Trustee, the Note Registrar, the Servicer and the Administrator, any officer of the Owner Trustee, the Indenture Trustee, the Note Registrar, the Servicer or the Administrator, as applicable, who is authorized to act for the Owner Trustee, the Indenture Trustee, the Note Registrar, the Servicer or the Administrator, as applicable, in matters relating to the Owner Trustee, the Indenture Trustee, the Note Registrar, the Servicer or the Administrator and who is identified on the list of Authorized Officers delivered by each of the Owner Trustee, the Indenture Trustee, the Servicer and the Administrator to the Indenture Trustee on the Closing Date or by the Note Registrar on the date of its appointment as such (as such list may be modified or supplemented from time to time thereafter).

2	Appendix A - Definitions (2024-A)

“Available Funds” means, for any Payment Date and the related Collection Period, an amount equal to the sum of the following amounts: (i) the Collections received by the Servicer during such Collection Period, (ii) Advances made by the Servicer on such Payment Date, (iii) any amounts paid with respect to such Payment Date by VCI to the Issuer in accordance with Section 2.3 of the SUBI Sale Agreement or by the Servicer to the Issuer in accordance with Section 7.12 of the Transaction SUBI Servicing Supplement and (iv) all investment earnings (if any) on amounts on deposit in the Collection Account for the related Collection Period.

“Available Funds Shortfall Amount” has the meaning set forth in Section 8.4(c) of the Indenture.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Bankruptcy Event” means, with respect to any Person, (i) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days or (ii) the commencement by such Person of a voluntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.

“Bankruptcy Remote Party” means any of the Transferor, the Issuer, the Origination Trust or any Special Purpose Entity (and the general partner of any Special Purpose Entity that is a partnership, or the managing member of any Special Purpose Entity that is a limited liability company) that holds a beneficial interest in the Origination Trust.

“Base Residual Value” means, for each Vehicle related to an Included Unit, the lowest of (i) the MSRP ALG Residual of the related Vehicle, (ii) the Updated ALG Residual of the related Vehicle and (iii) the Stated Residual Value of the related Vehicle.

“Benchmark” means, initially, the SOFR Rate; provided that if the Administrator determines prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

3	Appendix A - Definitions (2024-A)

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date;

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by the Administrator as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Administrator as of the Benchmark Replacement Date:

(1) the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment; or

(3) the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrator giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Administrator determines is reasonably necessary).

4	Appendix A - Definitions (2024-A)

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event that gives rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including the daily published component used in the calculation thereof):

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Benefit Plan” means (a) any “employee benefit plan” as defined in Section 3(3) of ERISA which is subject to Title I of ERISA, (b) a “plan” described by Section 4975(e)(1) of the Code, which is subject to Section 4975 of the Code or (c) any entity deemed to hold the plan assets of any of the foregoing.

5	Appendix A - Definitions (2024-A)

“Book-Entry Notes” means a beneficial interest in the Notes, ownership and transfers of which shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the states of Delaware, Illinois, Virginia or New York are authorized or obligated by law, executive order or government decree to be closed.

“Casualty” means, with respect to any Transaction Unit, that the Servicer has actual knowledge that the Vehicle included in such Unit (a) shall have suffered damage or destruction resulting in an insurance settlement on the basis of an actual, constructive or compromised total loss, (b) shall have suffered destruction or damage beyond repair, (c) shall have suffered damage that makes repairs uneconomic or (d) shall have suffered destruction, damage, theft, loss or disappearance that, in accordance with Customary Servicing Practices, results in a termination of the related Lease.

“Certificate” means a certificate evidencing the beneficial interest of the Certificateholder in the Issuer, substantially in the form of Exhibit A to the Trust Agreement.

“Certificateholder” means the registered holder of the Certificate.

“Class” means a group of Notes whose form is identical except for variation in denomination, principal amount or owner, and references to “each Class” thus mean each of the Class A-1 Notes, the Class A-2-A Notes, the Class A-2-B Notes, the Class A-3 Notes and the Class A-4 Notes.

“Class A-1 Interest Rate” means 5.516% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year).

“Class A-1 Note Balance” means, as of any date, the Initial Class A-1 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-1 Notes.

“Class A-1 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-1 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-1 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of Class A-1 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of Class A-1 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-1 Interest Rate for the related Interest Period.

“Class A-1 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the aggregate interest accrued for the related Interest Period on the Class A-1 Notes at the Class A-1 Interest Rate on the Class A-1 Note Balance on the immediately preceding Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Holders of the Class A-1 Notes on or prior to such preceding Payment Date.

“Class A-1 Notes” means the Class of Auto Lease Asset Backed Notes designated as Class A-1 Notes, issued in accordance with the Indenture.

6	Appendix A - Definitions (2024-A)

“Class A-2 Notes” means the Classes of Auto Lease Asset Backed Notes designated as Class A-2-A Notes and Class A-2-B Notes, issued in accordance with the Indenture.

“Class A-2-A Interest Rate” means 5.40% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-2-A Note Balance” means, as of any date, the Initial Class A-2-A Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2-A Notes.

“Class A-2-A Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-2-A Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-2-A Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of the Class A-2-A Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of the Class A-2-A Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-2-A Interest Rate for the related Interest Period.

“Class A-2-A Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-2-A Notes at the Class A-2-A Interest Rate on the Class A-2-A Note Balance immediately preceding the Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Holders of the Class A-2-A Notes on or prior to such preceding Payment Date.

“Class A-2-B Interest Rate” means SOFR Rate + 0.47% per annum (computed on the basis of the actual number of days elapsed during the applicable Interest Period, but assuming a 360-day year); provided, however, that for any Interest Period for which the sum of the SOFR Rate plus 0.47% is less than 0.00%, the Class A-2-B Interest Rate shall be deemed to be 0.00%.

“Class A-2-B Note Balance” means, as of any date, the Initial Class A-2-B Note Balance reduced by all payments of principal made on or prior to such date on the Class A-2-B Notes.

“Class A-2-B Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-2-B Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-2-B Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of the Class A-2-B Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of the Class A-2-B Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-2-B Interest Rate for the related Interest Period.

“Class A-2-B Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-2-B Notes at the Class A-2-B Interest Rate on the Class A-2-B Note Balance immediately preceding the Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Holders of the Class A-2-B Notes on or prior to such preceding Payment Date.

“Class A-3 Interest Rate” means 5.21% per annum (computed on the basis of a 360-day year of twelve 30-day months).

7	Appendix A - Definitions (2024-A)

“Class A-3 Note Balance” means, as of any date, the Initial Class A-3 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-3 Notes.

“Class A-3 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-3 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-3 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Holders of the Class A-3 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Holders of the Class A-3 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-3 Interest Rate for the related Interest Period.

“Class A-3 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-3 Notes at the Class A-3 Interest Rate on the Class A-3 Note Balance immediately preceding the Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class A-3 Notes on or prior to such preceding Payment Date.

“Class A-3 Notes” means the Class of Auto Lease Asset Backed Notes designated as Class A-3 Notes, issued in accordance with the Indenture.

“Class A-4 Interest Rate” means 5.20% per annum (computed on the basis of a 360-day year of twelve 30-day months).

“Class A-4 Note Balance” means, as of any date, the Initial Class A-4 Note Balance reduced by all payments of principal made on or prior to such date on the Class A-4 Notes.

“Class A-4 Noteholders’ Interest Carryover Shortfall” means, with respect to any Payment Date, the excess of the Class A-4 Noteholders’ Monthly Accrued Interest for the preceding Payment Date and any outstanding Class A-4 Noteholders’ Interest Carryover Shortfall on such preceding Payment Date, over the amount in respect of interest that is actually paid to Noteholders of the Class A-4 Notes on such preceding Payment Date, plus interest on the amount of interest due but not paid to Noteholders of the Class A-4 Notes on the preceding Payment Date, to the extent permitted by law, at the Class A-4 Interest Rate for the related Interest Period.

“Class A-4 Noteholders’ Monthly Accrued Interest” means, with respect to any Payment Date, the sum of the aggregate interest accrued for the related Interest Period on the Class A-4 Notes at the Class A-4 Interest Rate on the Class A-4 Note Balance immediately preceding the Payment Date or the Closing Date, as the case may be, after giving effect to all payments of principal to the Noteholders of the Class A-4 Notes on or prior to such preceding Payment Date.

“Class A-4 Notes” means the Class of Auto Lease Asset Backed Notes designated as Class A-4 Notes, issued in accordance with the Indenture.

8	Appendix A - Definitions (2024-A)

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act and shall initially be DTC.

“Clearing Agency Participant” means a broker, dealer, bank or other financial institution or other Person for which from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

“Closing Date” means March 27, 2024.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor law, and the Treasury Regulations promulgated thereunder.

“Collateral” has the meaning set forth in the Granting clause of the Indenture.

“Collection Account” means the trust account designated as such established and maintained pursuant to Section 8.2(b) of the Indenture.

“Collection Period” means the period commencing on the first day of each fiscal month of the Servicer and ending on the last day of such fiscal month (or, in the case of the initial Collection Period, the period commencing on the close of business on the Cut-Off Date and ending on March 31, 2024). As used herein, the “related” Collection Period with respect to a Payment Date shall be deemed to be the Collection Period which precedes such Payment Date.

“Collections” means, with respect to any Collection Period, an amount equal to the following, but only to the extent relating solely to the Transaction SUBI Portfolio: (a) all monthly lease payments on any Lease, (b) Sales Proceeds in respect of any Transaction Vehicle, (c) Excess Wear and Tear Charges, Excess Mileage Charges and any other payments, receipts or Recoveries (including any residual value insurance proceeds and other insurance proceeds) by or on behalf of any Lessee or otherwise with respect to any Unit and (d) all Pull-Ahead Amounts with respect to any Lease; provided that the term “Collections” shall not include (i) Supplemental Servicing Fees, (ii) payments allocable to sales, use or other taxes (which shall be collected by the Servicer and remitted to the applicable Governmental Authority or used to reimburse the Servicer for payment of such amounts in accordance with Customary Servicing Practices), (iii) payments allocable to premiums for force-placed insurance policies purchased by the Servicer on behalf of any Lessee (which shall be collected by the Servicer and remitted to the applicable insurance company (or if such amounts were paid by the Servicer, to the Servicer) in accordance with Customary Servicing Practices), (iv) payments allocable to fines for parking violations incurred by any Lessee but assessed to the Origination Trust as the owner of the related Vehicle (which shall be collected by the Servicer and remitted to the applicable Governmental Authority (or if such amounts were paid by the Servicer, to the Servicer) in accordance with Customary Servicing Practices) and (v) rebates of premiums with respect to the cancellation of any insurance policy or service contract.

“Commission” means the U.S. Securities and Exchange Commission.

“Compounded SOFR” with respect to any U.S. Government Securities Business Day, shall mean:

(1)            the applicable compounded average of SOFR for a tenor of 30 days as published on such U.S. Government Securities Business Day at the SOFR Determination Time; or

9	Appendix A - Definitions (2024-A)

(2)            if the rate specified in (1) above does not so appear, the applicable compounded average of SOFR for a tenor of 30 days as published in respect of the first preceding U.S. Government Securities Business Day for which such rate appeared on the FRBNY’s Website.

The specific Compounded SOFR rate is referred to by its tenor. For example, “30-day Average SOFR” refers to the compounded average SOFR over a rolling 30-calendar day period as published on the FRBNY’s Website.

“Corporate Trust Office” means:

(a)            as used in the Indenture, or otherwise with respect to Indenture Trustee, the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered which office at date of the execution of the Indenture is located at Citibank, N.A., 388 Greenwich Street, Floor 6, New York, New York 10013, (facsimile no. (347) 767-2639), Attention: Agency & Trust – VALT 2024-A, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Administrator, the Servicer and the Issuer, or the principal corporate trust office of any successor Indenture Trustee (the address of which the successor Indenture Trustee will notify the Noteholders and the Owner Trustee); and

(b)            as used in the Trust Agreement, or otherwise with respect to Owner Trustee, the corporate trust office of the Owner Trustee, c/o Deutsche Bank Trust Company Delaware, 111 Continental Drive, Suite 102, Newark, DE 19713, Attention: VALT24A, with a copy to Deutsche Bank National Trust Company, 1761 E. Saint Andrew Place, Santa Ana, California 92705, Attention: Asset Backed Securities – VALT24A, or at such other address as the Owner Trustee may designate by notice to the Certificateholder and the Transferor, or the principal corporate trust office of any successor Owner Trustee (the address of which the successor Owner Trustee will notify the Certificateholder and the Transferor).

“Credit Losses” means, for any Collection Period, an amount equal to the excess of (a) the sum of the Securitization Value for all Included Units charged-off (i.e., that became Terminated Units before maturity of the related Lease and for which all scheduled payments thereunder have not been made) during that Collection Period over (b) the sum of Sales Proceeds and Recoveries received by the Servicer with respect to charged-off Units during that Collection Period.

“Cumulative Net Credit Losses” means, through any Collection Period, the sum (which number may be positive or negative) of the Credit Losses for all Collection Periods from and including the Cut-Off Date to and including such Collection Period.

“Cumulative Net Residual Losses” means, through any Collection Period, the sum (which number may be positive or negative) of the Residual Losses for all Collection Periods from and including the Cut-Off Date to and including such Collection Period.

“Customary Servicing Practices” means the customary practices of the Servicer with respect to Vehicles and Leases held by the Origination Trust, without regard to whether such Vehicles and Leases have been identified and allocated into a SUBI Portfolio, as such practices may be changed from time to time.

10	Appendix A - Definitions (2024-A)

“Cut-Off Date” means the close of business on January 31, 2024.

“Dealer” means a motor vehicle dealership in the VCI dealer network.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Indenture Default.

“Defaulted Lease” means a Lease related to a Defaulted Unit.

“Defaulted Unit” means any Unit with a related Lease for which any of the following has occurred during a Collection Period: (a) any payment on such Lease is past due 90 or more days, (b) the related Vehicle has been repossessed but has not been charged off or (c) such related Lease has been charged off in accordance with Customary Servicing Practices.

“Definitive Note” means a definitive fully registered Note issued pursuant to Section 2.12 of the Indenture.

“Delaware Trustee” means Wilmington Trust Company, a Delaware trust company, as Delaware trustee of the Origination Trust under the Origination Trust Agreement.

“Delinquency Percentage” means, for each Payment Date and the related Collection Period, an amount equal to the ratio (expressed as a percentage) of (i) the aggregate Securitization Value of all Included Units related to 60-Day Delinquent Leases as of the last day of such Collection Period to (ii) the aggregate Securitization Value of the Included Units as of the last day of such Collection Period.

“Delinquency Trigger” means, for any Payment Date and the related Collection Period, 7.00%.

“Delinquent Unit” means any Transaction Unit (other than a Defaulted Unit) with a related Transaction Lease on which any payment is past due for more than 30 days.

“Depository Agreement” means the agreement, dated as of the Closing Date, executed by the Issuer in favor of DTC, as the initial Clearing Agency, as the same may be amended or supplemented from time to time.

“Determination Date” means the second Business Day preceding the related Payment Date, beginning April 18, 2024.

“Dollar” and “$” mean lawful currency of the United States of America.

“Domestic Corporation” means an entity that is treated as a corporation for U.S. federal income tax purposes and is a United States person under Section 7701(a)(30) of the Code.

“DTC” means The Depository Trust Company, and its successors.

“E-Sign Act” means the Electronic Signatures in Global and National Commerce Act.

11	Appendix A - Definitions (2024-A)

“Eligible Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution acting in its fiduciary capacity which is organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as the long-term unsecured debt of such depository institution shall have a credit rating of at least “BBB” and “A” from S&P and Fitch, respectively. Any such trust account may be maintained with the Owner Trustee, the Indenture Trustee or any of their respective Affiliates, if such accounts meet the requirements described in clause (b) of the preceding sentence.

“Eligible Institution” means a depository institution or trust company (which may be the Owner Trustee, the Indenture Trustee or any of their respective Affiliates) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank) which at all times (a) satisfies one of the following conditions (i) has a long-term senior unsecured debt rating of at least “A” and “A” by S&P and
Fitch, respectively, (ii) has a short-term unsecured debt rating of “A-1” and “F1” by S&P and Fitch, respectively, or (iii) such other rating that is acceptable to each Rating Agency, as evidenced by a letter from such Rating Agency to the Issuer or the Indenture Trustee and (b) whose deposits are insured by the Federal Deposit Insurance Corporation; provided, that a foreign financial institution shall be deemed to satisfy clause (b) if such foreign financial institution meets the requirements of Rule 13k-1(b)(1) under the Exchange Act (17 CFR §240.13k-1(b)(1)).

“Eligible Unit” means, at the Cut-Off Date, a Unit:

(a)	the Lessee of which (i) is a resident of, or organized under the laws of and with its chief executive office in, the United States, (ii) is not an Affiliate of VCI, (iii) is not a government or a governmental subdivision or agency, (iv) is not shown on the Servicer’s records as a debtor in a pending Bankruptcy Event and (v) is not the Lessee of any Defaulted Lease;

(b)	for which the related Vehicle, to VCI’s knowledge, was not subject to an event which would constitute a Casualty with respect to such Vehicle;

(c)	for which the related Lease is an “account” or “chattel paper” within the meaning of Section 9-102 of the UCC of all applicable jurisdictions;

(d)	for which the related Lease constitutes the legal, valid and binding obligation of the related Lessee enforceable against such Lessee in accordance with its terms subject to no offset, counterclaim, defense or other Adverse Claim;

(e)	for which (i) good and valid ownership of such Lease has validly and effectively vested in the Origination Trust and (ii) as of the Closing Date, good and valid ownership of the beneficial interest of such Lease will be validly and effectively conveyed to, and vested in the Transferor, in each case, free and clear of all adverse claims, except for Permitted Liens;

12	Appendix A - Definitions (2024-A)

(f)	for which the related Lease arises under a contract that does not require the Lessee under such contract to consent to the transfer, sale or assignment of the rights of the Origination Trust under such contract;

(g)	for which the related Lease does not, in whole or in part, materially contravene any law, rule or regulation applicable thereto (including, without limitation, those relating to usury, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

(h)	for which the related Lease was not originated in, or is subject to the laws of, any jurisdiction under which the transfer and assignment of a beneficial interest in such Vehicle pursuant to a transfer of the Transaction SUBI Certificate or the Transaction SUBI is unlawful, void or voidable;

(i)	for which the related Lease was originated in compliance, and complies in all material respects, with all material applicable legal requirements;

(j)	which was generated in the ordinary course of the Origination Trust’s business;

(k)	for which only one original of the related Lease exists, which is held by the Servicer on behalf of the Origination Trust;

(l)	for which there is no credit-related recourse to the related Dealer;

(m)	for which the related Lease is in full force and effect, and has not been satisfied, subordinated or rescinded;

(n)	for which the related Lease requires the related Lessee to obtain physical damage insurance covering the related Vehicle in accordance with the Servicer’s Customary Servicing Practices, was originated in compliance with the Servicer’s Customary Servicing Practices and otherwise complies with the Servicer’s Customary Servicing Practices;

(o)	for which the related Lease has a remaining term to maturity, as of the Cut-Off Date, greater than or equal to 3 months and less than or equal to 44 months and had an original lease term greater than or equal to 24 months and less than or equal to 48 months;

(p)	which is not more than 30 days past due as of the Cut-Off Date and is not a Defaulted Lease;

(q)	for which the related Lease is payable solely in U.S. dollars;

(r)	which has a Securitization Value, as of the Cut-Off Date, not greater than $86,000;

13	Appendix A - Definitions (2024-A)

(s)	for which the related Lease provides for substantially equal monthly payments and level payments that fully amortize the adjusted capitalized cost of the Lease to the related Stated Residual Value over the term of such Lease;

(t)	for which the related Lease was originated on or after October 1, 2020; and

(u)	for which the related Vehicle is a new Volkswagen brand or Audi brand vehicle, in each case, that is not a diesel engine vehicle.

“End User” means, with respect to each Lease, the lessee thereunder.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event of Loss” means, with respect to any Transaction Unit, a Casualty with respect to the Vehicle included in such Unit.

“Excess Mileage Charges” means, with respect to any Unit, the amount of charges for excess mileage on the related Vehicle received from the Lessee at the expiration of the Lease.

“Excess Wear and Tear Charges” means, with respect to any Unit, the amount of charges for wear and tear to the related Vehicle received from the Lessee at the expiration of the Lease.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Act Reports” means any reports on Form 10-D, Form 8-K and Form 10-K filed or to be filed by the Transferor with respect to the Issuer under the Exchange Act.

“Executive Officer” means (a) with respect to any corporation or depository institution, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the President, the Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation or depository institution and (b) with respect to any partnership, any general partner thereof.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date hereof (or any amended or successor provisions that are substantially similar), any current or future regulations thereunder or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any published intergovernmental agreement entered into in connection with the implementation the foregoing and any fiscal or regulatory legislation, rules or official practices adopted pursuant to such published intergovernmental agreement.

“FATCA Withholding Tax” means any withholding or deduction required pursuant to FATCA.

“Final Scheduled Payment Date” means, with respect to (a) the Class A-1 Notes, the Payment Date occurring March 20, 2025, (b) the Class A-2-A Notes, the Payment Date occurring December 21, 2026, (c) the Class A-2-B Notes, the Payment Date occurring December 21, 2026, (d) the Class A-3 Notes, the Payment Date occurring June 21, 2027, and (e) the Class A-4 Notes, the Payment Date occurring December 20, 2028.

14	Appendix A - Definitions (2024-A)

“Financing” means, collectively, (a) any financing transaction of any sort undertaken by VCI or any Affiliate of VCI involving, directly or indirectly, Origination Trust Assets (including, without limitation, any financing undertaken in connection with the issuance and assignment of any SUBI and related SUBI Certificate), (b) any sale or purchase by the Transferor or any other Special Purpose Entity of any interest in one or more SUBIs and (c) any other asset securitization, synthetic lease, sale-leaseback, secured loan or similar transaction involving Origination Trust Assets or any beneficial interest therein or in the Origination Trust.

“First Priority Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to the excess of (a) the Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date), over (b) the aggregate Securitization Value as of the last day of the Collection Period preceding such Payment Date; provided, however, that the First Priority Principal Distribution Amount on and after the Final Scheduled Payment Date of any Class of Notes shall not be less than the amount that is necessary to reduce the Outstanding Amount of that Class of Notes to zero.

“Fitch” means, Fitch Ratings, Inc., or any successor that is a nationally recognized statistical rating organization.

“Form 10-D Disclosure Item” means with respect to any Person, (a) any legal proceedings pending against such Person or of which any property of such Person is then subject, or (b) any proceedings known to be contemplated by governmental authorities against such Person or of which any property of such Person would be subject, in each case that would be material to the Noteholders.

“Form 10-K Disclosure Item” means with respect to any Person, (a) any Form 10-D Disclosure Item and (b) any affiliations or relationships between such Person and any Item 1119 Party to the extent a Responsible Officer of such Person (in the case of the Indenture Trustee, any Origination Trustee and the Owner Trustee) has actual knowledge thereof.

“FRBNY” means the Federal Reserve Bank of New York.

“FRBNY’s Website” means the website of the FRBNY, currently at https://apps.newyorkfed.org/markets/autorates/sofr-avg-ind or at such other page as may replace such page on the FRBNY’s website.

“GAAP” means generally accepted accounting principles in the USA, applied on a materially consistent basis; provided, however, that no financial test contained in the Transaction Documents shall fail to be satisfied as a result of the adoption or amendment (including any published interpretation) after the Closing Date by any governmental or accounting body of any financial accounting standard, and any notices, representations or certifications based on financial accounting data that are required under the Transaction Documents may be delivered without giving effect to the adoption or amendment of such financial accounting standard.

“Governmental Authority” means any (a) Federal, state, municipal, foreign or other governmental entity, board, bureau, agency or instrumentality, (b) administrative or regulatory authority (including any central bank or similar authority) or (c) court or judicial authority.

15	Appendix A - Definitions (2024-A)

“Grant” means to mortgage, pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim, collect, receive and give receipt for principal and interest payments in respect of the Collateral and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise and generally to do and receive anything that the Granting party is or may be entitled to do or receive thereunder or with respect thereto. Other forms of the verb “to Grant” shall have correlative meanings.

“Holder” means, as the context may require, the Certificateholder or a Noteholder or both.

“Included Units” means, for any Collection Period, all Transaction Units as of the beginning of such Collection Period (or, in the case of the initial Collection Period, the Closing Date), other than Units the beneficial interest in which were repurchased by VCI during such Collection Period pursuant to Section 2.3 of the SUBI Sale Agreement or Section 7.12 of the Transaction SUBI Servicing Supplement.

“Indenture” means the Indenture, dated as of the Closing Date, between the Issuer and Indenture Trustee, as the same may be amended and supplemented from time to time.

“Indenture Default” has the meaning set forth in Section 5.1 of the Indenture.

“Indenture Secured Parties” means the Noteholders.

“Indenture Trustee” means Citibank, N.A., a national banking association, not in its individual capacity but as indenture trustee under the Indenture, or any successor trustee under the Indenture.

“Independent” means, when used with respect to any specified Person, that such Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Administrator and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor upon the Notes, the Administrator or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

“Independent Certificate” means a certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1(b) of the Indenture, made by an independent appraiser or other expert appointed by an Issuer Order, and such opinion or certificate shall state that the signer has read the definition of “Independent” in this Indenture and that the signer is Independent within the meaning thereof.

16	Appendix A - Definitions (2024-A)

“Initial Beneficiary” means VCI, as initial beneficiary under the Origination Trust Agreement and its permitted successors and assigns.

“Initial Class A-1 Note Balance” means $258,000,000.

“Initial Class A-2-A Note Balance” means $289,500,000.

“Initial Class A-2-B Note Balance” means $289,500,000.

“Initial Class A-3 Note Balance” means $579,000,000.

“Initial Class A-4 Note Balance” means $84,000,000.

“Initial Note Balance” means, for any Class, the Initial Class A-1 Note Balance, the Initial Class A-2-A Note Balance, the Initial Class A-2-B Note Balance, the Initial Class A-3 Note Balance or the Initial Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Initial Securitization Value” means $1,744,186,117.32.

“Initial Trust Agreement” means the Trust Agreement, dated as of December 15, 2023, between the Transferor and the Owner Trustee.

“Instituting Noteholders” has the meaning set forth in Section 7.5(a) of the Indenture.

“Insurance Policy” means (a) any comprehensive and collision, fire, theft or other insurance policy maintained by a Lessee in which the Servicer or the Origination Trust is named as loss payee with respect to one or more Transaction Units and (b) any credit life or credit disability insurance maintained by a Lessee in connection with any Transaction Unit.

“Interest Period” means, with respect to any Payment Date, (a) with respect to the Class A-1 Notes and the A-2-B Notes, from and including the Closing Date (in the case of the first Payment Date) or from and including the prior Payment Date to but excluding such Payment Date (for example, for a Payment Date in April, the Interest Period is from and including the Payment Date in March to but excluding the Payment Date in April); and (b) with respect to the Class A-2-A Notes, the Class A-3 Notes and the Class A-4 Notes, from and including the 20th day of the calendar month preceding each Payment Date (or the Closing Date in the case of the first Payment Date) to but excluding the 20th day of the following month.

“Interest Rate” means (a) with respect to the Class A-1 Notes, the Class A-1 Interest Rate, (b) with respect to the Class A-2-A Notes, the Class A-2-A Interest Rate, (c) with respect to the Class A-2-B Notes, the Class A-2-B Interest Rate, (d) with respect to the Class A-3 Notes, the Class A-3 Interest Rate or (e) with respect to the Class A-4 Notes, the Class A-4 Interest Rate.

“Investor” means (a) with respect to any Book-Entry Note, each related Note Owner and (b) with respect to any Definitive Note, each related Noteholder.

17	Appendix A - Definitions (2024-A)

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Issuer” means Volkswagen Auto Lease Trust 2024-A, a Delaware statutory trust established pursuant to the Initial Trust Agreement and continued under the Trust Agreement, until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein, each other obligor on the Notes.

“Issuer Order” and “Issuer Request” means a written order or request of the Issuer signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

“Item 1119 Party” means the Transferor, VCI, the Servicer, the Indenture Trustee, each Underwriter, the Owner Trustee, the UTI Trustee, the SUBI Trustee, the Administrative Trustee, the Delaware Trustee and any other material transaction party identified by the Transferor or VCI to the Indenture Trustee, the Owner Trustee and the Origination Trustees in writing.

“Lease” means a lease of a Vehicle.

“Lessee” means, with respect to each Lease, the lessee thereunder.

“Lien” means, for any asset or property of a Person, a lien, mortgage, pledge, security interest, charge, excise, claim or other encumbrance of any kind in, of or on such asset or property in favor of any other Person, except any Permitted Lien.

“Monthly Remittance Condition” has the meaning set forth in Section 7.3 of the Transaction SUBI Servicing Supplement.

“MSRP” means, with respect to any Vehicle, the Manufacturer’s Suggested Retail Price for such Vehicle.

“MSRP ALG Residual” means, with respect to any Lease and the related Vehicle, the residual value estimate produced by Automotive Lease Guide at the time of origination of the Lease based on the total MSRP of the base vehicle and all VCI authorized options, without making a distinction between the value adding options and non-value adding options.

18	Appendix A - Definitions (2024-A)

“Note” means a Class A-1 Note, Class A-2-A Note, Class A-2-B Note, Class A-3 Note or Class A-4 Note, in each case substantially in the form of Exhibit A to the Indenture.

“Note Balance” means, with respect to any date of determination, for any Class, the Class A-1 Note Balance, the Class A-2-A Note Balance, the Class A-2-B Note Balance, the Class A-3 Note Balance or the Class A-4 Note Balance, as applicable, or with respect to the Notes generally, the sum of the foregoing.

“Note Factor” means, with respect to the Notes or any Class on any Payment Date, the six-digit decimal equivalent of a fraction the numerator of which is the Note Balance of the Notes of such Class on such Payment Date (after giving effect to any payment of principal on such Payment Date) and the denominator of which is the Initial Note Balance.

“Note Owner” means, with respect to a Book-Entry Note, the Person who is the beneficial owner of such Book-Entry Note, as reflected on the books of the Clearing Agency or a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

“Note Register” and “Note Registrar” have the respective meanings set forth in Section 2.4 of the Indenture.

“Noteholder” means, as of any date, the Person in whose name a Note is registered on the Note Register on such date.

“Noteholder Direction” has the meaning set forth in Section 7.5(a) of the Indenture.

“Officer’s Certificate” means a certificate signed by an Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to, the Indenture Trustee.

“Opinion of Counsel” means one or more written opinions of counsel who may, except as otherwise expressly provided in the Indenture or any other applicable Transaction Document, be employees of or counsel to the Issuer, the Servicer, the Transferor or the Administrator, and who shall be satisfactory to the Indenture Trustee, and which opinion or opinions comply with any applicable requirements of the Transaction Documents and are in form and substance reasonably satisfactory to the recipient(s). Opinions of Counsel need address matters of law only and may be based upon stated assumptions as to relevant matters of fact.

“Optional Purchase” has the meaning set forth in Section 9.4 of the Trust Agreement.

“Optional Purchase Price” has the meaning set forth in Section 9.4 of the Trust Agreement.

“Origination Trust” means VW Credit Leasing, Ltd., a Delaware statutory trust formed under the Statutory Trust Act.

“Origination Trust Agreement” means the Trust Agreement, dated as of June 2, 1999, among VCI as Settlor and Initial Beneficiary, Wilmington Trust Company, as Delaware Trustee, and U.S. Bank, as Administrative Trustee and UTI Trustee, as amended, supplemented and modified by the Transaction SUBI Supplement and as the same may be further amended supplemented or modified from time to time.

19	Appendix A - Definitions (2024-A)

“Origination Trust Assets” means, at any time, all assets owned by the Origination Trust at such time.

“Origination Trust Documents” means the Origination Trust Agreement, the Transaction SUBI Supplement, the Servicing Agreement (including the Transaction SUBI Servicing Supplement), the Transaction SUBI Certificate and all amendments or modifications thereto.

“Origination Trustees” means, collectively, the SUBI Trustee, the UTI Trustee, the Administrative Trustee and the Delaware Trustee.

“Other SUBI” means any special unit of beneficial interest in the Origination Trust other than the Transaction SUBI.

“Other SUBI Assets” means the Origination Trust Assets allocated to any SUBI other than the Transaction SUBI.

“Other SUBI Certificate” means a certificate of beneficial ownership representing beneficial ownership of the Origination Trust Assets allocated to any SUBI other than the Transaction SUBI.

“Other SUBI Portfolio” means a portfolio of Origination Trust Assets other than the Transaction SUBI Portfolio.

“Other SUBI Trustee” means the trustee of any Other SUBI appointed under Section 4.2(d) of the Origination Trust Agreement.

“Outstanding” means, as of any date, all Notes (or all Notes of an applicable Class) theretofore authenticated and delivered under this Indenture except:

(a)            Notes (or Notes of an applicable Class) theretofore cancelled by the Note Registrar or delivered to the Note Registrar for cancellation;

(b)            Notes (or Notes of an applicable Class) or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the related Noteholders (provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor, satisfactory to the Indenture Trustee, has been made); and

(c)            Notes (or Notes of an applicable Class) in exchange for or in lieu of other Notes (or Notes of such Class) that have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser;

provided, that in determining whether Noteholders holding the requisite Outstanding Note Amount have given any request, demand, authorization, direction, notice, consent, vote or waiver hereunder or under any Transaction Document, Notes owned by the Issuer, the Transferor, the Servicer (so long as VCI or one of its Affiliates is the servicer), the Administrator or any of their respective Affiliates shall be disregarded and deemed not to be Outstanding (unless all Notes are then owned by the Issuer, the Transferor, the Servicer, the Administrator or any of their respective Affiliates), except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, vote or waiver, only Notes that a Responsible Officer of the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee thereof establishes to the satisfaction of the Indenture Trustee such pledgee’s right so to act with respect to such Notes and that such pledgee is not the Issuer, the Transferor, the Servicer, the Administrator or any of their respective Affiliates.

20	Appendix A - Definitions (2024-A)

“Outstanding Amount” or “Outstanding Note Amount” means the aggregate principal amount of all Notes, or a Class of Notes, as applicable, Outstanding at the date of determination.

“Owner Trustee” means Deutsche Bank Trust Company Delaware, a Delaware banking corporation, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Paying Agent” means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee set forth in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account and the Principal Distribution Account, including the payment of principal of or interest on the Notes on behalf of the Issuer.

“Payment Date” means the 20th day of each calendar month or, if such day is not a Business Day, the next succeeding Business Day, beginning April 22, 2024. As used herein, the “related” Payment Date with respect to a Collection Period shall be deemed to be the Payment Date which immediately follows such Collection Period.

“Payment Date Advance Reimbursement” means, with respect to any Payment Date, an amount equal to the sum of all outstanding Advances made by the Servicer prior to such Payment Date.

“Permitted Investments” means (a) evidences of indebtedness, maturing within 30 days after the date of loan thereof, issued by, or guaranteed by the full faith and credit of, the federal government of the USA, (b) money market funds (i) rated not lower than the highest rating category both from Fitch and the highest rating category from S&P or (ii) which satisfy the Rating Agency Condition or (c) commercial paper issued by any corporation incorporated under the laws of the USA and rated at least “A-1+” (or the equivalent) by S&P and at least “F1+” (or the equivalent) by Fitch.

“Permitted Lien” means (1) with respect to any Unit (a) the interests of the parties under the Transaction Documents; (b) the interests of the Origination Trust and any Lessee as provided in any Lease; (c) any liens thereon for taxes, assessments, levies, fees and other government and similar charges not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (d) any liens of mechanics, suppliers, vendors, materialmen, laborers, employees, repairmen and other like liens arising in the ordinary course of the Servicer’s, the Issuer’s or the Origination Trust’s (or if a Lease is then in effect, any Lessee’s) business securing obligations which are not due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings; (e) liens arising out of any judgment or award against the Transferor or the Origination Trust (or if a Lease is then in effect, any Lessee) with respect to which an appeal or proceeding for review is being taken in good faith and with respect to which there shall have been secured a stay of execution pending such appeal or proceeding for review; and (f) any lien of the Origination Trust noted on the certificate of title of the Vehicle included in such Unit for the sole purpose of causing the certificate of title for such Vehicle to be returned or otherwise delivered to the Transferor, the Servicer or the Origination Trust from the relevant registrar of titles and which does not convey to the Origination Trust any other rights with respect to such Vehicle; and (2) with respect to any SUBI or SUBI Certificate, the type of liens described in subclauses (a), (c) and (e) of the foregoing clause (1).

21	Appendix A - Definitions (2024-A)

“Person” means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

“Postmaturity Term Extension” means, with respect to any Included Unit, that the Servicer has granted an extension of the term of the related Lease, and the Lease term as so extended ends beyond the last day of the Collection Period preceding the Final Scheduled Payment Date for the Class A-4 Notes.

“Predecessor Note” means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; provided, however, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, destroyed, lost or stolen Note shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Note.

“Principal Distribution Account” means the account designated as such, established and maintained pursuant to Section 8.2(c) of the Indenture.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Pull-Ahead Amount” means, with respect to any Included Unit and the related Lease, an amount equal to (a) the sum of (i) any due and unpaid payments under such Lease, plus (ii) the monthly payment amount times the number of monthly payments not yet due with respect to such Lease, minus (b) any unearned rent charges calculated under the scheduled actuarial method under such Lease.

“Rating Agency” means either Fitch or S&P, as the context may require. If neither Fitch nor S&P nor a successor thereto remains in existence, “Rating Agency” shall mean any nationally recognized statistical rating organization or other comparable Person designated by the Transferor, notice of which shall be given to the Indenture Trustee, the Owner Trustee and the Servicer.

22	Appendix A - Definitions (2024-A)

“Rating Agency Condition” means, with respect to any event and each Rating Agency, either (a) written confirmation (which may be in the form of a letter, press release or other publication, or a change in such Rating Agency’s published rating criteria) by such Rating Agency that the occurrence of such event will not cause it to downgrade, qualify or withdraw its rating assigned to the Notes or (b) that such Rating Agency shall have been given notice of such event at least 10 days prior to such event (or, if 10 days’ advance notice is impracticable, as much advance notice as is practicable) and such Rating Agency shall not have issued any written notice that the occurrence of such event will cause it to downgrade, qualify or withdraw its rating assigned to the Notes. Fitch shall be given notice of any applicable event or circumstance in accordance with clause (b) of the preceding sentence. Notwithstanding the foregoing, no Rating Agency has any duty to review any notice given with respect to any event, and it is understood that such Rating Agency may not actually review notices received by it prior to or after the expiration of the 10 day period described in (b) above. Further, each Rating Agency retains the right to downgrade, qualify or withdraw its rating assigned to all or any of the Notes at any time in its sole judgment even if the Rating Agency Condition with respect to an event had been previously satisfied pursuant to clause (a) or (b) above.

“Reallocated Lease” means a Lease for which the related Unit has been reallocated to the UTI Portfolio pursuant to Section 2.3(b) of the SUBI Sale Agreement.

“Record Date” means, unless otherwise specified in any Transaction Document, with respect to any Payment Date or Redemption Date, (a) for any Definitive Notes and for the Certificates, the close of business on the last Business Day of the calendar month immediately preceding the calendar month in which such Payment Date or Redemption Date occurs and (b) for any Book-Entry Notes, the close of business on the Business Day immediately preceding such Payment Date or Redemption Date.

“Records” means, for any Transaction Unit, all contracts, books, records and other documents or information (including computer programs, tapes, disks, software and related property and rights, to the extent legally transferable) relating to such Transaction Unit or the related Lessee.

“Recoveries” means, with respect to any Transaction Unit that has become a Defaulted Unit, all monies collected by the Servicer (from whatever source, including, but not limited to, proceeds of a deficiency balance or insurance proceeds recovered after the charge-off of the related Transaction Unit) on such Defaulted Unit, net of any expenses incurred by the Servicer in connection therewith, Supplemental Servicing Fees and any payments required by law to be remitted to the Lessee.

“Redemption Date” means in the case of a redemption of the Notes pursuant to Section 10.1 of the Indenture, the Payment Date specified by the Administrator or the Issuer pursuant to Section 10.1 of the Indenture.

“Redemption Price” means an amount equal to the unpaid principal amount of the Notes redeemed plus accrued and unpaid interest thereon at the applicable Interest Rate for the Notes being so redeemed, up to but excluding the Redemption Date.

“Reference Time” means, if the Benchmark is not the SOFR Rate, the time determined by the Administrator after giving effect to the Benchmark Replacement Conforming Changes.

23	Appendix A - Definitions (2024-A)

“Registered Holder” means the Person in whose name a Note is registered on the Note Register on the related Record Date.

“Regular Principal Distribution Amount” means, with respect to any Payment Date, an amount not less than zero, equal to the difference between (a) the excess, if any, of (i) the Outstanding Amount of the Notes as of the preceding Payment Date (after giving effect to any principal payments made on the Notes on such preceding Payment Date) over (ii) the Targeted Note Balance minus (b) the First Priority Principal Distribution Amount, if any, with respect to such Payment Date.

“Regulation AB” means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such regulation may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Related Rights” means, with respect to any Vehicle and related Lease, all Origination Trust Assets to the extent such assets are associated with such Unit.

“Relevant Governmental Body” means the Federal Reserve Board and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve Board and/or the FRBNY or any successor thereto.

“Reportable Event” means any event required to be reported on Form 8-K, and in any event, the following:

(a)            entry into a material definitive agreement related to the Issuer, the Notes or the Transaction SUBI Portfolio or an amendment to a Transaction Document, even if the Transferor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(b)            termination of a Transaction Document (other than by expiration of the agreement on its stated termination date or as a result of all parties completing their obligations under such agreement), even if the Transferor is not a party to such agreement (e.g., a servicing agreement with a servicer contemplated by Item 1108(a)(3) of Regulation AB);

(c)            with respect to the Servicer only, the occurrence of a Servicer Replacement Event or an Indenture Default;

(d)            the resignation, removal, replacement or substitution of the Indenture Trustee or the Owner Trustee; and

(e)            with respect to the Indenture Trustee only, a required distribution to Holders of the Notes is not made as of the required Payment Date under the Indenture.

“Reporting Date” means the second Business Day preceding the related Payment Date.

24	Appendix A - Definitions (2024-A)

“Requested Party” has the meaning set forth in Section 11.27 of the Indenture.

“Requesting Party” has the meaning set forth in Section 11.27 of the Indenture.

“Reserve Account” means the account designated as such, established and maintained pursuant to Section 8.2(a) of the Indenture.

“Residual Losses” means, for any Collection Period, an amount (which, for the avoidance of doubt, shall be a positive number in the case of residual losses and a negative number in the case of residual gains) equal to (a) the sum of all residual losses (i.e., the amount by which the Securitization Value of a Transaction Unit exceeds the Sales Proceeds for such Unit) for all Included Units that became Terminated Units during such Collection Period following the scheduled termination of the related Leases minus (b) the sum of all Excess Mileage Charges and Excess Wear and Tear Charges received by the Servicer with respect to Included Units during such Collection Period.

“Responsible Officer” means, (a) with respect to the Indenture Trustee, any officer within the corporate trust department of the Indenture Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Indenture Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who, in each case, shall have direct responsibility for the administration of the Indenture and, (b) with respect to the Owner Trustee and each Origination Trustee, any officer within the Corporate Trust Office of the Owner Trustee or such Origination Trustee, as applicable, including any Vice President, Assistant Vice President, or any other officer customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of the Issuer or the Origination Trust, respectively.

“Review Conditions” means (a) the Delinquency Percentage for any Payment Date exceeds the Delinquency Trigger for that Payment Date and (b) the required percentage of Noteholders or Note Owners, as applicable, have voted to direct an Asset Review of the Subject Leases.

“Review Notice” means the notice delivered by the Indenture Trustee in accordance with Section 7.5(b) of the Indenture to the Asset Representations Reviewer and the Servicer directing the Asset Representations Reviewer to perform an Asset Review.

“Review Report” has the meaning set forth in Section 3.07 of the Asset Representations Review Agreement.

“Review Satisfaction Date” means the date on which the Review Conditions are satisfied.

“S&P” means S&P Global Ratings, or any successor that is a nationally recognized statistical rating organization.

25	Appendix A - Definitions (2024-A)

“Sales Proceeds” means, with respect to any Transaction Vehicle, an amount equal to the aggregate amount of proceeds received by the Servicer from the purchaser in connection with the sale or other disposition of such Transaction Vehicle, net of any and all out-of-pocket costs and expenses incurred by the Servicer in connection with such sale or other disposition, including without limitation, all repossession, auction, painting, repair and any and all other similar liquidation and refurbishment costs and expenses.

“Sarbanes Certification” has the meaning set forth in Section 11.23(b)(iv) of the Indenture.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.

“Section 385 Controlled Partnership” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(1) for a “controlled partnership.”

“Section 385 Expanded Group” has the meaning set forth in Treasury Regulation Section 1.385-1(c)(4) for an “expanded group.”

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Rate” means, with respect to any Included Unit, 10.70%.

“Securitization Value” means, for each Included Unit, (a) as of the Cut-Off Date or any date other than the maturity date of the related Lease, the sum of (i) the present value (discounted at the Securitization Rate) of the aggregate monthly payments remaining on the Lease (including monthly payments due and not yet paid) and (ii) the present value (discounted at the Securitization Rate) of the Base Residual Value of the related Vehicle and (b) as of the maturity date of the related Lease, the Base Residual Value of the related Vehicle; provided, however, that the Securitization Value of a Terminated Unit is equal to zero.

“Servicer” means VCI, initially, and any replacement Servicer appointed pursuant to the Transaction SUBI Servicing Supplement.

“Servicer Certificate” has the meaning set forth in Section 8.3(a) of the Indenture.

“Servicer Replacement Event” means any one or more of the following that shall have occurred and be continuing:

(a)            any failure by the Servicer to deliver or cause to be delivered any required payment to the Indenture Trustee for distribution to the Noteholders, which failure continues unremedied for 10 Business Days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Outstanding Note Amount, voting together as a single Class;

(b)            any failure by the Servicer to duly observe or perform in any material respect any other of its covenants or agreements in the Transaction SUBI Servicing Supplement or the Servicing Agreement, which failure materially and adversely affects the rights of any holder of the Transaction SUBI Certificate or the Noteholders, and which continues unremedied for 90 days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Outstanding Note Amount, voting together as a single Class;

26	Appendix A - Definitions (2024-A)

(c)            any representation or warranty of the Servicer made in the Transaction SUBI Servicing Supplement or the Servicing Agreement, any other Transaction Document to which the Servicer is a party or by which it is bound or any certificate delivered pursuant to the Transaction SUBI Servicing Supplement or the Servicing Agreement proves to be incorrect in any material respect when made, which failure materially and adversely affects the rights of any holder of the Transaction SUBI Certificate or the Noteholders, and such failure continues unremedied for 90 days after discovery thereof by an officer of the Servicer or receipt by the Servicer of written notice thereof from the Indenture Trustee or Noteholders evidencing at least a majority of the Outstanding Note Amount, voting together as a single Class; it being understood that any repurchase of a Unit by VCI pursuant to Section 2.3 of the SUBI Sale Agreement shall be deemed to remedy any incorrect representation or warranty with respect to such Unit; or

(d)            the Servicer suffers a Bankruptcy Event;

provided, however, that a delay in or failure of performance referred to under clauses (a), (b) or (c) above for a period of 120 days will not constitute a Servicer Replacement Event if such delay or failure was caused by force majeure or other similar occurrence.

“Servicing Agreement” means the Amended and Restated Servicing Agreement, dated as of December 21, 2000, between the Origination Trust and VCI, as amended, modified and supplemented by the Transaction SUBI Servicing Supplement, and as the same may be further amended or modified from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB.

“Servicing Fee” means, for any Collection Period, an amount equal to the product of (a) one-twelfth (or, in the case of the first Payment Date, one-sixth), (b) 1.00% and (c) the aggregate Securitization Value at the beginning of such Collection Period (or, in the case of the first Payment Date, at the Cut-Off Date) of all Included Units for such Collection Period.

“Settlor” means VCI, as settlor under the Origination Trust Agreement.

“Similar Law” has the meaning set forth in Section 2.4 of the Indenture.

“Special Purpose Entity” means any special purpose corporation, partnership, limited partnership, trust, business trust, limited liability company or other entity created for one or more Financings.

“SOFR Adjustment Conforming Changes” means, with respect to any SOFR Rate, any technical, administrative or operational changes (including changes to the Interest Period, timing and frequency of determining rates and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Administrator decides, from time to time, may be appropriate to adjust such SOFR Rate in a manner substantially consistent with or conforming to market practice (or, if the Administrator decides that adoption of any portion of such market practice is not administratively feasible or if the Administrator determines that no market practice exists, in such other manner as the Administrator determines is reasonably necessary).

27	Appendix A - Definitions (2024-A)

“SOFR Adjustment Date” means the second U.S. Government Securities Business Day before the first day of such Interest Period.

“SOFR Determination Time” means 3:00 p.m. (New York time) on the U.S. Government Securities Business Day, at which time Compounded SOFR is published on the FRBNY’s Website.

“SOFR Rate” means the rate that will be obtained by the Indenture Trustee and notified to the Administrator for each Interest Period on the SOFR Adjustment Date as of the SOFR Determination Time (or, if the Benchmark is not the SOFR Rate, the Reference Time) and, unless the Administrator has made a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, shall mean, with respect to the Class A-2-B Notes as of any SOFR Adjustment Date, a rate equal to Compounded SOFR; provided, that, the Administrator will have the right, in its sole discretion, to make any applicable SOFR Adjustment Conforming Changes.

“Stated Residual Value” means, for any Unit, the stated residual value of the related Vehicle established at the time of origination of the related Lease (or if subsequently revised in connection with an extension of a Lease, in accordance with Customary Servicing Practices).

“Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as the same may be amended from time to time.

“SUBI” means a special unit of beneficial interest in the Origination Trust.

“SUBI Assets” means a separate portfolio of Origination Trust Assets allocated to a SUBI.

“SUBI Certificate” means any trust certificate representing any SUBI.

“SUBI Portfolio” means any portfolio of Origination Trust Assets allocated to the Transaction SUBI or any Other SUBI.

“SUBI Sale Agreement” means the SUBI Sale Agreement, dated as of the Closing Date, between VCI and the Transferor, as the same may be amended or modified from time to time.

“SUBI Transfer Agreement” means the SUBI Transfer Agreement, dated as of the Closing Date, between the Transferor and the Issuer, as amended or supplemented from time to time.

“SUBI Trustee” means U.S. Bank, as SUBI Trustee under the Transaction SUBI Supplement.

“Subject Leases” means, for any Asset Review, all 60-Day Delinquent Leases as of the related Review Satisfaction Date; provided, however, that any Lease that is repurchased by VCI and reallocated to the UTI or is paid off after such date will no longer be a Subject Lease.

28	Appendix A - Definitions (2024-A)

“Supplemental Servicing Fees” means any and all (a) late fees, (b) extension fees, (c) prepayment charges, (d) early termination fees or any other fees paid to the Servicer in connection with the termination of any Lease (other than monthly lease payments and Excess Wear and Tear Charges and Excess Mileage Charges), (e) non-sufficient funds charges and (f) any and all other administrative fees or similar charges allowed by applicable law received by or on behalf of the Servicer, the Transferor, the Issuer or the Origination Trust with respect to any Unit.

“Targeted Note Balance” means, for each Payment Date, the excess, if any, of (x) the aggregate Securitization Value as of the last day of the Collection Period preceding such Payment Date over (y) the Targeted Overcollateralization Amount.

“Targeted Overcollateralization Amount” means, for each Payment Date, $270,348,848.18, which is 15.50% of the aggregate Securitization Value of all Included Units as of the Cut-Off Date.

“Targeted Reserve Account Balance” means $4,360,465.29 representing approximately 0.25% of the aggregate Securitization Value of the Transaction SUBI Assets as of the Cut-Off Date.

“Tax Information” means information and/or properly completed and signed tax certifications sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax, imposed on payments to the provider, and to allow the recipient to comply with any reporting or other obligations under any applicable tax law, including but not limited to Internal Revenue Service Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY, as applicable, and any required supporting documentation.

“Taxes” means all taxes, charges, fees, levies or other assessments (including income, gross receipts, profits, withholding, excise, property, sales, use, license, occupation and franchise taxes and including any related interest, penalties or other additions) imposed by any jurisdiction or taxing authority (whether foreign or domestic).

“Terminated Unit” means an Included Unit for which any of the following has occurred during a Collection Period:

(a)            the related Vehicle was sold or otherwise disposed of by the Servicer following (i) such Unit becoming a Defaulted Unit or (ii) the scheduled or early termination (including any early termination by the related Lessee) of the related Lease;

(b)            such Unit became a Defaulted Unit or the related Lease terminated or expired more than 90 days prior to the end of such Collection Period and the related Vehicle was not sold; or

(c)            the Servicer’s records, in accordance with Customary Servicing Practices, disclose that all insurance proceeds expected to be received have been received by the Servicer following a Casualty or other loss with respect to the related Vehicle.

“Test Fail” has the meaning set forth in the Asset Representations Review Agreement.

29	Appendix A - Definitions (2024-A)

“TIA” or “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended and as in force on the date hereof, unless otherwise specifically provided.

“Transaction Documents” means the Indenture, the Notes, the Depository Agreement, the Transaction SUBI Servicing Supplement, the Transaction SUBI Supplement, the Servicing Agreement (to the extent that it deals solely with the Transaction SUBI and the Transaction SUBI Portfolio), the Origination Trust Agreement (to the extent that it deals solely with the Transaction SUBI and the Transaction SUBI Portfolio), the SUBI Sale Agreement, the SUBI Transfer Agreement, the Administration Agreement, the Trust Agreement, the Asset Representations Review Agreement and all other documents, instruments and agreements executed or furnished on the Closing Date in connection herewith and therewith, as the same may be amended or modified from time to time.

“Transaction Lease” means, for any Transaction Vehicle, the Lease for such Transaction Vehicle.

“Transaction SUBI” means that special unit of beneficial interest of the Origination Trust created by the Transaction SUBI Supplement to which Transaction Units are allocated.

“Transaction SUBI Assets” means the Origination Trust Assets allocated to the Transaction SUBI.

“Transaction SUBI Certificate” means the certificate of beneficial ownership, representing beneficial ownership of the Origination Trust Assets comprising the Transaction SUBI Portfolio, issued pursuant to the Transaction SUBI Supplement.

“Transaction SUBI Portfolio” means the Origination Trust Assets that are from time to time identified and allocated to the Transaction SUBI in accordance with the terms of the Origination Trust Documents.

“Transaction SUBI Servicing Supplement” means the Transaction SUBI Supplement 2024-A to Servicing Agreement, dated as of the Closing Date, among the Origination Trust, the SUBI Trustee and the Servicer, as the same may be amended or modified from time to time.

“Transaction SUBI Supplement” means the Transaction SUBI Supplement 2024-A to Origination Trust Agreement, dated as of the Closing Date, between VCI, as Settlor and Initial Beneficiary, U.S. Bank, as Administrative Trustee, UTI Trustee and SUBI Trustee, and the Delaware Trustee, as the same may be amended or modified from time to time.

“Transaction Unit” means a Unit that has been allocated to the Transaction SUBI Portfolio, the entire beneficial ownership interest in which is represented by the Transaction SUBI Certificate.

“Transaction Vehicle” means, at any time, a Vehicle then identified and allocated to the Transaction SUBI.

“Transferor” means Volkswagen Auto Lease/Loan Underwritten Funding, LLC, a Delaware limited liability company.

30	Appendix A - Definitions (2024-A)

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code from time to time.

“Trust Agreement” means the Amended and Restated Trust Agreement, dated as of the Closing Date, between the Transferor and the Owner Trustee, as the same may be amended and supplemented from time to time.

“Trust Estate” means all money, accounts, chattel paper, general intangibles, goods, instruments, investment property and other property of the Issuer, including (i) the Transaction SUBI Certificate (transferred pursuant to the SUBI Transfer Agreement), evidencing a 100% beneficial interest in the Transaction SUBI and the Included Units, including the right to payments thereunder after the Cut-Off Date, (ii) the Transaction SUBI, (iii) the rights of the Issuer to the funds on deposit from time to time in the Accounts and any other account or accounts established pursuant to the Indenture and all cash, investment property and other property from time to time credited thereto and all proceeds thereof (including investment earnings, net of losses and investment expenses, on amounts on deposit therein), (iv) the rights of the Transferor, as buyer, under the SUBI Sale Agreement, (v) the rights of the Issuer, as buyer, under the SUBI Transfer Agreement, (vi) the rights of the Issuer, as a third-party beneficiary, under the Transaction SUBI Servicing Supplement, (vii) the rights of the Issuer, as a third-party beneficiary, under the Servicing Agreement, (viii) the rights of the Issuer, as a third-party beneficiary, under the Transaction SUBI Supplement, (ix) the rights of the Issuer, as a third-party beneficiary, under the Origination Trust Agreement and (x) all proceeds of the foregoing.

“U.S. Government Securities Business Day” means any day except for a Saturday, a Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

“UCC” means, unless the context otherwise requires, the Uniform Commercial Code as in effect in the relevant jurisdiction, as amended from time to time.

“UETA” means the Uniform Electronic Transmissions Act.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwriters” mean the several underwriters set forth on Schedule I of the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of March 19, 2024, among the Transferor, VCI and J.P. Morgan Securities LLC, on behalf of itself and as representative of the Underwriters.

“Unit” means a Vehicle, the related Lease and the Related Rights associated therewith.

“United States” or “USA” or “U.S.” means the United States of America (including all states, the District of Columbia and political subdivisions thereof).

31	Appendix A - Definitions (2024-A)

“Updated ALG Residual” means, with respect to any Lease and the related Vehicle, an estimate of the expected residual value of such Vehicle at the related Maturity Date calculated by using a residual value estimate produced by the Automotive Lease Guide in the January/February 2024 edition as the “mark-to-market” value (assuming that the vehicle is in “average” condition rather than “clean” condition) based on the MSRP of the base vehicle and all VCI authorized options, without making a distinction between the value adding options and non-value adding options.

“U.S. Bank” means U.S. Bank Trust Company, National Association, a national banking association, as successor in interest to U.S. Bank National Association, with a corporate trust office in Chicago, Illinois.

“UTI” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

“UTI Asset” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

“UTI Certificate” has the meaning specified in Section 4.1(a) of the Origination Trust Agreement.

“UTI Portfolio” means the portfolio consisting of all Origination Trust Assets not allocated to a SUBI Portfolio.

“UTI Trustee” means U.S. Bank, as UTI Trustee under the Origination Trust Agreement.

“VCI” means VW Credit, Inc., a Delaware corporation, and its successors and assigns.

“Vehicle” means an automobile, sport utility vehicle, van, luxury vehicle, mid-range vehicle, economy vehicle, minivan or light general purpose truck, together with any and all non-severable appliances, parts, instruments, accessories, furnishings, other equipment, accessions, additions, improvements, substitutions and replacements from time to time in or to such vehicle.

“Verification Documents” means, with respect to any Note Owner, a certification from such Note Owner certifying that such Person is in fact, a Note Owner, as well as additional documentation reasonably satisfactory to the Indenture Trustee, such as a trade confirmation, account statement, letter from a broker or dealer or other similar document.

“Volkswagen AG” means Volkswagen Aktiengesellschaft or its successor in interest.

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms. Unless otherwise inconsistent with the terms of this Indenture, all accounting terms used herein shall be interpreted, and all accounting determinations hereunder shall be made, in accordance with GAAP. Amounts to be calculated hereunder shall be continuously recalculated at the time any information relevant to such calculation changes.

32	Appendix A - Definitions (2024-A)